As filed with the Securities and Exchange Commission on January 12, 1999
                                              Registration Statement No. 333-[ ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                       VersaTel Telecom International N.V.
             (Exact name of Registrant as specified in its charter)
                       VersaTel Telecom International N.V.
                 (Translation of Registrant's name into English)

     The Netherlands                       4813                       None
(State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
   of incorporation or               Classification Code         Identification
      organization)                       Number)                    Number)

                             ----------------------
                                 Paalbergweg 36
                           1105 BV Amsterdam-Zuidoost
                                 The Netherlands
                                (31 20) 430 4300
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                             ----------------------
                              CT Corporation System
                                  1633 Broadway
                               New York, NY 10019
                                 (212) 664-1666
    (Address, including zip code, and telephone number, including area code, of agent for process)

                             ----------------------
                                 with copies to
   David J. Beveridge                                   John D. Morrison
  Shearman & Sterling                                  Shearman & Sterling
    199 Bishopsgate                                   599 Lexington Avenue
London, England EC2M 3TY                               New York, NY  10022
   (44 171) 920-9000                                      (212) 848-4000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|



===================================================================================================================================

       Title of each class of             Amount to be         Proposed maximum            Proposed maximum             Amount of
     Securities to be Registered          Registered       offering price per note    aggregate offering price     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
13 1/4% Senior Notes due 2008......      $150,000,000              100%                    $150,000,000               $41,700
===================================================================================================================================

         This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION DATED __________, 1999

                                     [Logo]


                               OFFER TO EXCHANGE
                            any and all outstanding
                         13 1/4% Senior Notes due 2008
             ($150,000,000 aggregate principal amount outstanding)
                                      for
                         13 1/4% Senior Notes due 2008
                                       of


                      VERSATEL TELECOM INTERNATIONAL N.V.


                            TERMS OF EXCHANGE OFFER

         -  Expires 5:00 p.m., New York City time,        ,1999, unless extended

         - Not subject to any other condition other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission

         - All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged

         -  Tenders of Outstanding Notes may be withdrawn any time prior to
            5.00 p.m., New York City time, on the date of the expiration of the Exchange Offer

         - The exchange of Notes will not be a taxable exchange for U.S. federal income tax purposes

         -  We will not receive any proceeds from the Exchange Offer

         - The terms of the Exchange Notes to be issued are substantially similar to the Outstanding Notes, except for transfer restrictions and registration rights relating to the Outstanding Notes

         -  We intend to list the Exchange Notes on the Luxembourg Stock
            Exchange

                                ---------------

         See "Risk Factors" beginning on page 17 for a discussion of certain matters that should be considered by prospective investors.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be distributed in the exchange offer, nor have any of these organizations determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------


               The date of this Prospectus is ____________, 1999.

         The Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         No dealer, salesperson or other individual has been authorized to give any information or make any representation not contained in this Prospectus in connection with the offering covered by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus, nor any distribution of securities made hereunder shall under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

         The securities may not be offered or sold in or into the United Kingdom except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act 1986 must be complied with in respect of anything done in relation to securities in, from or otherwise involving the United Kingdom.

         The securities may not be offered, transferred or sold, as part of their initial distribution or at any time thereafter, to any individual or legal entity established, domiciled or resident in The Netherlands. The Company confirms that any announcement of an offer of the securities, as part of their initial distribution, any advertisement relating to such offer and any such offer itself will comply with all applicable securities laws in the countries in which the securities are offered. A statement to that effect will be submitted to the Dutch securities authorities ("Stichting Toezicht Effecten Verkeer") before the securities are offered. This statement will also be mentioned in all offers and offer documents.

         We confirm, having made all reasonable inquiries, that this prospectus contains all information which is material in the context of the exchange of the Notes, that the information contained herein is true and accurate in all material respects and is not misleading in any material respect, that the opinions and intentions expressed herein are honestly held and that there are no other facts the omission of which would make any of such information or the expression of any such opinions or intentions misleading in any material respect. The Company accepts responsibility accordingly.

                                     SUMMARY

         This Summary may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes, before making an investment decision. Unless the context otherwise requires, the terms the "Company," "VersaTel," "our company" and "we" refer to VersaTel Telecom International N.V. and its subsidiaries as a combined entity, except where it is made clear that such term means only the parent company. You should carefully consider the information set forth under the heading "Risk Factors." In addition certain statements include forward-looking statements which involve risks and uncertainties. See "Disclosure Regarding Forward-Looking Statements." Certain terms used in our business are explained in the "Glossary" at the end of this Prospectus.


                               The Exchange Offer

         We completed on December 3, 1998 a private offering of units consisting of $150,000,000 13 1/4% Senior Notes (the "Outstanding Notes") and 150,000 warrants to purchase a total of 1,000,050 Class B Shares. On the same day, we entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete this exchange offer within 180 days of the issuance of the Outstanding Notes. You cannot tender the warrants issued as part of the private offering of units for exchange. You should read the discussion under the heading "Summary Description of the Exchange Notes" and "Description of the Exchange Notes" for further information regarding the registered notes.

         We believe that the notes issued in this Exchange Offer (the "Exchange Notes" and, together with the Outstanding Notes, the "Notes") may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, subject to certain conditions. You should read the discussion under the headings "Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and resale of the Notes.


                                   The Company

         We are a rapidly growing alternative telecommunications service provider based in Amsterdam, The Netherlands. Our objective is to become the leading alternative provider of facilities-based national and international telecommunications services in the Benelux region. We currently provide high quality, competitively priced, international and national long distance telecommunications services in The Netherlands and Belgium, primarily to small- and medium-sized businesses, and wholesale telecommunications services to other carriers. With the acquisition of CS Net B.V. in November 1998, we will also be able to offer our business customers certain internet and intranet services.

         At present, the Benelux market is dominated by the former monopoly telecommunications carriers, KPN Telecom in The Netherlands, Belgacom in Belgium, and P&T Luxembourg in Luxembourg. The Benelux region has several characteristics which we believe make the Benelux region an excellent market for an alternative telecommunications provider, including:

         o        One of the world's highest population densities;

         o        A relatively high per capita GDP;

         o        A center of European trade and transport; and

         o        A relatively large and growing telecommunications market.

         We believe we can capitalize on this opportunity by capturing a portion of the incremental growth of the market and by winning market share from the dominant incumbent service providers.

Network Plan

         We are building a network infrastructure which is designed to connect all major business and population centers in the Benelux region and to provide local access in high density business areas as well as international connectivity to Germany, France and the United Kingdom (the "VersaTel Network" or the "Network").

         The VersaTel Network will consist of three integrated elements:

         o Benelux Overlay Network. We are constructing an overlay network that will connect the major commercial centers in the Benelux region (the "Benelux Overlay Network"). The initial phase of the Benelux Overlay Network will be a fiber-optic ring connecting Amsterdam and Brussels via The Hague, Rotterdam and Antwerp (the "Netherlands Randstad Stage").

         o Local Access Network. We plan to establish local access infrastructure in areas with high business concentrations (the "Local Access Network") along the Benelux Overlay Network beginning in 1999. The Local Access Network will connect business customers directly to the VersaTel Network.

         o International Network. We intend to build or acquire additional direct fiber-optic links connecting the Benelux Overlay Network to interconnection points in Germany, France and the United Kingdom (the "International Network"). We reached an agreement in October 1998 with TelNetWork Holding B.V., known as Global Crossing, whereby we will obtain dark fiber from Amsterdam to London and from the Belgian-French border to Paris and in return will provide Global Crossing with cable ready ducts from the Dutch coast near Amsterdam to the Belgian-French border.

Business Strategy

         Our objective is to become the leading alternative provider of facilities-based national and international telecommunications services in the Benelux region. The principal elements of our strategy are to:

         o Target the Roll-Out of Our Network. We plan to deploy the Benelux Overlay Network in the major business and population centers first, pass as many business as economically feasible and commence deployment of the Local Access Network as segments of the Benelux Overlay Network are completed.

         o Expand Our Customer Base. We intend to leverage the growth of our Network, our product and service offerings and our sales and marketing capabilities to expand our customer base.

         o Increase Product and Service Offerings. We intend to provide new products and services in order to attract additional customers, enhance customer loyalty and increase the utilization of our Network by existing customers.

         o Focus on Superior Customer Service. We strive to maintain a competitive advantage over our competitors in our target market through the provision of superior customer service.

         o Expand our Facilities Based Wholesale Services. As we deploy our Network we expect to service other telecommunications service providers with excess network capacity, as well as swap dark fiber, conduits and rights-of-way as a means of accelerating the deployment of our Network.

Regulatory and Competitive Environment

         The European telecommunications market has historically been dominated by monopoly PTTs. With a series of directives, the European Commission ("EC") has been instrumental in opening the telecommunications market to competition.
As part of the liberalization of the telecommunications market, PTTs must now offer cost-oriented interconnection agreements to alternative service providers. In addition, the EC has mandated carrier selection, carrier pre-selection and number portability. We have and will continue to maintain a proactive approach to regulatory issues on both a national and European level. We believe that this approach will help ensure compliance by the PTTs with EC directives, allow us to take advantage of regulatory opportunities and help us influence a regulatory framework that fosters a competitive environment. Liberalization has resulted in increased competition from new market entrants, reduced long distance tariffs and increased traffic volumes as well as the emergence of new service offerings and enhanced product and price awareness.

Management

         VersaTel was founded by R. Gary Mesch, the Company's Managing Director. Mr. Mesch has substantial experience in telecommunications in the United States, where he founded NovaNet Communications, Inc. ("NovaNet"), a regional carrier in Colorado, which was acquired by ICG Communications in 1994, and in Europe, where he acted as a strategic adviser to several large telecommunications carriers. VersaTel's management team also includes W. Greg Mesch, Chief Operations
Officer, brother of R. Gary Mesch. W. Greg Mesch was the Chief Operations Officer of Esat Telecom Limited, the predecessor of Esat Telecom Group plc, a facilities-based long distance and wireless carrier in Ireland, from 1993 to 1996.

Recent Developments

         o Recent Offerings. In May 1998, we completed a private offering of units consisting of $225,000,000 13 1/4% Senior Notes due 2008 and warrants to purchase 1,500,000 Class B Shares of the Company (the "First Offering"). On December 4, 1998, we completed a public exchange offer pursuant to which all notes issued in the First Offering were exchanged for notes registered with the Securities and Exchange Commission. We completed on December 3, 1998 a private offering of units consisting of $150,000,000 13 1/4% Senior Notes due 2008 and warrants to purchase 1,000,050 Class B Shares of the Company (the "Second Offering"). The Outstanding Notes issued as part of the Second Offering can now be tendered for exchange.

         o Changes to Legal and Capital Structure. On October 15, 1998, we converted our legal structure from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) ("B.V.") to a company with limited liability (naamloze vennootschap) ("N.V."), and changed our name from VersaTel Telecom B.V. to VersaTel Telecom International N.V.

              In December 1998, we transferred substantially all of our assets and liabilities (except the Notes and the notes issued in the First Offering) to our subsidiaries. As a result of the transfer, we are a holding company with no material assets, other than the stock of our subsidiaries. Prior to the First Offering, we completed a four part recapitalization resulting in a share capital increase from NLG 7.0 million to NLG 50.1 million.

         o Business Developments. After obtaining a license to operate facilities and provide telecommunications services in Belgium in the third quarter of 1998, we commenced operations in Belgium and installed a Nortel DMS 100 switch in Antwerp.

              We recently completed 140 kilometers of the Benelux Overlay Network and continue to construct an additional 100 kilometers. These portions of our Network are not yet operational. The fiber swap agreement with Global Crossing provides us with additional dark fiber on the route from Amsterdam to London and from the Belgian-French border to Paris.

              In May 1998, we acquired a 55% interest in Bizztel Telematica B.V., a small, regional switchless reseller with over 400 small- and medium-sized business customers in The Netherlands and in August 1998, we acquired the remaining 45% of equity of Bizztel
              Telematica B.V. In November 1998, we acquired CS Net B.V., a provider of internet and intranet services to business customers.

                   Summary of the Terms of the Exchange Offer

         This Exchange Offer (the "Exchange Offer") relates to the exchange of up to $150,000,000 aggregate principal amount of Outstanding Notes for an equal aggregate principal amount of Exchange Notes. The Exchange Notes will be our obligations and are entitled to the benefits of the indenture relating to the Outstanding Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act of 1933, and therefore are not subject to restrictions on transfer and not entitled to the benefits of the registration rights granted under the registration rights agreement, executed as a part of the Second Offering, dated December 3, 1998 among VersaTel and the initial purchasers.

Registration Rights.................. On  December  3, 1998,  we and the initial purchasers agreed that you, as a holder of the Outstanding Notes, would be entitled to exchange your Notes for registered Notes with substantially identical terms. This Exchange Offer is intended to satisfy these rights. After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Notes.

The Exchange Offer................... We  are   offering  to   exchange   $1,000
                                      principal  amount of 13 1/4% Senior  Notes
                                      due 2008 which have been registered  under
                                      the Securities Act of 1933 for each $1,000
                                      principal  amount  of our 13  1/4%  Senior
                                      Notes due 2008  which  were  issued in the
                                      Second Offering. In order to be exchanged,
                                      an  Outstanding   Note  must  be  properly
                                      tendered  and  accepted.  All  Outstanding
                                      Notes that are validly tendered and not validly withdrawn will be exchanged.

                                      As of this date, there are $150 million in
                                      aggregate   principal   amount   of  Notes
                                      outstanding.

                                      We  will  issue  registered  Notes  on  or
                                      promptly   after  the  expiration  of  the
                                      Exchange Offer.

Resale of the Exchange
  Notes.............................. Based on an interpretation by the staff of the Securities and Exchange Commission set
                                      forth in no-action letters issued to third
                                      parties, including "Exxon Capital Holdings
                                      Corporation"  (available  May  13,  1988),
                                      "Morgan   Stanley   &  Co.   Incorporated"
                                      (available   June  5,  1991),   "Mary  Kay
                                      Cosmetics,  Inc." (available June 5, 1991)
                                      and "Warnaco, Inc." (available October 11,
                                      1991), we believe that the notes issued in
                                      the  exchange  offer  may be  offered  for
                                      resale,  resold and otherwise  transferred
                                      by  you   without   compliance   with  the
                                      registration   and   prospectus   delivery
                                      provisions of the Securities Act of 1933 provided that:

                                      o    you are acquiring the Notes issued in
                                           the  Exchange  Offer in the  ordinary
                                           course of business;

                                      o    you  are  not  participating,  do not
                                           intend  to  participate,  and have no
                                           arrangement or understanding with any
                                           person   to   participate,   in   the
                                           distribution  of the Notes  issued to
                                           you in the Exchange Offer;

                                      o    you  are  not  a  broker-dealer   who
                                           purchased  such   Outstanding   Notes
                                           directly from us for resale  pursuant
                                           to Rule 144A or any  other  available
                                           exemption under the Securities Act of
                                           1933; and

                                      o    you are not an "affiliate" of ours.

                                      If  our  belief  is  inaccurate   and  you
                                      transfer  any  Note  issued  to you in the
                                      Exchange   Offer   without   delivering  a
                                      prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from registration of your Notes from such requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify you against such liability, but we do not believe that any such liability should exist.

                                      Each    broker-dealer    that  is   issued
                                      Notes in the  Exchange  Offer  for its own
                                      account in  exchange  for Notes which were
                                      acquired by such broker-dealer as a result
                                      of    market-making   or   other   trading
                                      activities,  must acknowledge that it will
                                      deliver   a    prospectus    meeting   the
                                      requirements  of  the  Securities  Act  of
                                      1933, in connection with any resale of the
                                      Notes  issued in the Exchange  Offer.  The
                                      letter of  transmittal  states  that by so
                                      acknowledging    and   by   delivering   a
                                      prospectus, such broker-dealer will not be
                                      deemed   to   admit    that   it   is   an
                                      "underwriter"  within  the  meaning of the
                                      Securities  Act of 1933.  A  broker-dealer
                                      may use  this  prospectus  for an offer to
                                      resell,  resale or other retransfer of the
                                      Notes issued to it in the Exchange  Offer.
                                      We have agreed  that,  for a period of 180
                                      days after the date of this prospectus, we
                                      will   make   this   prospectus   and  any
                                      amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the Outstanding Notes is an affiliate (as such term is defined in Rule 405 of the Securities Act of 1933) of VersaTel.

Expiration of Exchange
  Offer.............................. The  Exchange  Offer  will  expire at 5:00
                                      p.m.,  New York City time, on  __________,
                                      1999, unless we decide to extend the expiration date.

Accrued Interest on the
  Exchange Notes and the
  Outstanding Notes.................. The Exchange Notes will bear interest from
                                      December 3, 1998.  Holders of  Outstanding
                                      Notes   whose  Notes  are   accepted   for
                                      exchange will be deemed to have waived the
                                      right to receive any payment in respect of
                                      interest on such Outstanding Notes accrued
                                      from  December  3, 1998 to the date of the
                                      issuance    of   the    Exchange    Notes.
                                      Consequently,  holders who exchange  their
                                      Outstanding  Notes for Exchange Notes will
                                      receive the same  interest  payment on May
                                      15, 1999 (the first interest  payment date
                                      with respect to the Outstanding  Notes and
                                      the  Exchange  Notes) that they would have
                                      received   had  they  not   accepted   the
                                      Exchange Offer.

Termination of the Exchange
  Offer.............................. We may terminate the Exchange  Offer if we determine that our ability to proceed with
                                      the  Exchange  Offer  could be  materially
                                      impaired due to any legal or  governmental
                                      action,   new   law,   statute,   rule  or
                                      regulation  or any  interpretation  of the
                                      staff  of  the   Securities  and  Exchange
                                      Commission of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. Holders of Outstanding Notes will have certain rights against our company under the registration rights agreement executed as part of the offering of the Outstanding Notes should we fail to consummate the Exchange Offer.

Procedures for Tendering
  Outstanding Notes.................. If you are a holder of a Note and you wish to tender your Note for exchange pursuant to the Exchange Offer, you must transmit to The Bank of New York, as exchange agent, on or prior to the expiration date:

                                              either

                                      o    a   properly   completed   and   duly
                                           executed letter of transmittal, which
                                           accompanies  this  prospectus,  or  a
                                           facsimile    of   the    letter    of
                                           transmittal,   including   all  other
                                           documents  required  by the letter of
                                           transmittal, to the exchange agent at
                                           the  address  set  forth on the cover
                                           page of the letter of transmittal; or

                                      o    a     computer-generated      message
                                           transmitted    by   means   of    the
                                           Automated Tender Offer Program system
                                           of   The  Depository   Trust  Company
                                           ("DTC") and  received by the exchange
                                           agent   and   forming  a  part  of  a
                                           confirmation  of book entry  transfer
                                           in which you acknowledge and agree to
                                           be  bound by the  terms of the letter
                                           of transmittal.

                                              and, either

                                      o    a timely  confirmation  of book-entry
                                           transfer  of your  outstanding  notes
                                           into the exchange  agent's account at
                                           DTC pursuant  to  the  procedure  for
                                           book-entry   transfers  described  in
                                           this  prospectus  under  the  heading
                                           "The Exchange  Offer -- Procedure for
                                           Tendering,"  must be  received by the
                                           exchange  agent  on or  prior  to the
                                           expiration date; or

                                      o    the    documents     necessary    for
                                           compliance    with   the   guaranteed
                                           delivery procedures described below.

                                      By  executing  the letter of  transmittal,
                                      each  holder  will  represent  to us that,
                                      among  other  things,  (1) the Notes to be
                                      issued  in the  Exchange  Offer  are being
                                      obtained   in  the   ordinary   course  of
                                      business  of  the  person  receiving  such
                                      Exchange  Notes whether or not such person
                                      is the holder,  (2) neither the holder nor
                                      any such other  person has an  arrangement
                                      or   understanding   with  any  person  to
                                      participate  in the  distribution  or such
                                      Exchange  Notes and (3) neither the holder
                                      nor   any   such   other   person   is  an
                                      "affiliate," as defined in Rule 405 under the Securities Act of 1933, of VersaTel.

Special Procedures for Beneficial
  Owners............................. If  you   are  a   beneficial   owner   of
                                      registered  Notes that are  registered  in
                                      the name of a broker,  dealer,  commercial
                                      bank,  trust  company or other nominee and
                                      you  wish  to  tender  such  Notes  in the
                                      Exchange   Offer,   you  should   promptly
                                      contact  such  person  in whose  name your
                                      Notes are  registered  and  instruct  such
                                      person to tender on your  behalf.  If you,
                                      as such beneficial holder,  wish to tender
                                      on your  own  behalf  you  must,  prior to
                                      completing  and  executing  the  letter of
                                      transmittal     and    delivering     your
                                      Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery
  Procedures......................... If you wish to tender  your Notes and time will not permit your required documents to
                                      reach the exchange agent by the expiration
                                      date,  or  the  procedure  for  book-entry
                                      transfer  cannot be  completed  on time or
                                      certificates  for registered  notes cannot
                                      be delivered on time,  you may tender your
                                      Notes pursuant to the procedures described
                                      in this prospectus  under the heading "The
                                      Exchange  Offer  --  Guaranteed   Delivery
                                      Procedures."

Withdrawal Rights.................... You may  withdraw the tender of your Notes at any time prior to 5:00  p.m.,  New York
                                      City time,  on , 1999,  the  business  day
                                      prior to the expiration date,  unless your
                                      Notes   were   previously   accepted   for
                                      exchange.

Acceptance of Outstanding
  Notes and Delivery of Exchange
  Notes.............................. Subject   to   certain    conditions   (as
                                      summarized  above in  "Termination  of the
                                      Exchange  Offer" and described  more fully
                                      under   the   "The   Exchange   Offer   --
                                      Termination"), we will accept for exchange
                                      any and all  Outstanding  Notes  which are
                                      properly  tendered in the  Exchange  Offer
                                      prior to 5:00 p.m., New York City time, on
                                      the  expiration  date.  The Exchange Notes
                                      issued pursuant to the Exchange Offer will
                                      be  delivered   promptly   following   the
                                      expiration date.

Certain U.S. Federal Income Tax
  Consequences....................... The  exchange of the Notes will  generally not  be  a  taxable  exchange  for  United
                                      States federal income tax purposes. We believe you will not recognize any taxable gain or loss or any interest income as a result of such exchange.

Use of Proceeds...................... We will not receive any proceeds  from the issuance of Notes pursuant to the Exchange
                                      Offer. We will pay all expenses incident to the Exchange Offer.

Exchange Agent....................... United States Trust Company of New York is
                                      serving as exchange agent in connection with the Exchange Offer. The exchange agent can be reached at Corporate Trust Administration, 770 Broadway, 13th Floor, New York, NY 10003. For more information with respect to the Exchange Offer, the telephone number for the exchange agent is
                                      (800)  548-6565 and the  facsimile  number
                                      for the exchange agent is (212) 780-0592.

                    Summary Description of the Exchange Notes

Issuer............................... VersaTel Telecom International N.V.

Notes Offered........................ $150,000,000 aggregate principal amount of
                                      13 1/4 Senior Notes due 2008.

Maturity Date........................ May 15, 2008.

Interest Payments Dates.............. May  15  and  November  15 of  each  year, commencing May 15, 1999.

Ranking.............................. The  Notes  will  be   general   unsecured
                                      (except  to  the  extent  described  under
                                      "Escrow  Account"  below)  obligations and
                                      will rank  senior in right of  payment  to
                                      any of our future indebtedness that is, by
                                      its terms or by the terms of the agreement
                                      or instrument governing such indebtedness,
                                      expressly subordinated in right of payment
                                      to the Notes and equal in right of payment
                                      to all of our existing  and future  senior
                                      indebtedness,  including  the notes issued
                                      in the First  Offering.  At September  30,
                                      1998,  after  giving  effect to the Second
                                      Offering,  we would have had approximately
                                      $368.0 million of senior indebtedness.  We
                                      transferred in December 1998 substantially
                                      all of our assets and  liabilities  (other
                                      than the Notes and the notes issued in the
                                      First   Offering)   to   certain   of  our
                                      subsidiaries.   After  such  transfer,  we
                                      became  a  holding  company  with  limited
                                      assets and  operate our  business  through
                                      our  subsidiaries.  Any right of VersaTel,
                                      as a holding  company,  and its creditors,
                                      including   holders  of  the   Notes,   to
                                      participate  in the  assets  of any of our
                                      subsidiaries   upon  any   liquidation  or
                                      administration  of such subsidiary will be
                                      subject   to  the  prior   claims  of  the
                                      creditors of such  subsidiary.  The claims
                                      of our creditors,  are subordinated to all
                                      existing     and    future     third-party
                                      indebtedness and liabilities, including trade payables, of our subsidiaries. At September 30, 1998, after giving effect to the transfer of substantially all of our assets and liabilities (other than the Notes and the notes issued in the First Offering) to certain of our subsidiaries, our subsidiaries would have had total liabilities of $24.9 million reflected on our balance sheet.

Escrow Account....................... Concurrently  with the  completion  of the
                                      Second Offering, we purchased, pledged and
                                      transferred   to  the  trustee  under  the
                                      indenture governing the Notes,   for  your
                                      benefit,  U.S.  Government  Securities  in
                                      such  amounts as will be  sufficient  upon
                                      scheduled  interest and principal payments
                                      of  such  securities  to  provide  for the
                                      payment   in  full  of  the   first   five
                                      scheduled  interest  payments on the Notes
                                      (excluding any additional  amounts and any
                                      liquidated damages). We used approximately
                                      $46.5 million to acquire these  government
                                      securities.  We pledged  these  government
                                      securities   to  the   trustee   for  your
                                      benefit,  as  holders  of  the  Notes  and
                                      deposited them into an escrow account held
                                      by an escrow  agent for the benefit of the
                                      trustee  and you, as holders of the Notes,
                                      in accordance with an escrow agreement. We
                                      may use the funds in the escrow account to
                                      pay interest payments on the Notes to you.
                                      If  the   maturity   date  of  the   Notes
                                      accelerates,  under  the escrow agreement,
                                      the amount remaining in the escrow account
                                      will  be  paid  to  the  trustee,  who can
                                      use  the  remaining   amount  to  pay  any
                                      amounts owing on the Notes as provided in the indenture governing the Notes. Before such disbursement, any uninvested funds contained in the escrow account will be invested in cash equivalents.

Optional Redemption.................. We may redeem  the  Notes,  in whole or in part, at any time on or after May 15, 2003
                                      at the redemption prices set forth in this
                                      prospectus,   plus   accrued   and  unpaid
                                      interest,  additional amounts, if any, and
                                      liquidated   damages,   if  any,   to  the
                                      redemption  date.  We may also  redeem the
                                      Notes, at our option, in whole, but not in
                                      part,  at any time at a  redemption  price
                                      equal to the aggregate principal amount of
                                      the Notes being  redeemed,  together  with
                                      accrued and unpaid interest and liquidated
                                      damages,  if any, to the  redemption  date
                                      and all  additional  amounts  then due and
                                      which  will  become due as a result of the
                                      redemption  or  otherwise  in the event of
                                      certain  changes   affecting   Netherlands
                                      withholding taxes. See "Description of the Exchange Notes -- Optional Redemption."

                                      Before November 15, 2001, we may redeem up
                                      to 35% of the aggregate  principal  amount
                                      of the Notes  with the net  proceeds  of a
                                      public equity offering at a price equal to
                                      113 1/4% of the aggregate principal amount
                                      of the Notes  redeemed  plus  accrued  and
                                      unpaid interest,  additional  amounts,  if
                                      any,  and  liquidated   damages,  if  any,
                                      provided   that  at   least   65%  of  the
                                      aggregate  principal  amount  of the Notes
                                      originally   issued  remains   outstanding
                                      immediately   after  such  redemption  and
                                      provided that we give notice of such redemption within 30 days of the closing of any such public equity offering. See "Description of the Exchange Notes -- Optional Redemption."

Change of Control.................... Upon  certain  change of  control  events, each holder of the Notes may require us to repurchase all or a portion of its Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, thereon to the date of repurchase, plus additional amounts, if any, and liquidated damages, if any to the date of repurchase. See "Description of the Exchange Notes -- Certain Definitions" for the definition of a change of control.

Withholding Taxes;
  Additional Amounts................. Unless  required by law,  all our payments in  respect  of the  Notes  will  be  made
                                      without withholding or deduction for or on
                                      account of any taxes  imposed by or within
                                      any relevant taxing jurisdiction.  Subject
                                      to certain exceptions and limitations,  we
                                      will be  required  to pay  any  additional
                                      amounts as may be  necessary in order that
                                      the net amounts  received by you after any
                                      withholding or deduction in respect of any
                                      such taxes required by law shall equal the
                                      respective   amounts  of   principal   and
                                      interest  that would have been received in
                                      respect  of the  Notes in the  absence  of
                                      such   withholding   or   deduction.   See
                                      "Description  of  the  Exchange  Notes  --
                                      Withholding Taxes."

Certain Covenants.................... The indenture governing the Notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

                                      o    incur certain additional
                                           indebtedness,

                                      o    pay dividends on, redeem or
                                           repurchase our capital stock,

                                      o    make certain investments,

                                      o    issue or sell capital stock of
                                           certain of our subsidiaries,

                                      o    engage in transactions with
                                           affiliates,

                                      o    create certain liens,

                                      o    sell assets,

                                      o    guarantee indebtedness,

                                      o    restrict dividend or other payments
                                           to us, and

                                      o    consolidate, merge or transfer all or
                                           substantially  all our assets and the
                                           assets  of  our   subsidiaries  on  a
                                           consolidated basis.

                                      These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Exchange Notes" in this prospectus.

Exchange Offer; Registration
  Rights............................. Under the  registration  rights  agreement executed as part of the Second Offering, we have agreed to:

                                      o    file a registration  statement within
                                           90 days  after the issue  date of the
                                           Notes    enabling    noteholders   to
                                           exchange the  privately  placed notes
                                           for  publicly  registered  notes with
                                           substantially identical terms,

                                      o    use our best  efforts  to  cause  the
                                           registration   statement   to  become
                                           effective  within  150 days after the
                                           issue date of the Notes,

                                      o    consummate  the exchange offer within
                                           30  days  after  the  Securities  and
                                           Exchange   Commission   declares  the
                                           registration statement effective, and

                                      o    use our best  efforts to file a shelf
                                           registration statement for the resale
                                           of the Notes if we cannot complete an
                                           Exchange   Offer   within   the  time
                                           periods  listed  above and in certain
                                           other circumstances.

                                      The  interest   rate  on  the  Notes  will
                                      increase if we do not comply with our obligations under the registration rights agreement. See "The Exchange Offer."

Trustee, Escrow Agent
  and Paying Agent................... United States Trust Company of New York.

Listing.............................. We  expect  the Notes to be  eligible  for trading in the PORTAL market. We intend to apply to list the Exchange Notes on the Luxembourg Stock Exchange.

                       Consequences of Failure to Exchange

         Untendered Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Outstanding Notes will continue to be subject to the following restrictions on transfer: (1) Outstanding Notes may be resold only if registered pursuant to the Securities Act of 1933, if an exemption from registration is available under the Securities Act of 1933, or if neither such registration nor an exemption is required by law, (2) Outstanding Notes shall bear a legend restricting transfer in the absence of registration or an exemption from registration and (3) a holder of Outstanding Notes who desires to sell or otherwise dispose of all or any part of its Outstanding Notes under an exemption from registration under the Securities Act of 1933, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that such an exemption is available. See "Risk Factors -- Consequences of Failure to Exchange."

                                  Risk Factors

         For a discussion of certain factors that should be considered carefully in connection with an investment in the Exchange Notes, see "Risk Factors" beginning on page 20.

                        Summary Financial and Other Data

         The summary financial data for VersaTel, presented below, as of and for the three fiscal years ended December 31, 1995, 1996 and 1997 have been derived from the financial statements of VersaTel, which have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and have been audited by Arthur Andersen, independent public accountants (together with the notes thereto, the "Audited Financial Statements"). The summary financial data as of and for the nine months ended September 30, 1997 and 1998 have been derived from the unaudited financial statements of VersaTel, which have been prepared in accordance with U.S. GAAP and on a basis which management believes is consistent with that of the Audited Financial Statements (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The unaudited financial data for the nine months ended September 30, 1997 and 1998 include all normal and recurring adjustments necessary for the fair presentation of the results of operations and financial condition of the Company for such periods. You should read the data below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations" and the Financial Statements included elsewhere in this Prospectus.


                                               Fiscal Year Ended December 31,            Nine Months Ended September 30,
                                         --------------------------------------------   ----------------------------------
                                         1995(1)      1996              1997              1997              1998
                                         -------     ------    ----------------------   ----------   ---------------------
                                            NLG         NLG         NLG        $(2)         NLG        NLG        $(2)
                                                              (In thousands, except per share data)
Statement of Operations Data:
Revenue...............................    52         6,428       18,896      10,051      14,263      25,880      13,766
Operating expenses:
   Cost of revenue excl. depreciation
     and amortization.................   117         4,954       17,405      9,258       11,170      21,120      11,234
   Selling, general and administrative   538         5,485       17,527      9,323       10,929      30,002      15,958
   Depreciation and amortization......    11           453        3,237      1,722        1,238       4,914       2,614
                                       ------      ---------   --------    --------    --------    --------    --------
     Total operating expenses.........   666        10,892       38,169     20,303       23,337      56,036      29,806
                                       ------      ---------   ---------   ---------   ---------   ---------   ---------
Loss from operations..................  (614)       (4,464)     (19,273)   (10,252)      (9,074)    (30,156)    (16,040)
Interest expense (income), net........     1           269          534        284          330      14,962       7,959
Currency loss (gain)..................    --            --           53         28         --        (4,747)     (2,525)
                                       -------     ---------   ----------  ----------  ---------   ---------   ---------
Net loss..............................  (615)       (4,733)     (19,860)    (10,564)     (9,404)    (40,371)    (21,474)
                                       =======     =========   ==========  ==========  =========   ==========  ==========
Net loss per share (Basic and Diluted) (0.18)        (0.95)       (2.20)      (1.17)      (1.06)      (2.65)      (1.41)
Weighted average number of shares
   outstanding........................ 3,327         5,004        9,042       9,042       8,910      15,248      15,248
Cash Flow Data:
Net cash provided by (used in) operating
  activities..........................  (715)       (1,718)       5,766       3,067         832    (179,473)    (95,464)
Net cash used in investing activities.  (234)       (2,569)     (14,516)     (7,721)     (5,238)    (24,076)    (12,806)
Net cash provided by financing
  activities.......................... 1,109         8,571        5,807       3,089       1,874     441,851     235,027

                                                              As of December 31,                    As of September 30,
                                                1995          1996                1997                     1998
                                             -----------  ------------  -------------------------  ----------------------
                                                 NLG           NLG           NLG         $(2)         NLG        $(2)
                                                                            (In thousands)
Balance Sheet Data:
Cash and restricted cash....................    160          4,443         1,495           795      395,166     210,195
Working capital (excluding cash and
  restricted cash)..........................    436         (2,704)      (24,774)      (13,178)     (36,515)    (19,423)
Capitalized finance cost....................     --             --            --            --       19,333      10,284
Property, plant and equipment, net..........    224          2,340        13,619         7,244       23,161      12,320
Construction in progress....................     --             --            --            --       10,407       5,536
Goodwill....................................     --             --            --            --        1,478         786
Total assets................................    820          8,160        19,331        10,282      459,880     244,617
Total long-term obligations (including
  current portion)..........................    614          4,185         8,491         4,516      423,022     225,012
Total shareholders' equity (deficit)........   (120)           146       (18,214)       (9,688)      (9,510)     (5,059)


                                                                            Three Months Ended
                                                     ------------------------------------------------------------------
                                                      June 30,   Sept. 30,   Dec. 31,   March 31,  June 30,   Sept. 30,
                                                        1997       1997        1997       1998       1998       1998
                                                     ---------- ----------  ---------  ---------  ---------  ----------
Operating Data:
Number of billable minutes (thousands)(3) ..........   5,769     6,230       7,127      12,432     26,863     34,021
Average revenue per billable minute (NLG) ..........    0.87      0.85        0.65        0.51       0.35       0.30
Total customers-- business (at period end) .........   1,152     1,463       2,014       2,619      3,810      5,022
Total customers-- residential (at period end) ......    --        --           230         617      1,054      1,436

                                                                                             Nine Months Ended
                                                   Fiscal Year Ended December 31,              September 30,
                                             ----------------------------------------  -----------------------------
                                               1995     1996              1997           1997            1998
                                             -------- --------   --------------------  --------  -------------------
                                                NLG      NLG        NLG        $(2)      NLG       NLG        $(2)
                                                                  (In thousands, except ratio)
Other Financial Data:
EBITDA(4) ..................................   (603)   (4,011)   (16,036)    (8,530)   (7,836)   (25,242)   (13,426)
Capital expenditures .......................    213     2,569     14,516      7,721     5,238     24,076     12,806
Ratio of earnings to fixed charges(5)  .....     --        --         --         --        --         --         --
Deficiency of Earnings plus fixed charges to
  cover fixed charges(6) ...................   (614)   (4,464)   (19,326)   (10,280)   (9,075)   (25,408)   (13,515)


----------

(1) The summary financial data for fiscal year 1995 reflects the financial results of the Company for the period from October 10, 1995, the date of incorporation, through December 31, 1995.

(2) Solely for the convenience of the reader, Dutch guilder amounts have been translated into U.S. dollars at the Noon Buying Rate on September 30, 1998 of NLG 1.88 per $1.00.

(3) Billable minutes are those minutes during which a call is connected to the VersaTel switch and for which the Company bills a customer.

(4) EBITDA consists of earnings (loss) before interest expense, income taxes, depreciation, amortization and foreign exchange gain (loss). EBITDA is included because management believes it is a useful indicator of a company's ability to incur and service debt. EBITDA should not be considered as a substitute for operating earnings, net income, cash flow or other statements of operations or cash flow data computed in accordance with U.S. GAAP or as a measure of the Company's results of operations or liquidity. Funds depicted by this measure may not be available for management's discretionary use (due to covenant restrictions, debt service payments, the expansion of the VersaTel Network, and other commitments). Because all companies do not calculate EBITDA identically, the presentation of EBITDA contained herein may not be comparable to other similarly entitled measures of other companies.

(5) The ratio of earnings to fixed  charges is calculated by dividing (i) income
    (loss) from continuing operations before income taxes ("Earnings") plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense. Earnings plus fixed charges were insufficient to cover fixed charges by NLG 0.6 million in 1995, NLG 4.5 million in 1996, NLG 19.3 million in 1997, NLG 9.1 million for the nine months ended September 30, 1997 and NLG 25.4 million for the nine months ended September 30, 1998.

(6) The deficiency of earnings plus fixed charges to cover fixed charges is calculated by adding (i) income (loss) from continuing operations before income taxes plus (ii) fixed charges. Fixed charges consist of interest expense.

                             SERVICE OF PROCESS AND
                       ENFORCEABILITY OF CIVIL LIABILITIES

         VersaTel is incorporated under the laws of The Netherlands and substantially all of its assets are located outside the United States. In addition, most of VersaTel's Management Board, Supervisory Board and executive officers are not residents of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against such persons or VersaTel judgments of United States courts based upon civil liabilities under the United States federal securities laws. The United States and The Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, so United States judgments are not directly enforceable in The Netherlands. However, a final judgment for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantive re-examination or relitigation on the merits of the subject matter thereof; provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of The Netherlands. Notwithstanding the foregoing, there can be no assurance that United States investors will be able to enforce against the Company, or executive officers or members of the Management or Supervisory Boards, or certain experts named herein who are residents of The Netherlands or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. VersaTel has been advised by its Netherlands counsel, Stibbe Simont Monahan Duhot, that there is doubt as to whether a Netherlands court would impose civil liability on VersaTel, or on its executive officers or the members of the Management or Supervisory Boards, in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in The Netherlands against the Company or such members.

         VersaTel is organized under the laws of The Netherlands and its executive offices are located at Paalbergweg 36, 1105 BV Amsterdam-Zuidoost, The Netherlands, and its telephone number is +31-20-430-4300.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us, including, among other things:

              o Our anticipated expansion plans for the VersaTel Network and growth strategies,
              o Our expectation of the impact of this expansion on our revenue potential, cost basis and margins,
              o    Our expectation of the competitiveness of our services,
              o    Our intention to introduce new products and services,
              o Anticipated trends and conditions in our industry, including regulatory reform and the liberalization of telecommunications services across Europe, and
              o    Our ability to compete, both nationally and internationally.

         In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this Prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                             ----------------------

                           PRESENTATION OF INFORMATION

         We publish our financial statements in Dutch guilders. In this prospectus, references to "U.S. dollars" or "$" are to United States dollars, references to "Dutch guilders" or "NLG" are to the currency of The Netherlands and references to "Belgian francs" or "BEF" are to the currency of Belgium. Solely for the convenience of the reader, this Prospectus contains translations of certain Dutch guilder amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the Dutch guilder amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate. Unless otherwise indicated, the translations of Dutch guilders into U.S. dollars have been made at NLG 1.88 per $1.00, the noon buying rate in the City of New York for cable transfers in Dutch guilders as certified for customs purposes by the Federal Reserve Bank of New York ("Noon Buying Rate") on September 30, 1998. See "Exchange Rate Information" for historical information regarding the Noon Buying Rate. On January 8, 1999, the Noon Buying Rate was NLG 1.91 per $1.00. See "Risk Factors -- Risks Associated with Exchange Rate Fluctuations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the effects of exchange rate fluctuations on the Company. For information regarding recent rates of exchange between Dutch guilders and U.S. dollars, see "Exchange Rate Information." This prospectus contains translations of certain Belgian franc amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the Belgian francs amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate. Unless otherwise indicated, the translation of Belgian francs into U.S. dollars has been made at BEF 34.48 per $1.00, the noon buying rate in the City of New York for cable transfers in Belgian francs as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1998.

                                  RISK FACTORS

         Prospective   participants   in  the  Exchange  Offer  should  consider
carefully the following factors in evaluating the Company and its business in addition to the other information contained in this prospectus.

Substantial Indebtedness

         We have substantial indebtedness. After giving effect to the Second Offering we would have had, as of September 30, 1998 (on a pro forma basis), outstanding debt of approximately NLG 691.9 million, our stockholders' equity would have been approximately NLG (7.6) million and our assets would have been approximately NLG 721.1 million. We may, subject to limits imposed by our debt obligations, continue to incur substantial additional debt, as the indentures governing the Notes and the notes issued in the First Offering do not limit the amount of indebtedness that we may incur to finance the cost of the development of our Network. We expect that much of such further debt will likely be secured against our assets. Therefore, if we enter into bankruptcy, liquidation or similar proceedings, those assets that have been used as collateral may be seized by our creditors and therefore may not be available to repay you. See "Selected Financial and Other Data", the Financial Statements included elsewhere in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and "Description of the Exchange Notes."

         Our high level of indebtedness and the limits imposed by our debt obligations could have the following effects:

         o we may have difficulty in paying the interest on our outstanding debt and any newly incurred debt;

         o we may have difficulty finding sources of financing for working capital and capital expenditure requirements and to assist paying the interest on our outstanding debt;

         o we will not be able to use a significant portion of our cash flow in our business or to react to industry or economic changes, because of the portion of cash flow directed to paying interest and principal on our debt; and

         o we may not be able to react as quickly to changes in our business as our competitors who have less debt and financial restrictions, which may put us at a disadvantage and make us more vulnerable to adverse changes in economic conditions.

         Although we have entered into an escrow agreement pursuant to which we have agreed to deposit with the escrow agent pledged securities in such amount as will be sufficient to cover the first five scheduled interest payments on the Notes, the ability to deal freely with the funds in the escrow account following an event of default under the indenture governing the Notes may be limited by applicable bankruptcy, insolvency, liquidation, or other similar legislation or legal principles. See "Description of the Exchange Notes -- Escrow Account."

Continuing Operating Losses

         For the nine months ended September 30, 1998, we had a loss from operating activities of NLG 30.2 million and negative EBITDA of NLG 25.2 million. For the year ended December 31, 1997, we had a loss from operating activities of NLG 19.3 million and negative EBITDA of NLG 16.0 million and for the year ended December 31, 1996 we had a loss from operating activities of NLG
4.5 million and negative EBITDA of NLG 4.0 million. In addition, we had an accumulated deficit of NLG 65.6 million and NLG 25.2 million as of September 30, 1998 and December 31, 1997, respectively. Although we have experienced revenue growth since we commenced operations in 1995, there can be no assurance we will continue to grow. As we continue to incur more costs resulting from expanding and developing our Network, we expect to continue to incur significant further operating losses for the foreseeable future as we incur additional costs in our build out of the Network, the expansion of our marketing and sales force and the introduction of new telecommunication services and products. You should also be aware that the prices of telecommunications services have fallen in Europe in recent years, and as competition increases, we expect that prices will continue to decline. As the cost of providing services decreases and the number of our customers increase, we expect these price reductions to be at least partially offset, but you should be aware that we can not be certain that we will achieve or, if achieved, be able to maintain operating profits in the future.

Debt Service Obligations

         After giving pro forma effect to the recapitalization, the First Offering and the Second Offering, our interest expense for the year ended December 31, 1997 would have been NLG 93.4 million. Accordingly, we will need to increase substantially our net cash flow in order to meet our debt service obligations, including our obligations with respect to the Notes and the notes issued in the First Offering. There is no certainty that we will be able to generate sufficient cash flows from operating activities to pay our interest and principal repayment obligations on our outstanding debt. Our ability to improve our operating performance and financial results will depend not only on our ability to successfully implement our business plan, but also upon economic, financial, competitive, regulatory and other factors beyond our control, including, fluctuations in exchange rates and general economic conditions in the Benelux region. There can be no assurance that we will generate sufficient positive cash flow from operating activities in the future to service our debt and to allow us to make necessary capital expenditures. If we are unable to meet the repayment obligations, we may have to refinance our debt, sell our assets or obtain new financing. If we cannot refinance our debt or otherwise satisfy these obligations we could be in default under these obligations which could result in other debt (including the Exchange Notes), becoming immediately due and payable with extra interest. See "-- Considerable Capital Required to Expand the Network" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Adverse Consequences to Holders of Notes as a Result of a Holding Company Structure; Structural Subordination of the Notes

         In December 1998, we transferred substantially all of our assets and liabilities (except the Notes and the notes issued in the First Offering) to our subsidiaries. After the transfer we became a holding company with no material assets, other than the stock of our subsidiaries. Our subsidiaries will now conduct substantially all of our operations and directly own substantially all of our assets. You should be aware that our subsidiaries have no obligation or contingent or otherwise, to pay any amount pursuant to the Notes or to make any funds available for such payment. Therefore, our operating cash flow and ability to meet our debt obligations, including your Notes, will depend on the cash flow provided by our subsidiaries in the form of loans, dividends or other payments to us as shareholder. The ability of our subsidiaries to make payments to us (in any form) will depend on their earnings, tax considerations and legal restrictions. Although the indenture governing the Notes will limit the ability of our subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications. See "Description of the Exchange Notes -- Certain Covenants -- Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries." In the event of insolvency, liquidation, dissolution or reorganization of any of our subsidiaries, the creditors of each subsidiary would be entitled to payment in full from such subsidiary's assets. After paying their own creditors, our subsidiaries may not have any remaining assets for distribution to us as shareholder and, consequently, there may not be any assets available for payment to you as noteholders. The Notes, therefore, are effectively subordinated to the obligations of our subsidiaries.

Considerable Capital Required to Expand the Network

         We will require significant amounts of capital to develop and expand our Network, which also includes expanding our sales and marketing efforts and our product and service offerings. We expect that the capital raised from the First Offering and the Second Offering and the recapitalization in the first half of 1998 together with other available financings and cash flow from operations will be sufficient for our anticipated capital requirements and anticipated losses until December 1999.

         However, if these sources are not sufficient or if our plans or assumptions change or prove to be incorrect we may have to seek other sources of financing (such as lines of credit with commercial banks or vendors or additional public financings), we may have to delay or abandon some of our development and expansion plans or we may have to seek additional financing earlier than anticipated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." We may not be able to obtain additional financing or, if we can, on a timely basis or on terms favorable to us. Our current debt obligations also restrict our ability to raise additional financing and how we may use any such additional financing. In addition, such additional financing is likely to be subject to additional financial restrictions.

If we are unable to acquire additional capital on acceptable terms, our business and our ability to pay interest and principal on the Notes may be seriously adversely affected.

Significant Challenges in Expanding the Network

         Our future success is dependent upon our ability to build and maintain our own telecommunications network. Our success will depend specifically on our ability to obtain and maintain:

              o    experienced and qualified management and staff;

              o    additional switch sites;

              o    interconnection with PTTs' and other carriers' networks;

              o    the necessary licenses;

              o    additional    transmission    facilities    (either   through
                   construction or access to an existing facility); and

              o the necessary easements and rights-of-way from property owners, competitors and various levels of government.

         We are not certain that our current cost estimates are correct or that we will meet our current development schedule relating to construction of the Network. Recently, we experienced a delay in obtaining rights-of-way on approximately 60 kilometers of public property due to the uncertainty expressed by some local governments as to the implications of the new telecommunications act which was recently adopted by the Netherlands parliament. Although these rights-of-way have now been obtained, these delays prevented us from completing the Netherlands Randstad Stage within the time originally anticipated. In addition, the successful implementation of our construction and expansion strategy will be subject to a variety of other risks, including operating and technical problems, regulatory uncertainties, delays in the full implementation of the EC directives regarding telecommunications liberalization, competition, the availability of capital and the risk of damage to software and hardware resulting from adverse weather conditions, fire, power loss, natural disasters and other causes. Any significant increase in costs or any further delay in the schedule could have a negative effect on our financial condition and our ability to make payments on the Notes and our other obligations. Even if the Network is successfully developed, we may not be able to operate it efficiently.

         We have entered into agreements for the design and construction of key components of our Network. However, we have not entered into definitive agreements relating to the development and construction of significant other portions of the Network and we cannot guarantee that we will enter into these agreements or, further, if we enter into these agreements, that the construction will be completed efficiently. Further, our Network depends on technology and products we obtain from vendors that also supply our competitors. Such vendors might stop supplying us and we might not be able to find suitable replacements.

         The development of our Network will be based on projections of the growth in traffic volumes and routing preferences and the most cost-effective means of constructing our Network. If these projections are incorrect, it could have a material adverse effect on our business. See "Business -- Network."

Difficulties in Upgrading and Protecting our Network

         The success of our Network will also be dependent on our continued ability to provide high quality telecommunications services through upgrading our systems and our ability to protect our network from external damage. As we grow, the timing and implementation of our upgrades will become more important. We cannot guarantee that the quality and availability of our services will not be disrupted because of our inability to make timely or error-free upgrades to our network. Also, our Network may be subject to external damage, in particular from contruction work, but also from events such as floods and car accidents, that can disrupt service.

We have established design and management techniques to address any disruptions that may occur; however, any prolonged difficulty in accessing our Network may threaten our relationship with our customers and have an adverse impact on our business.

Our Limited History and Experience

         We were founded in October 1995 and, as a result, we have limited experience as an operating company and we have generated only limited revenues. We have recently entered the Belgian market and intend to enter the Luxembourg market. In both of these markets, we have limited or no operating experience and services have previously been provided primarily by the national PTTs. Accordingly, our prospects must be considered in light of the risks, expenses and delays inherent in establishing operations in a market with long established competitors and other more recent entrants to the market.

Risks Associated with a Rapidly Changing Industry; Technology

         The  European  telecommunication  industry is changing  rapidly due to, among other factors, liberalization, privatization of PTTs, technology improvements, expansion of telecommunications infrastructure and the globalization of the world's economies and trade. Such changes may happen at any time and can significantly affect our operations. There can be no assurance that one or more of these factors will not occur as we expect or will not have unforeseen effects which could have a material adverse effect on us. There can also be no assurance, even if these factors turn out as anticipated, that our strategy will be successful in this rapidly evolving market.

         The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new products and services, and increased availability of transmission capacity, as well as the increasing utilization of the internet for voice and data transmission. Our success will depend substantially on our ability to predict which of the many possible current and future networks, products and services will be important to finance, establish and maintain. In particular, as we further expand and develop our Network, we will become increasingly exposed to the risks associated with the relative effectiveness of our technology and equipment. The cost of implementation of emerging and future technologies could be significant, and there can be no assurances that we will select appropriate technology and equipment or that we will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect our ability to provide competitive products and service, and the viability of our operations and could have a material adverse impact on our business. See "-- Difficulties in Upgrading and Protecting our Network."

Dependence on Key Personnel in a Competitive Environment

         Our success depends on the continued employment of our managing director and other key personnel. Several of our key employees have been with our company for only a short period of time. All of our executive officers work on a full-time basis for us. You should also be aware that we do not have any "key person" insurance. At December 31, 1998, approximately 9% of our full-time employees, including one member of our key management and technical personnel, were working pursuant to consultancy agreements, which are terminable by the consultant at will. This issue is important to us in light of the intense competition for qualified personnel in the telecommunications industry in Europe and the limited availability of qualified individuals. Our financial condition and ability to pay interest and principal on the notes depends upon a successful business plan being implemented by qualified personnel. The loss of key personnel could adversely affect our business.

Risks Associated with Managing Growth

         Our growth strategy has and will continue to place a significant strain on our management resources. Our ability to manage this growth will require us to substantially enhance our management, financial and information systems and to effectively develop and train our employee base. Management is currently in the process of addressing certain potential weaknesses in our systems of internal controls that have been identified by our auditors. In this respect, management has revised its financial, collection of data and call billing procedures. Managing our growth will become even more challenging as we increase our target markets and our product and service offerings. Our business could be materially adversely affected if we are unable to implement or effectively manage our growth strategy.

Dependence on our Competitors

         We do not own any of the telecommunications transmission infrastructure that we presently use. We use the telecommunications transmission infrastructure of other carriers in the Benelux region and we depend on interconnection agreements with these carriers to connect our customers to our own network. Most of the carriers with whom we maintain infrastructure and interconnection agreements are our competitors. Our profitability depends on

(a) our ability to maintain agreements that provide access to the facilities of our competitors (who may try to limit our access) and (b) our ability to maintain access to these facilities on a timely basis and at attractive rates. Our dependence on third parties to provide our customers with access to our network makes us susceptible to price fluctuations, service disruptions and cancellations that are outside of our control and historically have and could result in the loss of some customers. For example, in October 1998, we experienced two temporary disruptions as a result of a malfunction of KPN Telecom's software which led to customers temporarily having to switch off our network. We believe that we lost a limited number of customers due to those service disruptions. See "-- Competing Against Dominant Market Participants," "-- Risks Associated with Changes in Regulatory Environment" and "Business -- Regulation."

Risks Associated with the Year 2000

         The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Because of this programming convention, software, hardware or firmware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including among others, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         We are undertaking a comprehensive program to address the Year 2000 issue with respect to the following:

              o    Our information technology systems;

              o    The  telephony   switching   network   (including   equipment
                   installed at customers' premises);

              o Our non-information technology systems (including buildings, plant, equipment, and other infrastructure systems that may contain embedded micro controller technology);

              o The systems of our major vendors (insofar as they relate to our business); and

              o    Our customers.

         This program involves four "Steps": (1) a wide ranging assessment of Year 2000 problems that might affect us; (2) the development and implementation of remedies to address discovered problems; (3) the testing of our systems; and
(4) an analysis of our worst case scenario. We expect to complete Steps 1 and 2 of this program by the first quarter of 1999 and Steps 3 and 4 by the end of the second quarter of 1999.

         We believe that the worst effect of the Year 2000 issue would be the inability of customers to complete calls. Nortel, the manufacturer of our switches, has informed us that it believes our switches to be Year 2000 compliant. We will be approaching Nortel for guarantees regarding this compliance.

         Our new billing system, which will be introduced in the third quarter of 1999, has been certified to be Year 2000 compliant . Even if it were to fail, we believe that bills could still be distributed by modifying the timestamp on the call detail record. The ability of our customer care team to supply quality service would be seriously affected if our OSS systems failed. We are asking for certificates of Year 2000 compliance from these manufacturers. Our ability to collect direct debit payments depends upon financial institutions' computer systems. We are seeking assurances of Year 2000 compliance from the financial institutions we use.

         No assurance can be given that we will be successful in obtaining valid assurances, certificates or guarantees, that the Year 2000 issue will not have an adverse effect on us, that any effects could be resolved or that we would be reimbursed for any additional expenditure under any of the assurances, certificates or guarantees that we expect to obtain or otherwise. We expect to incur specific Year 2000 charges that are estimated to be less than NLG 2 million, the majority of which will be incurred during 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Competing Against Dominant Market Participants

         The European telecommunications industry is a very competitive market that is subject both to the continued dominance of PTTs and to the arrival of other new entrants.

         PTTs have significant competitive advantages over non-PTT market participants which include:

              o    cost advantages as a result of economies of scale;

              o    greater market presence and network coverage;

              o    greater  brand  name   recognition,   customer   loyalty  and
                   goodwill;

              o control over domestic transmission lines and control over the access to these lines by other participants; and

              o close ties to national regulatory authorities which may be reluctant to adopt policies that would adversely affect their competitive position.

         Our policy in this competitive environment has been to price our products and services at a discount to the PTTs, and to offer high quality customer service and products and services. However, the prices of long distance calls in most of our markets have decreased substantially and our larger competitors have been able to use their larger financial resources to create severe price competition. We believe that prices will continue to decrease for the forseeable future and that PTTs and other providers will continue to improve their product offerings, increasing these competitive pressures.

         Our competition in the Benelux region also comes from new market entrants including Telfort B.V., RSL Communications Ltd., Viatel, Inc., Telenet N.V., EnerTel N.V., Telegroup, Inc. and Mobistar. Further, we believe that as a result of the introduction of the euro, there will be a greater transparency in prices in our market which may lead to further price competition. Sustained price competition could have a material adverse effect on our business.
See "Business -- Competition."

Risks Associated with Exchange Rate Fluctuations

         The principal and interest due on the notes is payable in U.S. dollars. However, our revenues will largely be in Dutch guilders, Belgian francs and increasingly in euros. Therefore, our ability to pay the interest and principal due will also be dependent on future exchange rates.

         A significant amount of the proceeds obtained from the First Offering and the Second Offering has been retained in U.S. dollars. The costs and expenses relating to the construction of our Network and the development of our sales and marketing resources will largely be in Dutch guilders, Belgian francs and increasingly in euros. Therefore, the construction of our network and the development of our sales and marketing resources will also be subject to currency exchange rate fluctuations as we exchange the proceeds from the First Offering and the Second Offering to pay our construction costs. In addition we denominate our financial reports in Dutch guilders while maintaining significant U.S. dollar denominated assets and liabilities, and so our reported results of operations may be significantly affected by exchange rate movements. In addition, we will become subject to greater foreign exchange fluctuations as we expand into markets outside the Netherlands and begin to receive revenues denominated in currencies other than Dutch guilders, although the introduction of the euro will largely eliminate these risks as all three Benelux countries have adopted the euro as their legal currency.

Risks Associated with Acquisitions, Investments and Strategic Alliances

         As part of our business strategy, we may enter into strategic alliances with, or make investments in, companies in business areas that are complementary to our current operations. Any such future strategic alliances, acquisitions or investments would involve risks. Our strategy presents risks inherent in assessing the value, strengths and weaknesses of acquisition and investment opportunities, and in integrating and managing newly-acquired operations and improving their operating efficiency. In addition, such acquisitions and investments could divert the resources and management time of the Company. There can be no assurance that any desired strategic alliance, acquisition or investment  could  be  made  in a  timely  manner  or on  terms  and  conditions acceptable to us. There can also be no assurance that we will be successful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms, or integrating the acquired businesses or assets into its existing operations.

Risk Associated with International Expansion

         We are subject to all the inherent risks associated with our plan to expand internationally, including complying with various regulatory and tax regimes and staffing and maintaining foreign operations, any of which could result in a material adverse effect on our future operations.

Objections to Corporate Actions by a Shareholder and Control by Shareholders

         Cromwilld Limited owns 15.0% of the outstanding ordinary shares, on a fully diluted basis, after giving effect to the First Offering and Second Offering. Cromwilld objected to the recapitalization and the First Offering and the Second Offering and has threatened to challenge our actions in court. Cromwilld has threatened legal challenges to nullify certain of our actions and to nullify resolutions approved by our shareholders which may invalidate this offering. Cromwilld is controlled by Denis O'Brien, a member of our supervisory board. Our legal counsel believes that Cromwilld's challenges, if filed, will have no legal basis and are without merit. Nonetheless, we are uncertain whether or not Cromwilld will, in an attempt to frustrate our actions, block any of our actions that require approval of all of our shareholders. You should also be aware that Cromwilld and four other shareholders currently own 79.5% of our shares (on a fully diluted basis). These shareholders have the power to exercise voting and management control. The interests of these shareholders may be different to your interests.

Risks Associated with Changes in Regulatory Environment

         The implementation of directives and regulations of the European Union intended to liberalize the telecommunications market will enable us to gain access to telecommunications networks controlled by PTTs. A number of directives have been implemented by the European Union members, but several directives still remain to be implemented in the member states, including the Benelux nations. A delay in the implementation of these directives and regulations, in a current or potential market, could have a material adverse effect on our business.

         Our operations depend on the licenses, authorizations and registrations that we have obtained in The Netherlands, Belgium and the United Kingdom and the success of our applications for additional licenses, authorizations and registrations in these and other jurisdictions. We have no guarantees that we will be able to maintain or renew these licenses, authorizations and registrations. The loss of, or failure to obtain, licenses, authorizations or registrations or a substantial limitation thereof could have a material adverse effect on our business. See "Business -- Regulation."

Risk of Fraud and Bad Debt

         Our revenues for the three months ended December 31, 1997 were negatively impacted by a case of fraud in October 1997, which we estimate resulted in a loss of approximately NLG 1,000,000. The fraud involved the unauthorized use of one of our test codes. As a result, a large number of calls were originated over the course of four days and the associated origination and termination costs were expensed as miscellaneous operating expenses. In addition, some of our regular customers were unable to complete calls through our Network. We lost revenue from such customers and offered credits to these customers. While we believe that changes in the technology we employ will curtail potential fraudulent use of our facilities, we do not have in place insurance coverage for potential fraud.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any reoccurrence of the fraudulent use of our facilities could have a material adverse effect on our business.

         Although we make the appropriate provisions for non-payment of monies owed to us by our customers, as we move into the residential market the level of bad debts is likely to increase. Any significant increase could have a material adverse effect on our business.

Investment Company Considerations

         Our U.S. counsel has advised us that, in their opinion, we are not an "investment company" which is required to be registered under the U.S. Investment Company Act of 1940. In rendering such opinion our U.S. counsel did not independently establish or verify any information or facts supplied by us and, with our permission, assumed and relied entirely on the completeness and accuracy of the information we supplied. We intend to carry on our business in order to avoid becoming an "investment company." If we were to be deemed an "investment company" under the U.S. Investment Company Act of 1940 we would be effectively precluded from implementing this exchange offer. You should also be aware that if we were deemed to be an "investment company", we could be subject to administrative or legal proceedings which might mean that contracts to which we are party might be rendered unenforceable or subject to recission.

Change of Control May Cause Default Under the Indenture

         Pursuant to the terms of the notes, each holder can require us to repurchase their Notes where a change in control of VersaTel occurs. However, our existing contractual obligations or an inability to obtain adequate resources may prevent us from repurchasing the Notes. Our failure to repurchase the Notes would be an event of default under the indenture. See "Description of the Exchange Notes."

Absence of Public Market

         There is no established trading market for the Notes. The initial purchasers in the Second Offering informed us that they intend to make a market in the Outstanding Notes and, if issued, the Exchange Notes. However, the initial purchasers are under no obligation to do so and may discontinue making a market at anytime.

         However, since separation, the Notes and warrants were eligible for trading in the PORTAL market by qualified institutional buyers. In addition, we intend to apply for a listing of the Notes on the Luxembourg Stock Exchange. Nonetheless, the liquidity of any market for the Notes will depend upon the number of holders of the Notes, our performance, the market for similar securities and the prospects for our industry generally. Also, the market for non-investment grade debt has been subject to substantial price swings. Therefore, we cannot make any assurances that an active trading market will develop or, if a market develops, what the liquidity of that market will be.

Consequences of Failure to Exchange

         Untendered Outstanding Notes that are not exchanged for Exchange Notes pursuant to this Exchange Offer will remain restricted securities. Outstanding Notes will continue to be subject to the following restrictions on transfer: (i) outstanding notes may be resold only if registered pursuant to the Securities Act of 1933, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law, (ii) Outstanding Notes shall bear a legend restricting transfer in the absence of registration or an exemption therefrom and (iii) a holder of Outstanding Notes who desires to sell or otherwise dispose of all or any part of its Outstanding Notes under an exemption from registration under the Securities Act of 1933, if requested by VersaTel, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that such exemption is available.

Original Issue Discount Consequences

         The Outstanding Notes were issued with original issue discount for U.S. federal income tax purposes. The Exchange Notes generally will be treated as a continuation of the Outstanding Notes for U.S. federal income tax purposes. Consequently, holders of the Exchange Notes generally will be required to include original issue discount and stated interest on the Exchange Notes in gross income for such purposes. See "U.S. Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences for the holders resulting from the Exchange Offer.

                                 USE OF PROCEEDS

         The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated herein, the Company will receive in exchange Outstanding Notes in like principal amount. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in the Indebtedness (as defined on page 94) of the Company.

         The net proceeds from the Second Offering were approximately $139.0 million, after deducting underwriting discounts and commissions and estimated fees and expenses. The Company plans to use the net proceeds from the Second
Offering to finance the cost (including the cost of design, development, construction, acquisition, installation or integration) of assets used in the telecommunications business acquired by the Company or certain subsidiaries of the Company or the acquisition of interests in other entities principally engaged in the telecommunications business. Prior to the application of the net proceeds from the Second Offering, as described above, such funds will be invested by the Company in short-term investment grade securities.


                               THE EXCHANGE OFFER

General

         In connection with the Second Offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with Lehman Brothers Inc., Lehman Brothers (Europe) and Paribas Corporation (the "Initial Purchasers") and agreed to (i) file within 90 days, and use its reasonable best efforts to cause to be declared effective within 150 days, of the date of the original issuance of the Outstanding Notes a registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") is a part with respect to a registered offer to exchange the Outstanding Notes for the Exchange Notes with terms substantially identical in all material respects to the Outstanding Notes (the "Exchange Offer") and (ii) use its reasonable best efforts to cause the Exchange Offer to be consummated on or before 30 days after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission").

         In the event that (i) the Company is not permitted to file the Registration Statement or to consummate the Exchange Offer on account of changes in law or the applicable interpretations of the staff of the Commission, (ii) any holder that is a "qualified institutional buyer", as defined in Rule 144A under the Securities Act of 1933 (a "Qualified Institutional Buyer"), notifies the Company at least 20 business days prior to the consummation of the Exchange Offer that (a) applicable law or Commission policy prohibits the Company from participating in the Exchange Offer, (b) such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such holder or (c) such holder is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, (iii) the Exchange Offer is not for any other reason consummated within 180 days after the original issue date of the Outstanding Notes, (iv) any holder (other than a Participating Broker-Dealer) is not eligible to participate in the Exchange Offer, or in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or due to the requirement that such holder deliver a copy of this Prospectus in connection with any resale of the Exchange Notes) or (v) the Exchange Offer has been completed and in the opinion of counsel for the Initial Purchasers a Registration Statement must be filed and a prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Transfer Restricted Securities (as defined in the Registration Rights Agreement), the Company will use its reasonable best efforts to file, within 90 days of the earliest to occur of the preceding events, a shelf registration statement pursuant to the Securities Act with respect to the resale of the Outstanding Notes (the "Shelf Registration Statement") and to keep the Shelf Registration Statement effective until the second anniversary of the Issue Date.

         In the event that (i) neither the Registration Statement nor the Shelf Registration Statement is filed with the Commission on or prior to the 90th day following the date of original issue of the Outstanding Notes, (ii) neither the Registration Statement nor the Shelf Registration Statement is declared effective on or prior to the 150th day following the date of original issue of the Outstanding Notes, (iii) the Exchange Offer is not consummated on or before 30 days after the 150th day following the date of original issue of the Outstanding Notes, or (iv) (a) the Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time prior to the time that the Exchange Offer is consummated and is not declared effective within 5 business days thereafter or
(b) the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time during the Effectiveness Period (as defined in the Registration Rights Agreement) and is not declared effective again within five business days thereafter, the interest rate borne by the Outstanding Notes shall be increased by one-half of one percent per annum following such 90-day period in the case of clause (i) above, following such 150-day period in the case of clause (ii) above, following such 30-day period in the case of clause (iii) above, or commencing on the day the applicable registration statement ceases to be effective or usable for its intended purpose without being declared effective again within 5 business days in the case of clause (iv) above. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed 1.5 percent per annum. Upon (w) the filing of the Registration Statement or the Shelf Registration Statement for the Exchange Offer after the 90-day period described in clause (i) above, (x) the effectiveness of the Registration Statement or Shelf Registration Statement after the 150-day period described in clause (ii) above, (y) the consummation of the Exchange Offer after the 30-day period described in clause (iii) above, or
(2) the effectiveness or usability of the Registration Statement which had ceased to remain effective or be usable, or the effectiveness or usability of the Shelf Registration Statement which had ceased to remain effective or be usable, the interest rate borne by the Outstanding Notes from the date of such filing, effectiveness, usability or the day before the date of consummation, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with such requirements.

         Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal (the "Letter of Transmittal"), the Company will accept all Outstanding Notes validly tendered prior to 5:00 p.m., New York City time, on the __________ (the "Expiration Date"). The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.

         Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such Outstanding Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating and does not intend to participate, and has no arrangements or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Outstanding Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

         Each broker-dealer that receives Exchange Notes in exchange for Outstanding Notes held for its own account, as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         As of the date of this Prospectus, $150 million aggregate principal amount of the Outstanding Notes is outstanding. In connection with the issuance of the Outstanding Notes, the Company arranged for the Outstanding Notes initially purchased by Qualified Institutional Buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through DTC.

         This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of _____________, 1999 (the "Record Date").

         The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Outstanding Notes for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

         If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Outstanding Notes will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         Holders of Outstanding Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

Expiration Date; Extensions; Amendments

         The term "Expiration Date" shall mean ___________, 1999 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

         In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Outstanding Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

         The Company reserves the right (i) to delay acceptance of any Outstanding Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Outstanding Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Outstanding Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Outstanding Notes of such amendment.

         Without limiting the manner by which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the Exchange Notes

         The Exchange Notes will bear interest from December 3, 1998, payable semiannually on May 15 and November 15 of each year commencing on May 15, 1999, at the rate of 13 1/4% per annum. Holders of Outstanding Notes whose Outstanding Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Outstanding Notes accrued from December 3, 1998 until the date of the issuance of the Exchange Notes. Consequently, holders who exchange their Outstanding Notes for Exchange Notes will receive the same interest payment on May 15, 1999 (the first interest payment date with respect to the Outstanding Notes and the Exchange Notes) that they would have received had they not accepted the Exchange Offer.

Procedures for Tendering

         To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Outstanding Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

         Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent's account in accordance with DTC's Automated Tender Offer Program ("ATOP"). Although delivery of Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         The tender by a holder of Outstanding Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

         The method of delivery of Outstanding Notes and the Letters of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Outstanding Notes should be sent to the Company.

         Only a holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Outstanding Notes are held of record by DTC who desires to deliver such Outstanding Notes by book-entry transfer at DTC.

         Any beneficial holder whose Outstanding Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" (an "Eligible Institution") within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

         If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Outstanding Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Outstanding Notes.

         If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         All the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Outstanding Notes will be determined by the Company in its sole discretion, which determinations will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not validly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Outstanding Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition,  the Company  reserves the right in its sole discretion to
(a) purchase or make offers for any Outstanding Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "Termination," to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

         By tendering, each holder of Outstanding Notes will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act.

Guaranteed Delivery Procedures

         Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, or (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the Expiration Date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

              (a) the tender is made through an Eligible Institution;

              (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed "notice of guaranteed delivery" in the form accompanying this
         Prospectus (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Outstanding Notes, the certificate number or numbers of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Outstanding Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

              (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Outstanding Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

Withdrawal of Tenders

         Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date unless previously accepted for exchange.

         To withdraw a tender of Outstanding Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the Outstanding Notes to be withdrawn (including the certificate number or numbers and principal amount of such Outstanding Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfers sufficient to permit the Trustee with respect to the Outstanding Notes to register the transfer of such Outstanding Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly tendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be tendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

Termination

         Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange Exchange Notes for, any Outstanding Notes not therefore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Outstanding Notes if: (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, which, in the reasonable judgment of the Company, might materially impair the Company's ability to proceed with the Exchange Offer or
(ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission or court of competent jurisdiction in a manner, which, in the reasonable judgment of the Company, might materially impair the Company's ability to proceed with the Exchange Offer.

         If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Outstanding Notes and return any Outstanding Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the expiration of the Exchange Offer, subject to the rights of such holders of tendered Outstanding Notes to withdraw their tendered Outstanding Notes, or
(iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Outstanding Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Outstanding Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Outstanding Notes, if the Exchange Offer would otherwise expire during such period.

Exchange Agent

         United States Trust Company of New York, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

         By Mail or Hand Delivery:       United States Trust Company of New York
                                         770 Broadway, 13th Floor
                                         New York, New York  10003
                                         Attention:  Corporate Trust Services

         Facsimile Transmission:         (212) 780-0592
         Confirm by Telephone:           (800) 548-6565

Fees and Expenses

         The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone.

         The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Outstanding Notes and in handling or forwarding tenders for exchange.

         The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company.

         The Company will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Notes tendered, or if tendered Outstanding Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                            EXCHANGE RATE INFORMATION

         The table below sets forth, for the periods and dates indicated, certain information concerning the Noon Buying Rates for Dutch guilders expressed in U.S. dollars per Dutch guilder. On September 30, 1998, the Noon Buying Rate was NLG 1.88 per $1.00.


                                                                                        Period
                   Period                           High                Low           Average(1)         Period End
-------------------------------------------- ------------------ ------------------ -------------     --------------
1994........................................        1.98               1.67              1.82               1.74
1995........................................        1.75               1.52              1.60               1.60
1996........................................        1.76               1.61              1.69               1.73
1997........................................        2.12               1.73              1.95               2.03
1998........................................        2.09               1.81              1.98               1.88
1999 (through January 8, 1999)..............        1.91               1.87              1.89               1.91


----------

(1) The average of the Noon Buying Rates on the last day of each full month during the period.

         Netherlands law does not impose restrictions that would affect the remittance of interest or other payments to nonresident holders of the Notes or any other foreign exchange controls. Fluctuations in the exchange rate between the Dutch guilder and the U.S. dollar in the past are not necessarily indicative of fluctuations that may occur during the term of the Notes.

                                 CAPITALIZATION

         The following table sets forth the cash and restricted cash and the capitalization of the Company as of September 30, 1998 (i) on an historical basis and (ii) on an as adjusted basis, assuming the consummation of the Second Offering on such date and the maintenance of the estimated net proceeds thereof as cash, as if the Second Offering had occurred on September 30, 1998. See "Use of Proceeds." You should read the information set forth in the following table in conjunction with the Financial Statements included elsewhere in this Prospectus.

                                                                                                 As of September 30, 1998
                                                                                     -----------------------------------------------
                                                                                        Actual                  As Adjusted(1)
                                                                                     -----------         ---------------------------
                                                                                         NLG               NLG(2)            $(3)
                                                                                                     (In thousands)
Cash and restricted cash(4) ..................................................          395,166           656,392           349,145
                                                                                       ========          ========          ========

Current maturities of long-term debt .........................................              482               482               256
Long-term debt (less current portion):
  Other debt:
  13 1/4% Senior Notes due 2008(5) ...........................................          422,539           422,539           224,755
                                                                                       --------          --------          --------
  13 1/4% Senior Notes due 2008(6) ...........................................             --             268,849           143,005
                                                                                       --------          --------          --------
     Total debt ..............................................................          423,021           691,870           368,016
                                                                                       --------          --------          --------

Shareholders' equity:
  Ordinary Shares, par value NLG 0.10 per share-- 44,550,000 .................            1,943             1,943             1,034
     shares authorized; 19,427,405 shares issued and
     outstanding
  Warrants(7) ................................................................            3,341             5,212             2,772
  Additional paid-in capital .................................................           50,787            50,787            27,014
  Accumulated deficit ........................................................          (65,580)          (65,580)          (34,883)
                                                                                       --------          --------          --------
     Total shareholders' equity (deficit) ....................................           (9,509)           (7,638)           (4,063)
                                                                                       --------          --------          --------
     Total capitalization ....................................................          413,512           684,232           363,953
                                                                                       ========          ========          ========

----------

(1) Reflects the Second  Offering as if it had been  completed on September
    30, 1998, and the maintenance of the net proceeds thereof as cash. See "Security Ownership of Principal Stockholders and Management" and "Certain Relationships and Related Transactions."

(2) Solely for the convenience of the reader, the U.S. dollar amount of the Notes has been translated into Dutch guilders at the Noon Buying Rate on September 30, 1998 of NLG 1.88 per $1.00.

(3) Solely for the convenience of the reader, Dutch guilder amounts have been translated into U.S. dollars at the Noon Buying Rate on September 30, 1998 of NLG 1.88 per $1.00.

(4) The estimated net cash proceeds from the Second Offering of NLG 261.2 million ($139.0 million) have been added to cash pending application of such proceeds as described in "Use of Proceeds."

(5) 13 1/4% Senior Notes due 2008 issued as of May 27, 1998. For the purposes of this table, NLG 3.3 million has been allocated to the warrants issued in connection with the First Offering.

(6) 13 1/4% Senior Notes due 2008 issued as of December 3, 1998. For the purposes of this table, NLG 1.9 million has been allocated to the warrants issued in connection with the Second Offering.

(7) For the purposes of this table, NLG 3.3 million has been allocated to the warrants issued in connection with the First Offering and NLG 1.9 million has been allocated to the warrants issued in connection with the Second Offering.

         There has been no material change in the capitalization of the Company since September 30, 1998.

                        SELECTED FINANCIAL AND OTHER DATA

         The selected financial data for VersaTel, presented below, as of and for the two fiscal years ended December 31, 1996 and December 31, 1997 have been derived from the Audited Financial Statements of VersaTel, which have been audited by Arthur Andersen, independent public accountants. The summary financial data for the nine months ended September 30, 1997 and September 30, 1998 have been derived from the Unaudited Financial Statements, which have been prepared in accordance with U.S. GAAP and on a basis which management believes is consistent with that of the Audited Financial Statements. The unaudited financial data for the nine months ended September 30, 1997 and 1998 include all normal and recurring adjustments necessary for the fair presentation of the results of operations and financial condition of the Company for such periods. You should read the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and the Financial Statements included elsewhere in this Prospectus.

                                                          Fiscal Year Ended December 31,            Nine Months Ended September 30,
                                                   ---------------------------------------------- ----------------------------------
                                                      1995        1996              1997              1997              1998
                                                   ----------  ----------  ----------------------- ---------  ----------------------
                                                      NLG         NLG         NLG         $(1)        NLG         NLG         $(1)
                                                                         (In thousands, except per share data)
Statement of Operations Data:

Revenue .........................................        52       6,428      18,896      10,051      14,263      25,880      13,766
Operating expenses:
Cost of revenue excl. depreciation and
  amortization ..................................       117       4,954      17,405       9,258      11,170      21,120      11,234
Selling, general and administrative .............       538       5,485      17,527       9,323      10,929      30,002      15,958
Depreciation and amortization ...................        11         453       3,237       1,722       1,238       4,914       2,614
                                                     ------     -------     -------     -------     -------     -------     -------
Total operating expenses ........................       666      10,892      38,169      20,303      23,337      56,036      29,806
                                                     ------     -------     -------     -------     -------     -------     -------

Loss from operations ............................      (614)     (4,464)    (19,273)    (10,252)     (9,074)    (30,156)    (16,040)
Interest expense (income), net ..................         1         269         534         284         330      14,962       7,959
Currency loss (gain) ............................      --          --            53          28        --        (4,747)     (2,525)
                                                     ------     -------     -------     -------     -------     -------     -------
Net loss ........................................      (615)     (4,733)    (19,860)    (10,564)     (9,404)    (40,371)    (21,474)
                                                     ======     =======     =======     =======     =======     =======     =======

Net loss per share (Basic and Diluted) ..........     (0.18)      (0.95)      (2.20)      (1.17)      (1.06)      (2.65)      (1.41)
Weighted average number of shares
  outstanding ...................................     3,327       5,004       9,042       9,042       8,910      15,248      15,248


                                                                          As of December 31,                  As of September 30,
                                                                ------------------------------------------- ---------------------
                                                                   1995      1996            1997                  1998
                                                                ---------- ----------- ------------------- ---------------------
                                                                   NLG       NLG         NLG        $(1)         NLG        $(1)
                                                                                         (In thousands)
Balance Sheet Data:
Cash and restricted cash .....................................      160      4,443        1,495         795     395,166     210,195
Working capital (excluding cash and restricted cash) .........      436     (2,704)     (24,774)    (13,178)    (36,515)    (19,423)
Capitalized finance cost .....................................       --         --           --          --      19,333      10,284
Property, plant and equipment, net ...........................      224      2,340       13,619       7,244      23,161      12,320
Construction in progress .....................................       --         --           --          --      10,407       5,536
Goodwill .....................................................       --         --           --          --       1,478         786
                                                                 ------     ------      -------    --------    --------    --------
Total assets .................................................      820      8,160       19,331      10,282     459,880     244,617

Total long-term obligations (including current portion).......      614      4,185        8,491       4,516     423,022     225,012

Total shareholders' equity (deficit) .........................     (120)       146      (18,214)     (9,688)     (9,510)     (5,059)

                                                   Fiscal Year Ended December 31,            Nine Months Ended September 30,
                                          ---------------------------------------------    -----------------------------------------
                                             1995         1996               1997             1997                   1998
                                           --------      -------       ----------------    ---------    ----------------------------
                                              NLG         NLG          NLG         $(1)       NLG           NLG          $(1)
                                                                  (In thousands, except ratio)
Other Financial Data:

SG&A as a percentage of revenue .......      194.2%        85.3%        92.8%      92.8%       76.6%       115.9%       115.9%
EBITDA(2) .............................       (603)      (4,011)     (16,036)    (8,530)     (7,836)     (25,242)     (13,426)
Capital expenditures ..................        213        2,569       14,516      7,721       5,238       24,076       12,806


Cash Flow Data:

Net cash provided by (used in) operating
  activities ..........................       (715)      (1,718)       5,766      3,067         832     (179,473)     (95,464)
Net cash used in investing activities .       (234)      (2,569)     (14,516)    (7,721)     (5,238)     (24,076)     (12,806)
Net cash provided by financing
  activities ..........................      1,109        8,571        5,807      3,089       1,874      441,851      235,027


Other Data:

Total customers (at period end) .......         35          670        2,245      2,245       1,464        6,461        6,461
Number of billable minutes (in
  thousands)(3) .......................         51        6,487       23,361     23,361      16,234       73,316       73,316
Average revenue per billable minute ...       1.03         0.99         0.81       0.43        0.88         0.35         0.19

-------------------

(1) Solely for the convenience of the reader, Dutch guilder amounts have been translated into U.S. dollars at the Noon Buying Rate on September 30, 1998 of NLG 1.88 per $1.00.

(2) EBITDA consists of earnings (loss) before interest expense, income taxes, depreciation, amortization and foreign exchange gain (loss). EBITDA is included because management believes it is a useful indicator of a company's ability to incur and service debt. EBITDA should not be considered as a substitute for operating earnings, net income, cash flow or other statements of operations or cash flow data computed in accordance with U.S. GAAP or as a measure of a company's results of operations or liquidity. Funds depicted by this measure may not be available for management's discretionary use (due to covenant restrictions, debt service payments, the expansion of the VersaTel Network, and other commitments). Because all companies do not calculate EBITDA identically, the presentation of EBITDA contained herein may not be comparable to other similarly entitled measures of other companies.

(3) Billable minutes are those minutes during which a call is connected to the VersaTel switch and for which the Company bills a customer.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Financial Statements contained elsewhere in this Prospectus. See "Selected Financial and Other Data." Certain information contained below and elsewhere in this Prospectus, including information with respect to the Company's plans and strategy for its business, are forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

Overview

         VersaTel is a rapidly growing alternative telecommunications service provider based in Amsterdam, The Netherlands. VersaTel's objective is to become the leading-alternative provider of facilities-based national and international telecommunications services in the Benelux region. The Company currently provides high quality competitively priced international and national long distance telecommunications services in The Netherlands, primarily to small- and medium-sized businesses and selected residential customers. The Company also offers national and international telecommunications services to Belgium for small- and medium-sized businesses. The VersaTel Network currently operates through a Nortel DMS 100 switch located in Amsterdam and connections to other carriers, including KPN Telecom. The Company also expects that an additional Nortel DMS 100 switch located in Antwerp will become operational by the end of 1998. Business and residential customers access the VersaTel Network indirectly by dialing (manually, through an auto-dialer or through pre-programmed PBX's) the Company's "1611" carrier select code. Wholesale customers access the Network directly through leased lines. Prior to liberalization and the implementation of the "1611" code, business and residential customers used the six-digit Virtual Private Network ("VPN") code or the Company's Direct Inward System Access ("DISA") code, which involves a two stage call set-up. Both the VPN and DISA codes are currently being phased out as customers are being migrated to the "1611" carrier select code.

Revenues

         VersaTel currently derives most of its revenues from the provision of long distance telecommunications services in The Netherlands. VersaTel provides international long distance and national long distance services to its customer base of small- and medium-sized businesses as well as selected residential customers. The Company also provides wholesale services to other telecommunications service providers.

         VersaTel's revenues are derived primarily from minutes of telecommunications traffic billed. The following table sets forth the total revenues and billable minutes of use attributable to VersaTel's operations for the years ended December 31, 1996 and December 31, 1997 and for the nine months ended September 30, 1997 and September 30, 1998 as well as the total number of customers as of December 31, 1996 and December 31, 1997 and as of September 30, 1998. All of VersaTel's 1996 and 1997 revenues were derived from The Netherlands. VersaTel started generating revenues in Belgium in October 1998 and is expecting to start generating revenues in Luxembourg in 1999.


                                   Fiscal Years Ended         Nine Months Ended
                                      December 31,              September 30,
                                   -----------------          -----------------
                                   1996          1997        1997         1998
                                            (NLG in thousands)
Revenues
   Business customers .........    6,143        16,948        12,868   22,917
   Residential customers.......        0            11            --      233
   Wholesale customers.........      285         1,937         1,395    2,730
                                  ------        ------        ------   ------
      Total ...................    6,428        18,896        14,263   25,880

                                                                     Fiscal Years Ended            Nine Months Ended
                                                                        December 31,                   September 30,
                                                                -----------------------          --------------------
                                                                1996               1997          1997           1998
                                                                -----------------------         ---------------------

Billable Minutes of Use
   Business customers.........................................  6,237            21,469         14,910        61,650
   Residential customers......................................      0                42              0         1,022
   Wholesale customers........................................    250             1,850          1,324        10,644
                                                                ------         ---------        -------      --------
      Total...................................................  6,487            23,361         16,234        73,316

Customers                                                                           (At period end)

   Business customers.........................................    669             2,014          1,463         5,022
   Residential customers......................................      0               230             --         1,436
   Wholesale customers........................................      1                 1              1             3
                                                                 ------           -------       --------      --------
      Total...................................................    670             2,245          1,464         6,461


         Currently, small- to medium-sized businesses generate the majority of VersaTel's revenues. VersaTel expects revenues from the residential customer segment to grow substantially with increased awareness of its "1611" carrier select code, future introduction of carrier pre-selection, additional marketing efforts and the introduction of new products and services targeted at residential customers. In the future, the Company also expects to derive revenues from monthly charges, incoming calls and new services as a result of directly connecting business customers to the VersaTel Network. The Company also derives a limited amount of revenues from switched voice services offered to other telecommunications service providers on a wholesale basis. As the Benelux Overlay Network is completed and as the Company has capacity available, it intends to increase its marketing efforts in the wholesale segment to increase utilization of the Network. The Company expects to expand its wholesale offerings to include the sale of dark fiber, conduit and rights-of-way access to help offset the cost of constructing the Network.

         VersaTel's revenues are derived from minutes of telecommunications traffic billed and revenues are allocated to the period in which the traffic has occurred. VersaTel generally prices its services at a discount to the local PTTs and expects to continue this pricing strategy as the Company expands its operations. In general, PTTs have been reducing their rates over the last few years. As a result, VersaTel has experienced and expects to continue to experience declining revenue per minute. KPN Telecom reduced its prices most recently in May and July 1998 with reductions of approximately 10.0% and 15.0%, respectively, which are expected to have an adverse impact on margins in the near term. Additionally, the Company expects to increase its national billable minutes, which are priced at lower rates than international minutes. As national and wholesale billable minutes increase as a percentage of total billable minutes, average revenue per billable minute will further decline. However, due to technological improvements, liberalization of the European telecommunications market and increased available transmission capacity, both from third parties and as the VersaTel Network is built out, VersaTel expects costs per minute to decline as well. Management believes that the decline of per minute prices will out-pace the decline in per minute costs in 1999, resulting in downward pressure on operating margins. Management believes that over the long-term, this trend will reverse and operating margins will thereby improve; however, there can be no assurances that this will occur. If reductions in costs do not in fact out-pace reductions in revenues, VersaTel may experience a substantial reduction in its margins on calls which, absent a significant increase in billable minutes of traffic carried or increased charges for additional services, would have a material adverse effect on VersaTel's business and financial results. In addition, the introduction of the euro will lead to a greater transparency for prices in the European telecommunications market, which may lead to further competition and price decreases. See "Risk Factors -- Competing Against Dominant Market Participants."

Cost of Revenues

         VersaTel's costs of revenues are comprised of origination costs, network costs and termination costs and are both fixed and variable. Origination costs represent the cost of carrying traffic from the customer to the VersaTel Network. Origination charges for calls transported to the VersaTel Network are variable and are incurred on a per minute basis, including the call set-up charges. Origination charges for business and residential customers are charged by the PTT either to VersaTel, in the case of the "1611" and VPN codes, or directly to customers, in the case of the DISA code. In cases where the business or residential customer is charged directly by the PTT for the origination costs, VersaTel reimburses the customer by means of a credit to the customer's account. The charges credited directly to the customer are a result of the use of the DISA access code and, as noted above, are being phased out by the Company. Origination costs billed directly to customers by the PTT are not included in the revenues of VersaTel. The charges credited to the customer are recorded as cost of revenues.

         The Company has experienced a significant decrease in origination costs and expects that these will continue to decrease significantly over time due to competition and regulatory orders. In July 1998, the Netherlands regulatory authority, the Onafhankelijke Post en Telecommunicatie Autoriteit ("OPTA"), ruled that origination and termination charges be reduced by 55% and 30%, respectively. In addition, as VersaTel builds-out its Network, it intends to connect directly as many business customers as economically feasible to the VersaTel Network, thereby eliminating origination charges for these customers. These decreases would be offset to some extent by amortization and depreciation charges associated with the construction of the Network. There can be no assurance that the trend in decreasing access costs will continue. As a result, if origination costs do not continue to decrease, anticipated decreases in revenues per minute would cause the Company to experience a decline in gross margins per billable minute which would have a material adverse effect on the Company's business and financial performance. See "Risk Factors -- Competing Against Dominant Market Participants."

         Currently, network costs represent the cost of transporting traffic between the VersaTel switch and points of interconnection using leased lines. However, as VersaTel builds-out the Network, the Company will establish more points of interconnection and, as a result, expects network costs to rise in the future.

         Termination costs are the per minute costs associated with using carriers to carry a call from the point of interconnection to the final destination. Through least-cost routing, the VersaTel switch directs calls to the most cost- efficient carrier for the required destination. As VersaTel builds-out the Network to new points of interconnection, the Company expects to be able to reduce average termination costs per minute. For example, once VersaTel establishes a direct link from Amsterdam to Rotterdam, the Company will no longer pay for national termination costs on that route and will only pay local termination costs from the point of interconnection in Rotterdam to the final destination in that city. The Company also believes that per minute termination costs will continue to decrease due to several additional factors including: (i) the incremental build-out of the VersaTel Network which will increase the number of carriers with which it interconnects; (ii) the increase of minutes originated by VersaTel which should lead to higher volume discounts available to the Company; (iii) more rigorous implementation of the EC directives requiring cost-based termination rates and leased line rates; and
(iv) emergence of new telecommunication service providers and the construction of new transmission facilities resulting in increased competition. There can be no assurance, however, that the trend in decreasing termination costs will continue.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses are comprised primarily of salaries, employee benefits, office and administrative expenses, professional and consulting fees and marketing costs. These expenses have increased as the Company has developed and expanded its workforce, and are expected to continue to increase as new operations are established and the Company expands. Selling, general and administrative expenses as a percentage of revenue will continue to vary from period to period as a result of start-up costs relating to expansion into new regions.

         The Company has grown substantially since its inception and intends to continue to grow by adding more sales, marketing and customer support staff. In addition, the Company expects to establish additional sales offices in the future. The expansion of its sales, marketing and customer support staff and the development of additional sales offices involves substantial training costs and start-up costs, a large portion of which will be reflected as fixed costs and recorded as selling, general and administrative charges. Accordingly, the Company's results of operations will vary depending on the timing and speed of the Company's expansion strategy and, during a period of rapid expansion, selling, general and administrative expenses will be relatively higher than during more stable periods of growth. See "Business -- Sales and Marketing -- Sales and Marketing Staff."

Depreciation and Amortization

         The Company capitalizes and depreciates its fixed assets, including switching equipment and fiber-optic cable, over periods ranging from two to twenty-five years. In addition, the Company capitalizes and amortizes the cost of installing dialers at customer sites. The development of the VersaTel Network will require large capital expenditures and larger depreciation charges in the future. Increased capital expenditures will adversely affect the Company's future operating results due to increased depreciation charges and interest expense. See "Business -- Strategy" and "-- Network."

Foreign Exchange

         The Company has substantial U.S. dollar denominated assets and liabilities and its revenues are generated and costs incurred in a number of currencies. The Company is therefore exposed to fluctuations in the U.S. dollar and other currencies, which may result in foreign exchange gains and/or losses. Only a limited number of equipment purchases and consultancy activities are billed to the Company in currencies other than Dutch guilders. The Company reviews on a weekly basis the currency risk of U.S. dollars to Dutch guilders. Based on its currency requirements for Dutch guilders, the Company from time to time hedges a portion of its foreign currency risk in order to lock into a rate for a given time.

Results of Operations

For the nine months ended September 30, 1998 compared to the nine months ended September 30, 1997

         Revenues increased by NLG 11.6 million to NLG 25.9 million for the nine months ended September 30, 1998 from NLG 14.3 million for the nine months ended September 30, 1997, representing an increase of 81.1%. The growth in revenues resulted primarily from the addition of new customers, the introduction of national long distance services in The Netherlands and an increase in wholesale traffic. Revenue for the nine months ended September 30 of 1998 as compared to the same period in 1997 was negatively impacted by general price reductions initiated by KPN Telecom in May 1998 of approximately 10.0% and in July of 1998 of approximately 15.0%. VersaTel responded to these price reductions by reducing its own prices.

         Billable minutes of use increased by 57.1 million to 73.3 million for the nine months ended September 30, 1998 from 16.2 million for the nine months ended September 30, 1997, representing an increase of 352.5%. The number of customers increased by 4,997 to 6,461 as of September 30, 1998 from 1,464 as of September 30, 1997.

         Cost of revenues increased by NLG 9.9 million to NLG 21.1 million for the nine months ended September 30, 1998 from NLG 11.2 million for the nine months ended September 30, 1997, primarily reflecting an increase in billable minutes. This increase was partially offset by declines in per minute international termination and origination costs resulting from the migration of customers from the DISA and VPN codes to the "1611" carrier select code.

         Selling, general and administrative expense increased by NLG 19.1 million to NLG 30.0 million for the nine months ended September 30, 1998 from NLG 10.9 million for the nine months ended September 30, 1997, representing an 175.2% increase. This primarily resulted from an increase in the cost of staff (including temporary personnel and consultants) in the areas of network operations, customer service, sales and marketing, installation services, accounting personnel, a major brand advertising campaign and one time related start-up expenses for Belgium operations network expenses.

         Depreciation and amortization expenses increased by NLG 3.7 million to NLG 4.9 million for the nine months ended September 30, 1998 from NLG 1.2 million for the nine months ended September 30, 1997. This increase was primarily related to capital expenditures incurred in connection with the deployment of the Nortel DMS 100 switch in Amsterdam and an increase in the number of dialers installed due to customer growth and the purchase of computer equipment and office furniture.

         Currency exchange gains, net, increased to NLG 4.7 million for the nine months ended September 30, 1998 from no gain/loss for the nine months ended September 30, 1997 as a result of the net gains of the Company's dollar denominated assets and liabilities on the balance sheet.

         Interest income increased by NLG 8.1 million to NLG 8.1 million for the nine months ended September 30, 1998 from NLG 20,000 for the nine months ended September 30, 1997. This increase was primarily related to the Company's positive cash balance as a result of the First Offering.

         Interest expense increased by NLG 22.8 million to NLG 23.1 million for the nine months ended September 30, 1998 from 0.3 million for the nine months ended September 30, 1997. This increase is primarily related to the accrual of interest expense on the notes issued in the First Offering.

For the fiscal year ended December 31, 1997 compared to the fiscal year ended December 31, 1996

         Revenues increased by NLG 12.5 million to NLG 18.9 million in the fiscal year ended December 31, 1997 from NLG 6.4 million in the fiscal year ended December 31, 1996, representing a 194.0% increase. The growth in revenue resulted primarily from an increased number of customers, as well as increased usage from existing customers. In both years, all revenues were generated in The Netherlands.

         Billable minutes of use increased by 16.9 million to 23.4 million in the fiscal year ended December 31, 1997 from 6.5 million in the fiscal year ended December 31, 1996, representing a 260.1% increase. The number of customers increased by 1,575 to 2,245 as of December 31, 1997, from 670 as of December 31, 1996.

         VersaTel's revenues in 1997 were negatively impacted by KPN Telecom's June 1997 introduction of a volume- based business customer discount plan allowing for discounts of approximately 10.0% and by a general price reduction in October 1997 of approximately 28.0%. In order to maintain VersaTel's price discount relative to KPN Telecom's prices, VersaTel also introduced a discount plan in June 1997 and again reduced its prices in October 1997. As a result of the overall reduction in prices, VersaTel's revenues for the fourth quarter of 1997 were 13.0% lower than its revenues of NLG 5.3 million for the third quarter of 1997. However, billable minutes of use for the fourth quarter were 14.4% higher than the billable minutes of use for the third quarter. The Company expects KPN Telecom to continue to lower its prices and create new discount plans on a regular basis and the Company expects to adjust its pricing accordingly.

         Cost of revenues increased by NLG 12.4 million to NLG 17.4 million in the fiscal year ended December 31, 1997 from NLG 5.0 million in the fiscal year ended December 31, 1996, representing a 251.3% increase. As a percentage of revenues, cost of revenues increased to 92.1% in the fiscal year ended December 31, 1997 from 77.1% in the fiscal year ended December 31, 1996, primarily as a result of tariff reductions by the Company to respond to those implemented by KPN Telecom which exceeded reductions in origination and termination costs.

         VersaTel's revenues for the three months ended December 31, 1997 were negatively impacted by a case of fraud in October 1997, which the Company estimates affected approximately four days of customer traffic. The fraud involved the unauthorized use of one of the Company's test codes. As a result, a large number of calls were originated, primarily through ethnic calling shops, over the course of four days and the associated origination and termination costs of NLG 0.6 million were expensed as miscellaneous operating expenses. In addition, as a result of excessive call volumes, some customers were unable to complete calls through the VersaTel Network and reverted to KPN Telecom for service. The Company lost revenues from such customers and offered credits to these customers to cover the price differential between KPN Telecom and VersaTel retroactively. As a result, VersaTel estimates the total losses from the incident to be approximately NLG 1.0 million. The Company has filed the case with the local authorities and is currently determining the possibility of filing a claim against certain parties for the cost of service and lost revenue. The Company believes that the risk of future fraud has been reduced with the introduction of the "1611" access code (which does not allow the type of fraud that occurred from the unauthorized use of a test code to occur) and by tracking multiple calls with the same access code.

         Selling, general and administrative expenses increased by NLG 12.0 million to NLG 17.5 million in the fiscal year ended December 31, 1997 from NLG
5.5 million in the fiscal year ended December 31, 1996, primarily as a result of the Company's increased sales, and an increase in customer service, billing, collections and accounting staff required to support revenue growth. Staff levels grew by 38, to 70 employees at December 31, 1997 from 32 employees at December 31, 1996, an increase of approximately 118.8%. As a percentage of revenues, selling, general and administrative expenses increased to 92.8% in the fiscal year ended December 31, 1997 from 85.3% in the fiscal year ended December 31, 1996, as a result of the Company's continuing investments in back-office infrastructure and in people. Bad debt expense was NLG 81,000 for the fiscal year ended December 31, 1997, or 0.4% of revenues.

         Depreciation and amortization expenses increased by NLG 2.7 million to NLG 3.2 million in the fiscal year ended December 31, 1997, from NLG 0.5 million in the fiscal year ended December 31, 1996, primarily due to increased capital expenditures incurred in connection with the expansion and deployment of the VersaTel Network.

         Interest expense, net increased by NLG 0.2 million to NLG 0.5 million in the fiscal year ended December 31, 1997 from NLG 0.3 million in the fiscal year ended December 31, 1996, primarily due to increased shareholders' loans.

Liquidity and Capital Resources

         The Company has incurred significant operating losses and negative cash flows as a result of the development of its business and the VersaTel Network. Prior to the First Offering, the Company had financed its growth primarily through equity and subordinated loans from its shareholders. In May 1998, the Company issued notes and warrants in the First Offering and raised net proceeds of $216.2 million, $78.9 million of which was invested in U.S. government securities placed in escrow to fund the first six interest payments on the notes issued in the First Offering. In December 1998, the Company issued the Outstanding Notes and warrants in the Second Offering and raised net proceeds of $139.5 million, $46.5 million of which was invested in U.S. government securities placed in escrow to fund the first five interest payments on the Notes. For a description of the terms of the notes issued in the First Offering, see "Description of Certain Indebtedness." The Company has since used a significant amount of the remaining net proceeds of the First Offering to make capital expenditures related to the expansion and development of the VersaTel Network, to fund operating losses and for other general corporate purposes.

         Although the Company currently maintains significant cash balances, it will require substantial additional capital to continue funding the cost of the VersaTel Network. The estimated net proceeds of the Second Offering of approximately $139.0 million will be used for that purpose. The Company also used approximately $46.5 million to acquire Pledged Securities (as defined in "Description of the Exchange Notes -- Certain Definitions") to be placed in escrow to fund the first five interest payments on the Notes.

         From and after November 15, 2001, the Company will be required to fund substantial interest payments on the Notes and the notes issued in the First Offering on a current basis. The Company will need to substantially increase its net cash flow in order to meet its debt service obligations at that time, including its obligations on the Notes. See "Risk Factors -- Substantial Indebtedness."

         To date, the Company has made limited use of bank facilities and capital lease financing. The Company may seek to raise senior secured debt financing as well as vendor financing as additional sources of funds for the expansion of the VersaTel Network over the near term. See "Risk Factors -- Considerable Capital Required to Expand the Network."

         Net cash provided by operating activities was NLG 5.8 million in the fiscal year December 31, 1997 compared to negative NLG 1.7 million in the fiscal year ended December 31, 1996. This was primarily the result of an increase in accounts payable of NLG 18.7 million in the fiscal year ended December 31, 1997. The increase in accounts payable was mainly caused by non-paying of current payables as a result of the liquidity difficulties discussed below.

         Net cash used in investing activities was NLG 14.5 million in the fiscal year ended December 31, 1997 and NLG 2.6 million in the fiscal year ended December 31, 1996. Substantially all the cash utilized by investing activities in each fiscal year resulted from an increase in capital expenditures to expand the VersaTel Network. The Company does not expect any material disruption nor any material expenditures in connection with the transition of its billing and information systems to the year 2000.

         Net cash provided by financing activities was NLG 5.8 million in the fiscal year ended December 31, 1997 and NLG 8.6 million in the fiscal year ended December 31, 1996. Net cash provided by financing activities in the fiscal year ended December 31, 1997 resulted mainly from NLG 1.5 million of capital contributions and NLG 4.5 million of subordinated loans obtained from one of the Company's shareholders. For the fiscal year ended December 31, 1996, net cash provided by financing activities of NLG 8.6 million resulted from NLG 5.0 million of capital contributions and NLG 3.2 million of subordinated loans obtained from the Company's shareholders, as well as capital leases to an amount of NLG 0.4 million.

         Prior  to  the  First  Offering,   the  Company  experienced  liquidity
difficulties, which resulted in attachments to its bank account by certain creditors. This situation was resolved by the contribution of new equity by certain of the Company's shareholders and the issuance of guarantees for the benefit of one of the creditors.

         In February 1998, as part of the Recapitalization two of the three shareholders of the Company, Telecom Founders and NeSBIC, a subsidiary of Fortis, invested an additional NLG 7.2 million in equity capital in the Company. Although this contribution was received in February 1998, the formal shareholders meeting approving the amount to be labelled as capital was not executed until April 17, 1998. In addition, NeSBIC and Cromwilld converted their subordinated convertible notes totaling NLG 3.6 million into Ordinary Shares of the Company, and NeSBIC converted its NLG 4.5 million bridge loan into Ordinary Shares of the Company. The third component of the Recapitalization was comprised of a new equity investment by Paribas of NLG 12.8 million. Lastly, the Company received from Telecom Founders, NeSBIC, Paribas and NPM an additional NLG 15.0 million in equity capital immediately prior to the closing of the First Offering. As a result of the Recapitalization, the Company's share capital increased from NLG 7.0 million to NLG 50.1 million. See "Security Ownership of Principal Shareholders and Management."

Risks Associated with the Year 2000

         The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Because of this programming convention, software, hardware or firmware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including among others, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Year 2000 and VersaTel's Readiness

         VersaTel is undertaking a comprehensive program to address the Year 2000 issue with respect to the following:

         1.       The Company's information technology systems;

         2. The telephony switching network (including equipment installed at customers' premises);

         3. The Company's non-information technology systems (including buildings, plant, equipment and other infrastructure systems that may contain embedded micro controller technology);

         4. The systems of the Company's major vendors (insofar as they relate to the Company's business); and

         5.       The Company's customers.

         This program involves four "Steps": (1) a wide ranging assessment of Year 2000 problems affecting the Company; (2) the development and implementation of remedies to address discovered problems; (3) the testing of the Company's systems; and (4) an analysis of the worst case scenario for the Company. The Company expects to complete Steps 1 and 2 of this program in the first quarter of 1999 and Steps 3 and 4 by the end of the second quarter of 1999.

Steps 1-2:  Assessment of Year 2000 Issues, Development and Implementation of
            Remedies

         The Information Technology Systems. The Company is currently undergoing a major program to replace all of its existing OSS systems for billing, customer care and mediation and expects to have completed the replacement program by the end of the second quarter of 1999. In selecting the new OSS systems, the Company asks for guarantees from the manufacturers of Year 2000 compliance. The Company is also checking all its custom designed software for Year 2000 compliance.

         The Company uses Windows 95 and Windows NT 4.0 as its operating systems. The Company expects to upgrade all of its Windows 95 operating systems to Windows 98, which is Year 2000 compliant, in the first quarter of 1999. The Company expects to install the latest service pack for its NT 4.0 operating systems which is Year 2000 compliant in the first quarter of 1999. The Company does not presently use any other desktop or server operating systems.

         The Telephony Switching Network. The Company has consulted with Nortel, the manufacturer of its DMS 100 telephony switches and believes that its switches will be Year 2000 compliant before the end of 1998. The Company is currently upgrading its switch operating software to EURO-8, which is Year 2000 certified and is also investigating the Year 2000 compliance of its routers installed at customer premises to direct traffic on to the VersaTel Network.

         The Non-Information Technology Systems. The Company's office buildings have the following embedded systems: monitor alarm (intrusion and sensors), personnel registration plus floor access, fire alarm, climate control and electrical power maintenance (generators). The Company's facilities management team is currently investigating if the embedded systems are Year 2000 compliant and intends to ensure that they will be by the end of the fourth quarter of 1998.

         Major Vendor's Systems. The Company is asking all of its major vendors to demonstrate their approach to the Year 2000 problem and to give guarantees that the millennium will not interrupt their services to the Company. The Company is informing its vendors that Year 2000 compliance in their services and products is an essential element of the existing business relationship. The managers responsible for each vendor relationship are asking for these guarantees and the response to date has been positive. The Company is now formalizing these requests, sending letters, and compiling a list of vendors' responses.

         Customers' Systems. The Company's customer services department intends to discuss with customers the Year 2000 issue, including whether such customer is Year 2000 compliant and to suggest that, where this issue has not been resolved, the customer seek advice. No assurances can be given that the Company's customers will either take such advice or be Year 2000 compliant on a timely basis.

Step 3:  Testing of the Company's Systems

         VersaTel intends to conduct a full operational test of its entire business by the end of the second quarter of 1999, when the Company expects that all of its systems and processes will be Year 2000 compliant. The Company's services and products are primarily provided to business customers who operate Monday through Friday and therefore it plans to conduct this test during a weekend. Certain customers have approved this plan and have agreed to participate in the test.

Step 4:  Worst Case Scenario

         The Company believes that the worst effect of the Year 2000 issue would be the inability of customers to complete calls. Nortel, the manufacturer of the Company's switches, has conducted extensive Year 2000 tests with the EURO-8 software and has informed the Company that it believes the Company's switches are Year 2000 compliant. The Company will be approaching Nortel for guarantees regarding this compliance.

         If the Company's Year 2000 compliant billing system fails to function correctly, the Company believes that bills could still be distributed by modifying the call detail record's timestamp to reflect a pre-Year 2000 date.

         The ability of the Company's customer care team to supply quality service would be significantly affected if the OSS systems were not available. Service provisioning, additional services and the development of new customers could not continue effectively if the automated provisioning systems fail. The Company is asking for certificates from the manufacturers of these systems that they are Year 2000 compliant.

         The Company's ability to collect revenues depends upon certain financial institutions' computer systems, because approximately 50% of its retail customers pay by way of direct debit facilities. The Company is seeking assurances from these financial institutions that they are Year 2000 compliant.

         The Company believes that it is not very likely that any of the above situations will occur due to the assurances of Year 2000 compliance that it expects to receive from its vendors, software and systems programmers, customers and financial institutions. In the event that one or more of the situations should occur, the Company would attempt to rectify the problem with the appropriate people. However, no assurance can be given that the Company will be successful in obtaining valid assurances or guarantees, that the Year 2000 issue will not have a material adverse effect on the Company, that any Year 2000 effects could be resolved or that the Company would be reimbursed for any additional expenditure under any of the assurances or guarantees that it expects to obtain or otherwise.

Costs Related to the Year 2000 Issue

         To date, the Company has incurred approximately NLG 200,000 in costs for its Year 2000 program. A substantial portion of costs for the Year 2000 issue will be included in the replacement of the current generation of operating support systems. The Company is replacing these systems to support the business growth and not specifically to remedy the Year 2000 problem. The Company expects to incur additional specific Year 2000 charges that are estimated to be less than NLG 2 million, the majority of which will be incurred during 1999.

                                    BUSINESS

Overview

         VersaTel is a rapidly growing alternative telecommunications service provider based in Amsterdam, The Netherlands. VersaTel's objective is to become the leading alternative provider of facilities-based national and international telecommunications services in the Benelux region. The Company, formed on October 10, 1995, currently provides high quality, competitively priced, international and national long distance telecommunications services in The Netherlands and Belgium, primarily to small- and medium-sized businesses, and wholesale telecommunications services to other carriers. With over 5,000 business customers, the Company is a leading alternative to KPN Telecom, the former monopoly telecommunications carrier of The Netherlands, in the small- and medium-sized business market. The Company's business customer base has grown from 669 as of December 31, 1996 to 5,022 as of September 30, 1998. In addition, the Company offers its services to targeted residential customers. As of September 30, 1998, the Company had 1,436 residential customers. The Company's revenues for the year ended December 31, 1997 were approximately NLG 18.9 million and for the nine months ended September 30, 1998 were approximately NLG
25.9 million.

         Currently,    VersaTel's   primary   service   offerings   consist   of
international and national long distance services. VersaTel has recently introduced services aimed at the residential market including VersaContact, a dial-around service, and calling cards. In addition to its retail voice and data services, the Company offers wholesale switched voice services to other telecommunications service providers. These services include international gateway and national termination services in The Netherlands. With the acquisition of CS Net in early November 1998, VersaTel will be able to offer its business customers certain internet and intranet services. VersaTel plans to offer additional services, including local access and high speed data services to its business customers over the next 18 months.

         VersaTel was one of the first carriers in The Netherlands to obtain a carrier select code and to obtain full interconnection with KPN Telecom. Customers access VersaTel's services by dialing (manually or through an auto-dialer) the Company's select codes or through leased lines. The Company's Nortel DMS 100 switch located in Amsterdam connects customers' calls to the required destination using the most cost efficient routing. The Company has installed a Nortel DMS 100 switch in Antwerp and is currently testing the switch with the intention of bringing the switch on-line by the end of 1998. In addition to interconnection agreements with KPN Telecom and Belgacom, VersaTel has a national carrier agreement with Castel N.V., one of the largest regional cable television companies in The Netherlands, and international carrier agreements with companies such as Telfort B.V., WorldCom Inc., FaciliCom International Inc. and Global One Communications B.V.

The Benelux Market Opportunity

         VersaTel was founded to capitalize on the opportunities created by the liberalization of the telecommunications market in the Benelux region. With a population of approximately 26.2 million, the Benelux market is characterized by one of the world's highest population densities (approximately 351 persons per square kilometer) and relatively high income levels (a per capita GDP of approximately $24,033 in 1997). Located in the heart of Europe in a relatively small geographic area, the Benelux region is a major transportation and trade gateway, generating a relatively high level of telecommunications traffic. According to EITO (European Information Technology Observatory), the total Benelux telecommunications services market amounted to approximately $14.0 billion in 1997, and would, according to EITO, if ranked as a single country, have been the fifth largest market in telecommunications services expenditures in western Europe behind Germany, France, the United Kingdom and Italy. The Company expects that the importance of telecommunications will continue to increase as the Benelux market liberalizes, and that total telecommunications revenues as a percentage of GDP in the Benelux region (2.6% in 1997). At present, the Benelux market is dominated by the former monopoly telecommunications carriers, KPN Telecom, Belgacom, and P&T Luxembourg, in, respectively, The Netherlands, Belgium and Luxembourg. The Company believes that the Benelux telecommunications market represents a substantial opportunity which it can capitalize on by capturing a portion of the incremental growth of the market and by winning market share from the PTTs.

         The following chart illustrates the relative importance of the Benelux telecommunications market.

                                      CHART
----------

(1) Source:   Telegeography   1999.  All  outgoing  MiTT  market  data  is  1997
    information.

(2) The Benelux market figure is the aggregate figure of all outgoing MiTTs of The Netherlands, Belgium, and Luxembourg, net of intra-Benelux outgoing international MiTTs.

         The Company currently operates in The Netherlands and in Belgium and plans to extend its operations to Luxembourg by mid-1999. The following is a brief description of each country comprising the Benelux market.

The Netherlands

         With a population of 15.6 million and a population density of approximately 376 persons per square kilometer, The Netherlands is the most densely populated country in Europe. This high population density will enable the Company to reach a larger number of potential customers with a less extensive network and, as a result, lower capital expenditures. Due to its location in the heart of western Europe and its connections with the rest of western Europe through major highways, railroads and waterways, distribution and the export and import of products and services account for a significant portion of the national economy. The Netherlands per capita GDP was U.S. $23,609 in 1997. Total telecommunications expenditures accounted for approximately 2.8% of the GDP of The Netherlands in 1997.

         According to EITO, the Netherlands market accounted for approximately 5.1% of western Europe's telecommunications services expenditures, making it the sixth largest market in western Europe. EITO also estimates that the Netherlands market for telecommunication services has grown at a rate of 12.9%, 11.6% and 9.0% for the years 1995, 1996 and 1997, respectively, and also estimates that the total size of the Netherlands telecommunications services market in 1997 was $8.7 billion.

Belgium and Luxembourg

         With a population of 10.2 million and a population density of 334 persons per square kilometer, Belgium is a relatively densely populated country. It is host to a number of international organizations, including the European Commission, parts of the European Parliament and NATO headquarters. Belgian per capita GDP was $24,137 in 1997.

         With a population of 423,000, Luxembourg is the smallest Member State of the European Union ("EU"). It is a financial center and host to a large number of EU institutions. The country has the highest GDP per capita in Europe ($37,132 versus $21,527 for the EU in 1997).

         According to EITO, total telecommunications expenditures accounted for approximately 2.3% of combined Belgian and Luxembourg GDP in 1997, the combined Belgian and Luxembourg market accounted for approximately 3.1% of western Europe's telecommunications services expenditures and the combined Belgian and Luxembourg market for telecommunications services has grown at a rate of 14.0%, 10.6% and 10.3% for the years 1995, 1996 and 1997, respectively. EITO also estimates that the total size of the combined Belgian and Luxembourg telecommunications services market in 1997 was $5.26 billion which accounted for approximately 2.0% of the GDP of the countries.

The VersaTel Network

         Network Plan. The Company is building a network infrastructure which is designed to connect all major business and population centers in the Benelux region and provide local access in high density business areas as well as international connectivity to Germany, France and the United Kingdom. VersaTel believes that the demographics and high concentration of businesses in the Benelux market will enable the Company to access a substantial portion of the business and residential market with relatively low capital expenditures. The Company plans to establish one of the first integrated overlay networks in the Benelux region and plans for the Network to connect to most of the PTTs' points of interconnection, pass within five kilometers of more than 270,000 businesses and cover all major population centers. VersaTel believes that its Network will enable the Company to better control costs, ensure access to bandwidth, offer a broader portfolio of services and improve margins.

         The VersaTel Network will consist of three integrated elements:

         o Benelux Overlay Network. VersaTel is constructing the Benelux Overlay Network that will connect the major commercial centers in the Benelux region, including most interconnection points with the PTTs and other telecommunications service providers. The Company has been acquiring rights-of- way, ducts and dark fiber from public authorities, utilities and other telecommunications companies. The initial phase of the Benelux Overlay Network will be a fiber-optic ring connecting Amsterdam and Brussels via The Hague, Rotterdam and Antwerp. The Netherlands Randstad Stage is expected to be completed in early 1999. The remainder of the Benelux Overlay Network is expected to connect an additional 23 major business centers in the Benelux region. Upon completion, the Company expects that the Benelux Overlay Network will consist of approximately 2,200 route kilometers of fiber-optic rings.

         o Local Access Network. VersaTel intends to establish local access infrastructure in areas with high business concentrations along the Benelux Overlay Network. The Local Access Network will connect business customers directly to the VersaTel Network. The Local Access Network will consist of both fiber-optic cable and radio links. The Company intends to start implementing local access early in 1999, shortly after the first segment of the Benelux Overlay Network becomes operational. The Company plans to install up to 1,500 route kilometers of local access infrastructure.

         o International Network. The Company reached an agreement in October 1998 with Global Crossing whereby the Company will obtain dark fiber from Amsterdam to London and from the Belgian- French border to Paris and in return will provide Global Crossing with cable ready ducts from the Dutch coast near Amsterdam to the Belgian-French border. VersaTel intends to build or acquire additional direct fiber-optic links connecting the Benelux Overlay Network to other interconnection points in Germany, France and the United Kingdom. VersaTel expects to complete fiber-optic links to its initial interconnection points in Dusseldorf, Lille, Paris and London in 1999.

         The figure below sets forth the elements of the Company's Network.

                                      CHART

         Network Design and Implementation. VersaTel's Network will utilize advanced technology to achieve high reliability, low operating costs and rapid capacity expansion. The key attributes of the network architecture include self-healing, shared protection rings, diverse routing and separate paths into redundant network nodes and interconnection points.

         The Company's network architecture is designed to allow for substantial expansion in capacity. The Company will provide for future capacity by installing additional underground ducts, fiber pairs, building space and building systems (such as power equipment) when building out the VersaTel Network, since the marginal construction costs associated with providing future capacity are low. For example, eight ducts will be installed along most fiber-optic routes -- one for the initial cable installation, one as back-up and maintenance space with the remainder for growth and/or trading purposes. Each duct can hold one or more fiber cables. The initial fiber-optic cable installed contains 96 fibers. In addition, the Company intends to implement management systems that will have the capacity, flexibility and design architecture to support anticipated expansion.

         The Company intends to use advanced network equipment and management systems to maintain low operating costs. These technologies automate many of the functions for both network and service management. In addition, the Network will be controlled from a single network management center, supported by a redundant backup center. Having a single center controlling the entire Network, including local access links, will minimize the staff required to manage network and service operations.

         The Network will use SDH transmission equipment, the industry standard for creating bandwidth from the underlying transmission medium whether microwave, fiber-optic cables or satellite. SDH equipment automates most of the functions of defining, routing and connecting service bandwidth and reroutes these channels in the event failures occur. The Company intends to continue to use Nortel DMS switching equipment for its voice-grade circuit-switching network. The Nortel DMS 100 switch is capable of supporting all "intelligent network" and value-added services common in the industry. The Company intends to establish data communications and internet service networks utilizing the Benelux Overlay Network.

         The Company is installing one of the first STM-64 (10 Gbps) fiber networks in the Benelux region (20 Gbps including back-up capacity). This high capacity is expected to provide a very competitive, low cost per bit transmitted. In the future, capacity could be expanded to 160 Gbps per fiber pair with existing WDM technology and even further as this technology is improved. In addition, VersaTel intends to have the first deployment of Nortel's Reunion broadband radio system in the Benelux region. This will provide high speed Internet access as well as low cost customer access to all the services VersaTel plans to offer.

         The Company has tailored the proposed routing of the Benelux Overlay Network to support its strategy of targeting small- and medium-sized businesses. The Company expects that the Network will pass more businesses within five kilometers than the networks of most other carriers. The Company believes that although this plan will increase route length and construction costs, it will lower the costs of local access substantially and will, ultimately, minimize the total cost of serving its target market.

         To provide local access, the Network has been designed with physical access points at intervals averaging every 1.5 kilometers. All aspects of network planning will integrate local customer access with the Benelux Overlay Network. The Company believes centralized control of both local access and overlay infrastructure as well as integrated network and service management systems will allow the Company to deliver faster service provisioning and fault repair, better service management and lower cost. As a result, the Company believes that its network implementation will provide it with an advantage over most of its competitors.

         The Local Access Network will consist of both fiber-optic links and point-to-multipoint radio connections to customers. VersaTel will decide the means of local access based primarily on the density of the customers anticipated in an area and the customers' distance from the Benelux Overlay Network. Fiber-optic cables will be used to connect to office buildings and business parks near the Benelux Overlay Network. Radio technology, which is evolving rapidly as a capital efficient means of providing flexible bandwidth, will be used to connect to more dispersed customers. VersaTel is working with Nortel, a world leader in this point-to-multipoint radio technology, to become a pioneer in implementing this technology in Europe. The Company recently received a license which allows it to test this point-to- multipoint technology in The Netherlands. VersaTel intends to begin a trial in January 1999 in which selected business customers will be connected to the Benelux Overlay Network via wideband and broadband wireless access. The Company believes it will be able to offer local access customers a broader range of services, higher service quality, faster service provisioning and lower costs than its competitors.

         The International Network will include links from the Benelux Overlay Network to the main interconnection points in Germany, France and the United Kingdom. Interconnection locations will initially be Dusseldorf, Lille, Paris and London. Later, Aachen, Cologne, Frankfurt and Metz are expected to be added. The international links will also employ design principles of diverse routing, as well as redundant and self-healing rings. The Company intends to build the international links by purchasing or leasing dark fiber, swapping capacity with alternative carriers and building its own infrastructure.

         VersaTel has entered into a framework agreement with Nortel to supply all initial transmission equipment and network management systems through a turn-key project. VersaTel also has a similar arrangement with Detron, a Benelux contractor for the engineering and construction of the fiber network. In addition, pursuant to the agreement with Nortel, the Company has negotiated contracts with Nortel to provide implementation and operations services as well as vendor financing. See "Risk Factors -- Significant Challenges in Expanding the Network."

         The civil engineering and construction companies that have been engaged are responsible for obtaining rights-of-way, civil engineering, physical construction and testing of the Benelux Overlay Network. The Benelux Overlay Network has utilized rights-of-way of public authorities, pipeline companies, power and gas companies and others. Under the new telecommunications legislation, the Company expects to have improved rights-of-way on public lands in The Netherlands. The Company also expects to have rights-of-way on public lands in Belgium, after obtaining its license. Separately, the Company may also negotiate rights-of-way from private landowners. See "Risk Factors -- Significant Challenges in Expanding the Network" and "-- Regulation."

         The  Company   expects  to  operate  the  entire  Network  and  to  own
substantially all of the network equipment and most fiber-optic links. The Company plans to utilize fiber-optic cable for most of the Benelux Overlay Network. To accelerate implementation, VersaTel intends to acquire trench space, ducts, dark fiber and leased capacity from other infrastructure operators, particularly on international links. Potential partners are interested in obtaining dark fiber capacity and, in some cases, will trade fiber capacity on routes already constructed, as illustrated by the agreement reached with Global Crossing.

Business Strategy

         VersaTel's objective is to become the leading alternative provider of facilities-based national and international telecommunications services in the Benelux region. The principal elements of the Company's strategy are:

         o Targeted Network Roll-out. The Benelux Overlay Network's routing is designed to cover the major business and population centers in the Benelux region and pass as many businesses as economically feasible. As individual segments of the Benelux Overlay Network are completed, the Company intends to connect business customers directly via the Local Access Network. For example, the first segment of the Benelux Overlay Network, when completed, will connect the Netherlands Randstad Stage, Antwerp and Brussels and will pass within five kilometers of approximately 100,000 businesses. The Company believes that this targeted network roll-out strategy will allow it to gain market share rapidly, increase revenues and improve margins.

         o Grow Customer Base. The Company intends to leverage the growth of its facilities-based Network, its product and service offerings and its sales and marketing capabilities to expand its customer base. The Company believes it has developed strong brand recognition in its target market of small- and medium-sized businesses and intends to capitalize on this by increasing its direct sales force, introducing new distribution channels and targeting new customer segments, including high-usage residential customers.

         o Increase Product and Service Offerings. The Company intends to provide new products and services in order to attract additional customers, enhance customer loyalty and increase network utilization by its existing customer base. In addition to international long distance, VersaTel has also introduced national long distance, dial-around services and calling cards to its customers. With the acquisition of CS Net, VersaTel will be able to offer certain internet and intranet services to its business customers. The Company also expects to introduce local access and high speed data services over the next 18 months.

         o Focus on Superior Customer Service. VersaTel strives to maintain a competitive advantage over its competitors in its target markets by providing superior customer service. The
                  Company believes that its target market of small- and medium-sized businesses has been particularly underserved by the PTTs and that providing a high level of customer service is a key element to establishing customer loyalty and attracting new customers. The Company has dedicated customer service representatives who initiate contact with customers on a routine basis to ensure satisfaction and market new products. In addition, the Company provides detailed monthly billing statements and monthly call management reports which identify savings to customers and enable them to manage their telecommunications expenditures more effectively.

         o Expand Facilities-Based Wholesale Services. The Company currently offers international gateway services as well as domestic termination services for both international and national carriers. In addition, as VersaTel deploys its Network, the Company intends to offer additional wholesale services, including leased lines, conduits, dark fiber and managed bandwidth in order to increase network utilization and to offset the cost of network construction. The Company expects the creation of network capacity in the form of dark fiber, conduits and rights-of-way will provide a trading currency to be used with other carriers as a means of accelerating the deployment of the VersaTel Network.

         o Pursue Selective Acquisitions and Strategic Relationships. The Company plans to continue to acquire other alternative telecommunications service providers and Internet service providers in order to accelerate the growth of its customer base, Network and service portfolio. In addition, the Company is actively pursuing strategic relationships with alternative carriers in Germany, France and the United Kingdom in order to establish interconnection agreements, to partner on infrastructure projects and to expand its geographic reach.

Products and Services

Current Products and Services Offerings

         The Company currently offers the following products and services:

         Long Distance. VersaTel offers international and national long distance telecommunications services to over 6,000 customers in The Netherlands. The Company began offering switched-based international long distance services to business customers in 1995, to telecommunication services providers in 1996 and to residential customers in December 1997. Historically, the Company has focused primarily on the sale of international voice and data services to small- and medium-sized businesses; however, with the liberalization of the Netherlands telecommunications market, the Company has expanded its service offerings to include national long distance services. International and national long distance services are the Company's core products as it expands in other markets. The Company began offering international services in Belgium in the third quarter of 1998 and plans to begin offering national long distance services.

         Calling Cards. The Company currently offers post-paid calling cards and plans, in the near future, to offer pre-paid calling cards. The Company's post-paid calling card is provided to the Company's business customers and high international volume residential customers. The post-paid calling card provides international and national call access in all countries where available through one toll-free number worldwide. Call charges are itemized and appear on the call management report. The Company expects to offer pre-paid calling cards throughout the Benelux region by the third quarter of 1999.

         Wholesale Switched Voice Services. In addition to its retail switched voice and data services, the Company offers wholesale switched services to other telecommunications service providers. These services include international gateway and national termination services in The Netherlands. The increase in traffic volume generated by offering


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


these services allows the Company to obtain greater volume discounts. As the Company completes its Network, it will be able to offer wholesale services over its own Network throughout the Benelux region, Germany, France and the United Kingdom, thus increasing network utilization and improving gross margins.

Future Products and Service Offerings

         VersaTel continually evaluates potential product and service offerings as well as competitors' offerings in order to retain and expand its customer base and to increase revenue per customer. The Company places a high priority on the development of new products and services and expects to introduce the following:

         ISDN Primary Rate services. The Company plans to offer ISDN primary rate services to its customers in the Benelux region in the first quarter of 1999. This service will primarily target the business market with digital PABX's and high volume outgoing and incoming traffic. Currently, ISDN is the fastest growing service for business telephony in the West-European market.

         Virtual POP dial-in services. The Company plans to offer virtual Point-of-Presence dial-in services for independent Internet service providers and for business customers by the second quarter of 1999. This service will be positioned as cost efficient dial-in capability for Internet service providers and for the business market seeking effective remote access capabilities for their employees and customers.

         Enhanced Switched Voice Services. The Company is developing advanced call service offerings that are expected to appeal to its core customer segment, including voice mail, VPN, voice response, personal numbering and automated secretary. VersaTel's present switched voice system is capable of supporting most of these enhanced services. The remaining equipment required to offer these enhanced services is expected to be installed in 1999. These services are expected to aid in customer retention and increase network utilization and average revenue per customer.

         Managed Bandwidth Services. With the completion of the initial links in the Benelux Overlay Network and its International Network, the Company will be able to participate in the market for selling bandwidth capacity. The Company is planning service offerings beginning with E1 channels (2 Mbps) up to STM-1 channels (155 Mbps). The Company expects to provide these services primarily to its wholesale customers, particularly at locations where the Company is the only alternative to KPN Telecom.

         Data Communication Services. VersaTel plans to offer high-speed data communications services to its small- and medium-sized business customers beginning in the third quarter of 1999. The Company believes that there is a growing market for high-speed data communications services, such as frame relay, Ethernet, and ATM services in the small- and medium-sized business market. Data communications services and the specific protocols are evolving rapidly and the Company is currently developing its portfolio of data communications services and the roll-out sequence.

         Internet Access Services. VersaTel plans to acquire other Internet service providers, to accelerate the introduction of Internet services to its target market. Demand for Internet services is growing rapidly in the Benelux region, as small- and medium-sized businesses are starting to use these services for e-mail, data retrieval, information services and electronic commercial transactions. The Company expects that Internet services will generate an increasingly large share of telecommunications industry revenue as a result of both the introduction of new applications and substitution for various existing services.

Sales and Marketing

         VersaTel seeks to capitalize on its position as a leading alternative telecommunications services provider that offers comprehensive customer service and low-cost communications services in The Netherlands with a focus on small-and medium-sized businesses and residential customers. VersaTel believes that it has created a prominent brand name in its target market that it expects to successfully apply throughout the Benelux region. The Company brands


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


all of its products and services offerings with "Versa," such as VersaBizz (post-paid calling cards), VersaCall (voice services), VersaFax (facsimile services) and VersaData (data communications). VersaTel markets its products and services through several marketing channels, including database marketing, targeted telemarketing, brand and promotional advertising, direct mail and the Company's direct sales force.

Customers

         The Company markets its services on a retail basis to its business and residential customers and on a wholesale basis to other carriers.

         Small- and Medium-sized Businesses. The Company's target customers are small- and medium-sized businesses (under 100 employees). The Company focuses particularly on those business and industry segments which have historically generated significant volumes of national and international traffic, such as shipping, transport, import and export and agri/horti culture. The Company believes that the small- and medium-sized business segment has been underserved by the PTTs and the major alternative service providers. Traditionally, the PTTs and the other major carriers have focused on offering their lowest rates and best services primarily to larger, higher volume business customers.

         Residential Customers. VersaTel has begun targeting residential customers. The Company's initial focus is to market its services to employees of its business customers and residential customers in certain niche markets characterized by high volume calling patterns. In addition, the Company markets its services to residential customers in The Netherlands via marketing communications methods such as direct mail, multi-level marketing and telemarketing. The Company believes that this approach is a cost-effective way of targeting the residential market segment.

         Wholesale Customers. The Company markets its wholesale services to international and domestic carriers. The wholesale sales effort is supported by senior management's existing relationships in the industry. The Company intends to establish a carrier sales force with account managers focusing on specific carrier customers.

Sales and Marketing Staff

         The Company's sales force is composed of direct sales personnel, telemarketers and independent sales agents. Marketing to small- and medium-sized businesses is currently conducted by over 26 direct sales personnel in Amsterdam and 13 in Antwerp. In the future, the Company expects to significantly expand its direct sales force and open additional sales offices in Rotterdam and Brussels. The Company's sales personnel make direct calls to prospective and existing business customers, analyze business customers' usage and service needs, and demonstrate how the Company's service package will improve a customer's communications capabilities and costs. Each member of the Company's sales force is required to complete the Company's intensive training program. In addition, the Company has a telemarketing group that screens prospective customers and verifies call volumes.

         VersaTel recently established a sales agents program under which sales agents receive commissions, but are not employed by the Company. Agents are provided with an advertising and sales promotion budget based on the volume of their sales. The Company currently has over 80 such sales agents and intends to continue to increase this program.

Customer Service

         VersaTel strives to maintain a competitive advantage over its competitors in its target markets by providing superior customer service. The Company believes that providing a high level of customer service is a key element to establishing customer loyalty and attracting new customers. The Company has dedicated customer service representatives who initiate contact with its customers on a routine basis to ensure customer satisfaction and market new products. In addition, the Company provides detailed monthly billing statements and monthly call management reports which identify savings to customers and enable them to manage their telecommunications expenditures more effectively.

         VersaTel also believes that technology plays an important role in customer satisfaction. Advanced technological equipment is crucial to enabling the Company to provide a high quality of service to its customers. The Company has installed sophisticated status-monitoring and diagnostic equipment on its NOC and plans to install similar units on its SDH network. This equipment allows the Company to identify and remedy network problems before they are detected by customers. By providing superior customer service and through the effective use of technology, VersaTel expects to maintain a competitive advantage in its target markets.

Billing and Information Systems

         The Company must process millions of call detail records quickly and accurately in order to produce customer bills in a timely and efficient manner. Call detail records are collected, backed-up, processed and verified by VersaTel on a daily basis. This data is then transmitted electronically to a printing company for printing and then returned to VersaTel for verification and distribution. The Company is currently reviewing its billing systems in anticipation of continued growth and anticipates replacing its current billing system by the second quarter of 1999. The Company does not expect any material disruption in its billing or information systems as a result of the Year 2000. In addition, the Company has planned and budgeted replacements and enhancements to its information systems to handle growth in the size and complexity of the Company, its customer base and its product portfolio in areas such as work flow, fixed asset management, sales support and service provisioning. See "Risk Factors -- Managing Growth."

Competition

         Until recently, the telecommunications market in each EU Member State has been dominated by the national PTT. Since the implementation of a series of EC directives beginning in 1990, the EU Member States have started to liberalize their respective telecommunications markets, thus permitting alternative telecommunications providers to enter the market. Liberalization has coincided with technological innovation to create an increasingly competitive market, characterized by still-dominant PTTs as well as an increasing number of new market entrants. Competition in the European long distance telecommunications industry is driven by numerous factors, including price, customer service, type and quality of services and customer relationships.

         In The Netherlands, Belgium and Luxembourg, the Company competes or will compete primarily with the national PTTs. As the former monopolist providers of telecommunications services in these countries, the PTTs have an established market presence, fully-built networks and financial and other resources that are substantially greater than those of the Company. In addition, the national PTTs own and operate virtually all of the infrastructure which the Company must currently access to provide its services. The Company estimates that in each of these countries the national PTT still controls the vast majority of the telecommunications market.

         In addition, various new providers of telecommunications services have entered the market in each of these countries, targeting various segments of the market in these countries. Companies such as EnerTel, Telfort B.V., a company formed by British Telecom and Nederlandse Spoorwegen N.V., the Netherlands railroad company, as well as Global One Communications, Worldcom Inc. and Esprit Telecom plc compete with KPN Telecom in The Netherlands for contracts with large multinational companies. Unisource N.V., Concert, France Telecom, AT&T, Worldcom, Esprit Telecom plc. and Telenet N.V. compete with Belgacom in Belgium for contracts with large multinational companies. The Company does not currently serve this segment of the business market, as the Company believes that it does not presently have a competitive advantage to successfully target large corporate customers.

         In VersaTel's primary target market of small- and medium-sized businesses, competitors include RSL Communications Ltd. and Viatel, Inc. in both The Netherlands and in Belgium. In the residential customer market, the Company competes with companies such as EnerTel N.V., Tele2 A.B., Telegroup, Inc., Viatel, Inc. and callback operators in The Netherlands. In Belgium, the residential customer market has only recently been aggressively targeted by service providers such as Mobistar, Telenet N.V. and Telegroup, Inc.

Regulation

         In Europe, the traditional system of monopoly PTTs has ensured the development of broad access to telecommunications services; however, it has also restricted the growth of high quality and competitively priced voice and data services. The liberalization in European telecommunications market is intended to address these market deficiencies by ending PTTs' monopolies, allowing new telecommunications service providers to enter the market and increasing the competition within the European telecommunications market. The inefficiencies of the traditional monopoly system combined with the EU liberalization initiatives have created the current market opportunity for the Company's product and service offerings.

         The current regulatory framework in the EU and in the countries in which the Company provides its services or intends to provide its services is briefly described below. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on the Company, that national or international regulators or third parties will not raise material issues with regard to the Company's compliance or noncompliance with applicable regulations or that any changes in applicable laws or regulations will not have a material adverse effect on the Company. See "Risk Factors -- Risks Associated with Changes in Regulatory Environment."

European Union

         Starting in 1987, the EC Green Paper on Telecommunications charted the course for the current changes in the EU telecommunications industry by advancing principles such as separation of operators from regulators, transparency of procedures and information, cost orientation of tariffs, access to monopoly infrastructure networks and the liberalization of services. In 1990, the EU Member States approved two directives that established these principles in EU law: the Open Network Provision ("ONP") Framework Directive and the EC Services Directive. These two directives set forth the basic rules for access to the PTT public networks and the liberalization of the provision of all telecommunications services within the EU except for "voice telephony."

         The ONP Framework Directive established the conditions under which competitors and users could gain cost- oriented access to the PTTs' public networks. The EC Services Directive abolished the existing monopolies on, and permitted the competitive provision of, all telecommunications services with the exception of "voice telephony." The intended effect of the Services Directive was to permit the competitive provision of all services, other than voice telephony, including value-added services and voice services to closed user groups ("CUGs"). As a result, many new entrants entered the market, labeling their services as CUG services, while in fact providing voice telephony services.

         In 1992, the EC approved the ONP Leased Line Directive, which required the PTTs to lease lines to competitors and end-users, and to establish cost accounting systems for those products by the end of 1993. The national regulatory authorities were to use this cost information to set cost-oriented tariffs for leased lines. This Directive has recently been amended. The purpose of the revised ONP Leased Lines Directive is to ensure that, in a competitive market, all users continue to have access to leased lines from at least one operator, under harmonized conditions of access and use.

         In 1996, the EU issued the Full Competition Directive, which requires EC Member States to permit alternative infrastructure providers, such as existing networks of cable companies, railroads, electric and other utility companies, to resell capacity on these networks for the provision of services other than voice telephony from July 1996. This allows the Company to lease transmission capacity from companies other than the PTTs. The Full Competition Directive also established January 1, 1998 as the date by which all EU Member States (with the exception of Spain, Greece, Portugal, Ireland and Luxembourg, each of which may delay implementation for various periods) must establish a legal framework which removes all remaining restrictions on the provision of telecommunications services, including "voice telephony." Subject to the foregoing, each EU Member State is obliged, under EU law, to enforce the terms of the Full

Competition Directive. Enforceability of the Full Competition Directive may be challenged at the EU level or at the EU Member State level. See "Risk Factors -- Risks Associated with Changes in Regulatory Environment."

         In addition to the Full Competition Directive, the EU issued the Licensing Directive in April 1997 and the Interconnection Directive in June 1997. The Licensing Directive establishes a common framework for general authorizations and individual licenses in the field of telecommunication services. The Licensing Directive is intended to allow telecommunications operators to benefit from an EU-wide market for telecommunications and establish a common framework for national authorization regimes and seeks to facilitate cross-border networks and services. The Interconnection Directive standardizes regulatory frameworks to be implemented by EU Member States and their national regulatory authorities, including the regulation of public telecommunications networks and services. The Interconnection Directive governs the manner in which alternative network operators and service providers are permitted to interconnect with the PTTs' public networks. The Interconnection Directive requires national regulators to ensure that interconnection agreements with parties with significant market power provide for access at cost-oriented rates.

         The Interconnection Directive has been amended to provide for carrier selection (ensuring that end-users can on a call-by-call basis select the long distance or international carrier of their choice) as of January 1, 1998, and carrier pre-selection (ensuring end-users can prior to the time calls are made select the long distance or international carrier of their choice) and number portability (the ability of end-users to keep their numbers when changing operators) by January 1, 2000. Carrier selection and carrier pre-selection are required to be made available by carriers with significant market power. The Interconnection Directive indicates that significant market power could be assumed if the carrier's market share exceeds 25%, but Member States may adopt different standards.

         Despite these regulatory initiatives supporting the liberalization of the telecommunications market, most EU Member States are still in the initial stages of liberalizing their telecommunications markets and establishing competitive regulatory structures to replace the monopolistic environment in which the PTTs previously operated. For example, most EU Member States have only recently established a national regulatory authority. In addition, the implementation, interpretation and enforcement of these EC directives differ significantly among the EU Member States. While some EU Member States have embraced the liberalization process and achieved a high level of openness, others have delayed the full implementation of the directives and maintain several levels of restrictions on full competition.

         An overview of the regulatory framework in the individual markets where the Company operates or intends to operate is described below. This discussion is intended to provide a general outline, rather than a comprehensive discussion of the more relevant regulations and current regulatory posture of these jurisdictions. VersaTel requires licenses, authorizations or registrations in all countries in which it operates to provide its services. Licenses, authorizations and/or registrations have been obtained in The Netherlands and Belgium. The Company intends to apply for such licenses and registrations in Luxembourg in the future. The Company has received an International Facilities License (IFL) in the United Kingdom. Although the Company expects that these licenses and registrations will be granted, there can be no assurance that VersaTel will be able to obtain such licenses, authorizations or registrations or that VersaTel's operations will not become subject to other regulatory authorization or registration requirements in the countries in which it operates or plans to operate.

The Netherlands

         The Telecommunications Act of 1998 provides the current regulatory framework in The Netherlands. This new telecommunications act came into force on December 15, 1998, and remedied the old legislative and regulatory patchwork that existed as a result of the implementation of a series of EC directives. The new telecommunications act contains provisions that give registered telecommunication services providers rights-of-way, subject to certain conditions, thereby facilitating the construction of the Network. In addition, The Netherlands may require KPN Telecom to offer unbundled access to local customer access lines at the Main Distributing Frame (MDF) in KPN Telecom's central exchange offices. However, the conditions applicable to this type of access are not clear at present. Further regulation on this issue is expected. Another important development is the introduction of carrier pre-selection or equal access as of January 1, 2000.

         As part of the liberalization of the Netherlands telecommunications market, a new independent supervisory authority, the Onafhankelijke Post en Telecommunicatie Autoriteit ("OPTA"), was established by the Ministry of Traffic and Waterways. OPTA started its activities on August 1, 1997. OPTA's main tasks include ensuring compliance with the telecommunications laws and regulations in The Netherlands, granting licenses for telecommunications activities and resolving disputes among market participants, such as disputes regarding interconnection rates. Although no assurances can be given, the initial rulings of OPTA have given the Company confidence that new providers of telecommunications services will be granted fair and equal access to the market in The Netherlands.

         In August 1997, VersaTel obtained one of the first Netherlands authorizations to operate as a telecommunications service provider of public voice telephony (other than KPN Telecom). In September 1997, VersaTel obtained an infrastructure license with rights-of-way for the construction and operation of telecommunications facilities in a limited geographic area. In December 1998, the Company obtained the first authorizations under the new telecommunications act to operate as a public telecommunications services provider and network operator.

         Since its start in October 1995, VersaTel has adopted a proactive regulatory strategy. In October 1996, VersaTel successfully challenged KPN Telecom's use of its invoice records to offer VersaTel's customers additional discounts. In a warning letter to KPN Telecom, the Directorate for Competition (DG IV) of the EC held this to be an abuse of power by KPN Telecom. Not only did the EC require PTT Telecom to stop using information regarding the calling behavior of customers for competitive activities, such as approaching VersaTel's customers with discounts and other special offers, it also questioned the legitimacy of KPN Telecom's discount plans for business customers. The EC requires that such discounts be based on actual cost savings and not on predatory pricing tactics. OPTA, to whom the European Commission had delegated this matter, has recently ruled that these discount plans indeed violate competition law principles and has required KPN Telecom to change them.

         The Company's legal and regulatory strategy has enabled VersaTel to become one of the first voice telephony competitors in The Netherlands to interconnect with KPN Telecom and to implement a carrier select code in all of KPN Telecom's telephone switches. The introduction of carrier pre-selection in The Netherlands, which is expected to be introduced in January 2000 will allow customers the option to pre-select a carrier other than KPN Telecom for all their international and national long distance calls. The Company continues to seek to obtain lower interconnection rates from KPN Telecom. In July 1998, OPTA ruled that origination and termination charges be reduced by 55% and 30%, respectively. The terms and conditions of interconnection have had and will continue to have a material effect on the competitive position of the Company. See "Risk Factors -- Dependence on our Competitors."

         In December 1998, OPTA issued a ruling on KPN Telecom's end-user tariffs, which were deemed contrary to the principles on cost-orientation. As a result, KPN Telecom will have to lower its end-user tariffs for its national long distance services by approxiamtely 10%. It is expected that OPTA's ruling will have some negative effects on competition in the market in The Netherlands.

Belgium

         Belgium started the liberalization of its telecommunications market in 1991 with an amendment to the Belgian public post and telecommunications act. It provided the basis for the privatization of Belgacom, and allowed new entrants to the telecommunications services market to provide all services, with the exception of voice telephony, upon obtaining a license. At the same time a new regulatory entity was introduced, the Belgisch Instituut voor Post en Telecommunicatie, under the Ministry of Economy and Telecommunications.

         A further amendment to this act was adopted by the Belgian Parliament in December 1997, to implement the liberalization of voice telephony and infrastructure. The amended act was published in the Belgian Official Journal on January 19, 1998, but in order to implement the amended act certain administration regulations are required. To prevent any delays in providing access to the market for new entrants, the Ministry of Economy and Telecommunications issued a notice which opened the way for temporary licenses for service providers and infrastructure operators. It is expected that the definitive regulatory framework will be in place within the next few months.

         VersaTel has obtained licenses to operate facilities and provide telecommunications services in Belgium. For marketing purposes VersaTel has reserved the same carrier select code "1611" as it currently uses in The Netherlands. In August 1998, VersaTel has obtained interconnection with Belgacom for carrier selection and call termination services.

Luxembourg

         The Luxembourg telecommunications market has been liberalized since July 1, 1998, six months after liberalization in most other EU Member States. Until that date, P&T Telecom Luxembourg, a state-owned company, had a 100% monopoly in the provision of basic voice telephony and telecommunications infrastructure. A new regulatory entity, the Institut Luxembourgeois des Telecommunications, has been installed to oversee the newly deregulated market. Under this new regulatory regime, competition is expected to develop along the same lines as in the other Benelux countries.

Property

         The Company's principal executive offices are located at Paalbergweg 36, Amsterdam-Zuidoost, The Netherlands. The office space currently leased by the Company at this location will expire in May 2001.

Employees

         As of September 30, 1998, the Company had 119 full-time employees and 30 full-time consultants. In addition, the Company employs approximately 32 temporary employees at any given time. None of the Company's employees is represented by a labor union or covered by a collective bargaining agreement, and the Company has never experienced a work stoppage. The Company considers its employee relations to be good.

Intellectual Property

         The Company has registered the trademark (woordmerk) "VersaTel" with the Benelux trademark bureau (Benelux Merkenbureau). Applications for such registrations are pending in the other EU Member States.

Legal Proceedings

         The Company has filed complaints in the past with the European Commission, OPTA and the Minister of Transport and Waterways of The Netherlands, as part of its regulatory strategy. The Company also makes routine filings with the regulatory agencies and governmental authorities in the countries in which the Company operates or intends to operate. In addition, Cromwilld, one of the Shareholders, has objected to the Recapitalization, the First Offering and the Second Offering and has threatened to challenge in court certain of the Company's actions in connection with the Recapitalization, the First Offering and the Second Offering.

         The Company is from time to time involved in routine litigation in the ordinary course of business. The Company believes that no currently pending litigation to which it is a party will have a material adverse effect on the Company's financial position or results of operations.

                                   MANAGEMENT

         The members of the Supervisory Board and the Management Board of the Company and certain other significant employees of the Company and their respective ages and positions with the Company are set forth below.

Management Board

         R. Gary Mesch is the sole managing director (statutair directeur) of the Company.

Supervisory Board


           Name                           Age      Position
--------------------------               ----      --------
Leopold W.A.M. van Doorne...............  39       Chairman
Denis O'Brien...........................  40       Member
Hans Wackwitz...........................  43       Member
James Meadows...........................  46       Member

Executive Officers


           Name                           Age      Position
--------------------------               ----      -----------------
R. Gary Mesch...........................  45       Managing Director
W. Greg Mesch...........................  38       Chief Operations Officer
Raj Raithatha...........................  36       Chief Financial Officer
Larry Hendrickson.......................  56       Chief Technology Officer
Marc A.J.M. van der Heijden.............  39       Legal Counsel
Maurice J.J.J.M. Bergmans...............  33       Manager Belgium Operations
John J.L. de Rooij......................  40       Sales Manager
Leo Y.J. van der Veen...................  42       Finance Manager
Andy Cooper.............................  36       Network Manager(1)
L. Michiel van Dis......................  35       Manager Customer Care

----------

    (1) Mr. Cooper serves in this position as a consultant to the Company.

Supervisory Board

         Under Netherlands law and the Articles of Association of the Company, the management of the Company is entrusted to the Management Board (Directie) under the supervision of the Supervisory Board (Raad van Commissarissen). Under the laws of The Netherlands, Supervisory Directors cannot at the same time be Managing Directors of the same company. The primary responsibility of the Supervisory Board is to supervise the policies pursued by the Management Board and the general course of affairs of the Company and its business. In fulfilling their duties, the members of the Supervisory Board are required to act in the best interests of the Company and its business.

         Pursuant to the Articles of Association, the Supervisory Board consists of such number of members as may be determined by the general meeting of shareholders. The December 1996 Shareholders Agreement (the "Shareholders' Agreement") specifies that the Supervisory Board shall consist of four members. See "Certain Relationships and Related Transactions -- Shareholders' Agreement." The members of the Supervisory Board are appointed by the general meeting of shareholders. Resolutions of the Supervisory Board require the approval of a majority of the members. The Shareholders' Agreement sets out the specific rules for voting. The Supervisory Board meets each time this is deemed necessary by one of its members. Members of the Supervisory Board shall periodically retire in accordance with a roster drawn up by the general meeting of shareholders. Every retiring Supervisory Director may be reappointed, provided that such Supervisory Director has not attained the age of 72. A member of the

Supervisory Board must retire not later than on the day of the general meeting of shareholders held in the fiscal year in which such member reaches the age of 72.

         A member of the Supervisory Board may at all times be suspended or removed by the general meeting of shareholders, at any time. The members of the Supervisory Board may receive such compensation as may be determined by the general meeting of shareholders.

Management Board

         The management of the Company is entrusted to the Management Board under the supervision of the Supervisory Board. The Articles of Association provide that the Management Board may from time to time adopt written policies governing its internal organization. Such written policies require the approval of the Supervisory Board. In addition, the Articles of Association list certain actions which require prior approval of the Supervisory Board. Such actions include, among other things: (i) borrowing or lending money; (ii) participating directly or indirectly in the capital of another company; (iii) making any investments; and (iv) providing security in the name of the Company or its property.

         The Management Board consists of such number of members as may be determined by the general meeting of shareholders. In addition, the general meeting of shareholders appoint the members of the Management Board.

         The general meeting of shareholders has the power to suspend or dismiss members of the Management Board. The Supervisory Board also has the power to suspend members of the Management Board. If a member of the Management Board is temporarily prevented from acting, the remaining members of the Management Board shall temporarily be responsible for the management of the Company. If all members of the Management Board are prevented from acting, a person appointed by the Supervisory Board (who may be a member of the Supervisory Board) will be temporarily responsible for the management of the Company. The compensation and other terms and conditions of employment of the members of the Management Board are determined by the general meeting of shareholders.

Biographies

         R. Gary Mesch has served as Managing Director of VersaTel individually or through his position as President of Open Skies International Inc. ("Open Skies") since October 1995. In 1991 he founded and became President of Open Skies, a telecommunications consultancy with operations based in Amsterdam, which provided consulting for early stage development of competitive European telecommunications businesses. From 1991 to 1995 Open Skies advised such clients as Unisource, PTT Telecom International, Inmarsat, NEC and Eurocontrol. In 1984 he founded and until 1990 managed the commercial operations of NovaNet, a Denver-based regional provider of satellite-based long distance networks. NovaNet was acquired by ICG Communications in 1993. From 1981 to 1983 he served as director of sales for Otrona Advanced Systems, a Colorado-based manufacturer of high performance computer systems. From 1975 to 1981 he served as a senior systems engineer with Westinghouse Electric. Mr. Gary Mesch holds a B.S. in Electrical Engineering from the University of Colorado and an M.B.A. from Denver University.

         Leopold W.A.M. van Doorne has served as Chairman of the Supervisory Board of the Company on behalf of NeSBIC since December 1995. Since 1996, Mr. van Doorne has been the Managing Director of NeSBIC Groep B.V., a venture capital company and a subsidiary of Fortis, an international group of more than 100 companies operating in the fields of insurance, banking and investments. Worldwide, Fortis has over 35,000 employees. From 1994 to 1996 he served as Managing Director of NeSBIC Venture Management B.V. From 1990 to 1994 he was Regional Director of Banque de Suez Nederland N.V. Mr. van Doorne serves as a member of the supervisory board of various other companies. Mr. van Doorne holds a degree in law from the University of Utrecht.

         Denis O'Brien, Jr. has served as a member of the Supervisory Board of the Company on behalf of Cromwilld since December, 1996. Mr. O'Brien is Chairman of the Board and Chief Executive Officer of Esat Telecom Group Plc, a public company listed on NASDAQ. In addition to his positions with Esat, Mr. O'Brien has been the Chairman of the Board of Esat Digifone since 1996, and the Chairman of the Board and Chief Executive Officer of Esat Telecom, which he founded in 1991. Prior to that time, he was employed by Guinness Peat Aviation ("GPA Group"), from 1983 to 1985. Mr. O'Brien holds an M.B.A. from Boston College.

         Hans Wackwitz has served as a member of the Supervisory Board of the Company on behalf of Paribas since August 1998. Mr. Wackwitz is a member of the management board of COBEPA S.A. and Paribas N.V. From 1991 to 1993 he was employed by Paribas Capital Markets and responsible for the Benelux region within the investment banking group. From 1986 to 1991 he served at various management positions at Bankers Trust Company, including vice president corporate finance, vice president short term finance and vice president money market. Mr. Wackwitz holds a degree in economics from the Rijks Universiteit Groningen and an M.B.A. from Columbia University.

         James R. Meadows has served as a member of the Supervisory Board of the Company on behalf of Telecom Founders since August 1998. Mr. Meadows is Senior Vice-President and co-founder of PrimeTEC International, Inc., a U.S.-based international telecommunications services provider, since 1997. From 1989 to 1997 he served as Director Government Affairs at Capital Network System, Inc.
(CNSI), a telecommunications services provider. Mr. Meadows is the President of America's Carriers Telecommunications Association (ACTA) and is a member of the Board of Directors of Lone Star 2000, a public policy foundation. Mr. Meadows holds a degree in history from the University of Texas at Austin.

         W. Greg Mesch has served as Chief Operations Officer of VersaTel since April 1998. From the Company's inception in 1995 until August 1998, he served as a member of the Supervisory Board of the Company on behalf of Telecom Founders and has performed operations consulting roles for the Company. From 1993 to 1997, Mr. Greg Mesch was a consultant to Esat Telecom in Ireland serving in the role of Chief Operations Officer. From 1986 to 1992, he served as Chief
Executive Officer of Nova-Net. Nova-Net was a company he founded with his brother Mr. Gary Mesch. Mr. Mesch has been a Director of In o Touch Associates Ltd., a U.K.-based telecommunications consulting firm, since 1997. Mr. Mesch has an M.B.A. from Denver University.

         Raj Raithatha has served as Chief Financial Officer of the Company since April 1998. From 1994 to April 1998 he has served as Chief Financial Officer and Director of Business Development of ACC Corp.'s European Operations. From 1992 to 1994 he served as Finance Director of Bay Trading Company. From 1989 to 1992 he served as divisional finance director at Securiguard Group Plc and from 1987 to 1989 he was financial controller at Harrison Willis. From 1983 to 1987 he was employed by KPMG Peat Marwick. Mr. Raithatha holds a degree in economics and mathematics from the University of Cardiff, Wales.

         Larry Hendrickson has served as Chief Technology Officer of the Company since April 1998. From 1994 to 1998 he was senior consultant and partner of DDV Telecommunications Strategies, a Benelux-based telecommunications consulting company, and from 1993 to 1994 he was an independent telecommunications consultant. From 1986 to 1993 he served at various management positions at Cincinnati Bell, including President of Europe Group, President and Chief Executive Officer of LDN Communications (Cincinnati Bell) and President of the Mobile Communications Division of Cincinnati Bell Information Systems. From 1964 to 1986 he was employed by AT&T. Mr. Hendrickson holds a B.S. in management from the Massachusetts Institute of Technology and completed the Advanced Management Program at Harvard Business School.

         Marc A.J.M. van der Heijden has served as Legal Counsel to the Company since June 1998. Mr. van der Heijden served as regulatory counsel to the Company on matters of telecommunications law and regulatory policy since October 1995 as an independent consultant. As an independent consultant on telecommunications law he has acted as advisor to the European Commission, the Governments of The Netherlands and the United Kingdom, and various telephone companies, such as France Telecom and KPN Telecom, and financial institutions, such as ABN AMRO and

Nederlandse Investerings Bank. He worked as an expert for KPMG Peat Marwick on bidding processes for mobile telephony and sale of cable companies.

         Maurice J.J.J.M. Bergmans has served as Manager Belgium Operations of the Company since April 1998. He joined the Company in 1997 and he served as business development manager of the Company since November 1997. From 1989 to 1996 he worked at Koning en Hartman B.V., a business unit of Getronics N.V., a publicly traded company in The Netherlands. At Koning en Hartman B.V. he held several positions in product marketing and management in the area of telephony and interactive voice response activities and services. Mr. Bergmans holds a degree in computer science.

         John J.L. de Rooij has served as Sales Manager of the Company since October 1995. From 1989 to 1995 he served as sales manager at Lanier Office Products, initially as sales manager for fax and copier products for The Netherlands and subsequently for the entire Benelux region. The last three years at Lanier's he acted as the European Training Manager. From 1986 to 1989 he served as account manager for Wang Laboratories, The Netherlands. Mr.
de Rooij holds a degree in biology.

         Leo Y.J. van der Veen has served as Finance Manager of the Company since November 1997. From 1995 to 1997 he worked as European Finance Manager at Morton Automotive Safety Products. From 1994 to 1995 he served as controller Benelux of Stratus Computers. From 1983 to 1993 he served as Director Finance & Administration Benelux and in various other financial positions at NCR Benelux. Mr. van der Veen holds a masters degree in international management from the American Graduate School of International Management and degrees in business administration and mechanical engineering.

         Andy Cooper has served as Network Manager of the Company since June 1997 as an independent consultant. From 1985 to 1997, he worked at Mercury Communications Ltd. in the United Kingdom. From 1993 to 1994, he was seconded to Cable and Wireless Plc., Mercury's parent. His responsibilities included network development, transmission systems maintenance, switch operations, VPN, ISDN, Centrex and intelligent networking.

         L. Michiel van Dis has served as Manager Customer Care of the Company since May 1997. From 1991 to 1992 he worked at KLM (Royal Dutch Airlines). In 1992, he joined Independent Mail B.V. as operations manager and subsequently became general manager of this company. Independent Mail B.V., a re-mail house for DHL, was taken over by KPN N.V., the holding company of KPN Telecom and the Dutch Postal Service, in 1996. From 1996 to 1997 he worked as an independent consultant, primarily for Independent Mail B.V. Mr. van Dis holds a degree in business administration.

Executive Compensation

         The total aggregate compensation for the Supervisory Board of the Company as a group for 1997 was NLG 37,500. The total aggregate compensation (including amounts paid pursuant to management and consulting agreements) of all executive officers (including the Managing Director) of the Company as a group for 1997 was NLG 2,108,619. See "Certain Relationships and Related Transactions -- Additional Agreements."

         During 1997, VersaTel did not accrue any amounts to provide pension, retirement and similar benefits to the executive officers of the Company or to any of the Managing or Supervisory Directors of the Company.

Stock Option Plans

1997 Stock Option Plan

         In December 1996, VersaTel's shareholders approved the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant of options to certain key employees of the Company to purchase depositary receipts issued for Ordinary Shares of the Company. Under the 1997 Plan, no options have been granted with an expiration date of more than five years after the granting of the option. The option exercise price is determined in the particular grant of the option.

         The option holder is not entitled to retain any depositary receipts received by the option holder as a result of the exercise of its option. Upon exercise of its option by the option holder, the option holder is required to offer the depositary receipts received by it to the Company or to another party designated by the Company at the Purchase Price (as defined in the 1997 Plan). Unless otherwise specified in the particular grant of the option, the Purchase Price will be the fair market value of the Ordinary Shares minus a penalty discount. The 1997 Plan contains provisions in the event of a dispute regarding the fair market value of the Ordinary Shares. The penalty discount, if any, is determined by the length of employment of the particular option holder.

         Pursuant to the Shareholders' Agreement, Telecom Founders, Cromwilld and NeSBIC must make available the shares underlying the depositary receipts to be issued under the 1997 Plan. As of the date of this Prospectus, 199,000 options to purchase 199,000 depositary receipts had been granted under the 1997 Plan and the Company does not intend to grant any more options under the 1997 Plan.

1998 Stock Option Plan

         In March 1998, VersaTel's shareholders approved the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan allows the Company to grant options to employees to purchase depositary receipts issued for Ordinary Shares of the Company. The option period will commence at the date of the grant and will last five years. The option exercise price shall be the economic value of the depositary receipt at the date of the grant of the option. The 1998 Plan contains specific provisions for the determination of the economic value of the depositary receipts.

         The option holder is not entitled to retain any depositary receipts received by the option holder as a result of the exercise of its option. Upon exercise of its option by the option holder, the option holder is required to offer the depositary receipts received by it, within one year after the end of the option period, to the Company or to another party designated by the Company, at a purchase price equal to the economic value of the depositary receipts.

         As of the date of this Prospectus, 2,500,000 options to purchase 2,500,000 depositary receipts have been granted under the 1998 Plan and the Company does not intend to grant any more options under the 1998 Plan.

         The depositary receipts issued under both the 1997 Plan and the 1998 Plan will be administered by the Stichting Administratiekantoor VersaTel.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Ordinary Shares of the Company, as of September 30, 1998, by each beneficial owner of 5.0% or more of the Ordinary Shares and by executive officers and directors of the Company as a group.


                                                            Number
                                                          of shares   Percent(1)
                                                          ---------   ----------
Telecom Founders B.V. (2)...............................  3,375,292       17.4%
NeSBIC Venture Fund C.V.................................  7,581,448       39.0
Cromwilld Limited (3)...................................  3,653,024       18.8
Paribas Deelnemingen N.V................................  3,641,170       18.7
Nederlandse Participatie Maatschappij N.V...............  1,176,471        6.1
                                                        -----------     ------
  Total................................................. 19,427,405      100.0%

All directors and executive officers as a group (4).....  7,028,316       36.2

----------

(1) Does not give effect to dilution from the exercise of 150,000 outstanding warrants covering 1,000,050 Ordinary Shares issued in the Second Offering and 225,000 outstanding warrants covering 1,500,000 Ordinary Shares issued in the First Offering or of options granted to employees covering 2,699,000 Ordinary Shares. See "Management -- Stock Option Plans."

(2) Telecom Founders B.V., a Netherlands company is a wholly-owned subsidiary of Relyt Holdings N.V., a Netherlands Antilles company owned by R. Gary Mesch. The Shareholders' Agreement requires Mr. Mesch to own more than 50.0% of the shares of Telecom Founders B.V. Certain of the officers and directors of the Company have beneficial interests in Telecom Founders B.V.

(3) Cromwilld Limited, an Isle of Man company, is controlled by Denis O'Brien, a member of the Supervisory Board of the Company. The Shareholders' Agreement requires Mr. O'Brien to own more than 90.0% of the shares of Cromwilld Limited.

(4) Reflects the 3,375,292 shares held by Telecom Founders B.V., beneficial ownership of which may be attributed to Mr. Mesch, and 3,653,024 shares held by Cromwilld Limited, beneficial ownership of which may be attributed to Mr. O'Brien.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders' Agreement

         In December 1996, Telecom Founders, NeSBIC and Cromwilld entered into a participation and shareholders' agreement (the "Shareholders' Agreement"), which contains, among other things, provisions restricting the transfer of shares of the Company, provisions relating to appointment of members of the Management Board and the Supervisory Board and provisions with respect to the funding of the Company. The Shareholders' Agreement superseded a prior shareholders' agreement among VersaTel's initial shareholders. Pursuant to the Shareholders' Agreement, the Company issued new shares to the shareholders and certain shareholders provided subordinated convertible loans to the Company. These subordinated convertible loans have been converted into equity as part of the Recapitalization. As part of the Recapitalization, Paribas and NPM have agreed to be bound by the terms of the Shareholders' Agreement pursuant to deeds of accession and acknowledgment.

         The  Shareholders'   Agreement  contains  provisions   restricting  the
transfer of shares of the Company (such provisions also provided for an amendment of the Articles of Association of the Company containing similar transfer restrictions). If a shareholder wishes to transfer its shares, it must first offer the other shareholders the right to purchase such shares. See "Description of Capital Stock -- Restriction on Transfer of Shares." In addition, no shareholder may transfer its shares unless the transferee has accepted and agreed to be bound by the provisions of the Shareholders' Agreement, nor will the Company issue shares to any person unless such person accepts and agrees to be bound by the Shareholders' Agreement.

         The Shareholders' Agreement provides that the Supervisory Board of the Company shall be composed of four members. NeSBIC and Cromwilld each have the right to nominate one member of the Supervisory Board, whereas Telecom Founders has the right to nominate two members of the Supervisory Board, one of which will have to be reasonably acceptable to both NeSBIC and Cromwilld. As part of the Recapitalization and pursuant to an agreement between Paribas and Telecom Founders, Telecom Founders has agreed with Paribas to nominate the person to be designated from time to time by Paribas as one of its members of the Supervisory Board. The member of the Supervisory Board appointed upon nomination of NeSBIC shall have a deciding vote in case of a tie in votes. Pursuant to the Shareholders' Agreement, the Management Board requires the prior approval of the Supervisory Board for certain transactions. See "Management -- Management Board."

         The Shareholders' Agreement will terminate upon any of the following events: (i) by written agreement of all the parties thereto or (ii) upon the joint sale and transfer by the parties to the Shareholders' Agreement of the entire share capital of the Company or (iii) the listing of the entire share capital of the Company on any securities market.

Recapitalization

         In February 1998, as part of the Recapitalization, two of the three shareholders of the Company, Telecom Founders and NeSBIC, a subsidiary of Fortis, invested an additional NLG 7.2 million in equity capital in the Company. In addition, NeSBIC and Cromwilld, the third shareholder of the Company, converted their subordinated convertible Notes totaling NLG 3.6 million into Ordinary Shares of the Company; and NeSBIC converted its NLG 4.5 million bridge loan into Ordinary Shares of the Company. The third component of the Recapitalization was comprised of a new equity investment by Paribas of NLG 12.8 million. Lastly, the Company received from Telecom Founders, NeSBIC, Paribas and NPM an additional NLG 15.0 million in equity capital immediately prior to the closing of the First Offering. As a result of the Recapitalization, the invested equity in the Company has increased from NLG 7.0 million to NLG 50.1 million.



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


Additional Agreements

         Mr. Greg Mesch is also a director of In o Touch Associates Ltd., a London-based telecommunications consulting company that performs services for the Company. The amounts paid by the Company in respect of these services are not material.

Related Transactions

         Paribas, an affiliate of Paribas Corporation, one of the Initial Purchasers in the Second Offering, holds 18.7% of the Ordinary Shares of the Company, and Mr. Hans Wackwitz has served on the Supervisory Board of the Company on behalf of Paribas since August 1998. See "Management" and "Securities Ownership of Principal Shareholders and Management."

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

         In the First Offering in May 1998, the Company issued units consisting of $225,000,000 principal amount of 13 1/4% Senior Notes due 2008 and warrants to purchase 1,500,000 Class B Shares of the Company. The units were sold to Lehman Brothers, Inc., as initial purchaser, who subsequently sold them to certain institutional investors in reliance on certain exemptions under the Securities Act. On December 4, 1998, the Company completed a public exchange offer pursuant to which all the notes issued in the First Offering (the "First Notes") were exchanged for notes registered under the Securities Act. As a result of the consummation of that exchange offer, the Company is now subject to the information reporting requirements of the Exchange Act. Interest on the First Notes will be paid semi-annually on May 15 and November 15, beginning November 15, 1998. The First Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2003, at 106.625% of their principal amount, plus accrued interest, declining to 100% of their principal amount, plus accrued interest, on or after May 15, 2006. The First Notes may also be redeemed at the option of the Company, in whole but not in part, at any time at a redemption price equal to the aggregate principal amount thereof, plus liquidated damages, if any, to the date fixed by the Company for redemption, and all additional amounts, if any, then due and which will become due as a result of the redemption or otherwise, in the event of certain changes affecting Netherlands taxes or as a result of any change in the application of Netherlands tax laws or regulations that require the Company to pay additional amounts that the Company determines cannot be avoided by taking reasonable steps. The First Notes rank equal to the Notes in right of payment and all other senior indebtedness of the Company and will be senior in right of payment to any future subordinated indebtedness of the Company.

         The indenture used in the First Offering (the "First Offering Indenture") contains covenants applicable to the Company and its subsidiaries, including limitations on or prohibitions of certain indebtedness, restricted payments, dividends and other payments affecting restricted subsidiaries, the issuance and sale of capital stock of restricted subsidiaries, transactions with stockholders and affiliates, liens, asset sales, issuances of guarantees of Indebtedness by restricted subsidiaries, sale-leaseback transactions, consolidations and mergers and provision of financial statements and reports. The First Offering Indenture also requires the Company to commence and consummate an offer to purchase the First Notes upon certain events constituting or which may constitute a change of control of the Company. In addition, under certain circumstances, the Company is required by the First Offering Indenture to offer to purchase the First Notes with the proceeds of certain Asset Sales (as defined in the First Offering Indenture). The First Offering Indenture provides for events of default which, if any of them occurs, would permit or require the principal of, premium, if any, interest and any other monetary obligations on the First Notes to become or to be declared to be immediately due and payable. Holders of First Notes may under certain circumstances be entitled to receive additional payments in respect of taxes and similar charges in respect of payments on the First Notes. The terms of such covenants, such required offers to purchase, such events of default and their consequences and such additional payments, as well as related definitions, set forth in the First Offering Indenture are substantially identical to those applicable to the Notes (except that the Notes include an optional redemption provision with the net proceeds of certain equity offerings by the Company), which are more fully summarized below under "Description of the Notes--Certain Covenants," "--Consolidation, Merger and Sale of Assets," "--Repurchase of Notes upon a Change of Control," "--Events of Default," "--Withholding Taxes" and "--Certain Definitions." The First Offering Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         The summary of material terms and conditions of the First Notes and the First Offering Indenture set forth or referred to in the preceding paragraphs does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the First Offering Indenture, including the definition of certain terms therein and those terms made a part thereof by the Trust Indenture Act.



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


                        DESCRIPTION OF THE EXCHANGE NOTES

General

         The Outstanding Notes were issued under an Indenture (the "Indenture") dated December 3, 1998 between the Company and the United States Trust Company of New York, as trustee (the "Trustee"). The Exchange Notes will be issued under the Indenture, which will be qualified under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the effectiveness of the Registration Statement of which this Prospectus is a part. The form and terms of the Exchange Notes are the same in all material respects as the form and terms of the Outstanding Notes, except that the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting transfer thereof (other than those relating to the offer and sale of Exchange Notes in The Netherlands and the United Kingdom). Upon the consummation of the Exchange Offer, Holders of the Outstanding Notes will not be entitled to registration rights under, or the contingent increase in interest rate provided pursuant to, the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be treated as a single class under the Indenture with any Outstanding Notes that remain outstanding. The Outstanding Notes and Exchange Notes are herein collectively referred to as the "Notes."

         The following summary of certain provisions of the Indenture and the Escrow Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the Indenture and the Escrow Agreement, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act. Copies of the Indenture, the Escrow Agreement and the Registration Rights Agreement have been filed with the Commission as an Exhibit to the Registration Statement of which this Prospectus is a part. The definitions of certain terms used in the following summary are set forth under "-- Certain Definitions."

         Application will be made to list the Exchange Notes on the Luxembourg Stock Exchange. If and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a special agent or, as the case may be, a paying and transfer agent in Luxembourg. See "Listing and General Information."

Ranking

         The Notes will be general unsecured (except to the extent described under "-- Escrow Account" below) obligations of the Company and will rank senior in right of payment to all future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Notes and equal in right of payment with all existing and future senior indebtedness of the Company, including the First Notes and the Outstanding Notes.

         The Company transferred in December 1998 substantially all of its assets and liabilities (other than the Notes and the First Notes) to certain of its Restricted Subsidiaries. After such transfer, the Company became a holding company with limited assets and will operate its business through its Restricted Subsidiaries. Any right of the Company and its creditors, including Holders of the Notes, to participate in the assets of any of the Company's Subsidiaries upon any liquidation or administration of any such Subsidiary will be subject to the prior claims of the creditors of such Subsidiary. The claims of creditors of the Company, including Holders of the Notes, will be effectively subordinated to all existing and future third-party indebtedness and liabilities, including trade payables, of the Company's Subsidiaries. At September 30, 1998, after giving pro forma effect to the transfer of substantially all of the Company's assets and liabilities (other than the Notes and the First Notes) to certain of its Restricted Subsidiaries as described above, the Company's Subsidiaries would have had total liabilities of $24.9 million reflected on the Company's balance sheet. The Company and its Subsidiaries may incur other debt in the future, including secured debt.

         The Notes will not be entitled to any security and will not be entitled to the benefit of any guarantees, except under the circumstances described under "-- Certain Covenants -- Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries."

Principal, Maturity and Interest

         The Notes will be limited to $150,000,000 in aggregate principal amount and will mature on May 15, 2008. The redemption price at maturity will be 100%. The Notes will bear interest at the rate of 13.25% per annum, payable semi-annually in arrears on each May 15 and November 15 (each an "Interest Payment Date"), commencing on May 15, 1999 to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding May 1 or November 1, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest, Additional Amounts (as defined on page 87), if any, and Liquidated Damages (as defined in the Registration Rights Agreement), if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes are currently represented by two global Notes in registered, global form without interest coupons. The global Notes shall be exchanged by the Company (with authentication by the Trustee) for one or more Definitive Notes (the "Definitive Notes"), if (a) DTC (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under the Exchange Act and (ii) a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days of such notification or (b) at any time at the option of the Company. If an Event of Default (as defined on page 83) occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a global note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount of such Definitive Notes and such global note after such exchange shall be $1,000 or integral multiples thereof. The Exchange Notes will be issued in minimum denominations of $1,000 (in principal amount) and integral multiples thereof. If Definitive Notes are issued, the Company will appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent. Upon the issuance of Definitive Notes, Holders will be able to receive principal, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such paying and transfer agent, subject to the right of the Company to mail payments in accordance with the terms of the Indenture. In case of transfer of part only of a Definitive Exchange Note, the new Definitive Notes will be available at the office of the transfer agent. Payment of principal on the Definitive Notes will be made upon their surrender at an office of the paying agent in Luxembourg.

Escrow Account

         Concurrently with the consummation of the Second Offering, pursuant to the Escrow Agreement, the Company purchased, pledged and transferred to the Escrow Agent, for the benefit of the Holders of the Notes, U.S. Government Securities in such amounts as will be sufficient upon scheduled interest payments of such securities to provide for the payment in full of the first five scheduled interest payments on the Notes (excluding, in each case, any Additional Amounts and any Liquidated Damages). The Company used approximately $46.5 million of the net proceeds of the Second Offering to acquire the Pledged Securities. The Pledged Securities were pledged to the Escrow Agent for the benefit of the Holders of the Notes and deposited in the Escrow Account held by the Escrow Agent for the benefit of the Trustee and the Holders of the Notes in accordance with the Escrow Agreement. The Escrow Agreement provides, among other things, that funds may be disbursed from the Escrow Account for interest payments on the Notes. The Escrow Agent has been instructed to cause any uninvested funds in the Escrow Account to be invested, pending disbursement, in cash equivalents (as provided in the Escrow Agreement). Interest earned on the Pledged Securities and any such cash equivalents will be added to the related Escrow Account.

         Under the Escrow Agreement, the Company has granted to the Trustee, for the benefit of the Holders, a first priority and exclusive security interest in the Escrow Collateral. The Escrow Agreement provides that the Trustee may foreclose on the Escrow Collateral upon acceleration of the maturity of the Notes. Under the terms of the Indenture, the proceeds of the Escrow Collateral will be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee, and second, to amounts owing on the Notes as provided in the Indenture. The ability of Holders to realize upon the Escrow Collateral may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

         Upon payment in full of the first five scheduled interest payments (including any Additional Amounts and any Liquidated Damages), if no Default has occurred and is continuing, the Escrow Collateral will be released to the Company.

Mandatory Redemption

         The Company will not be required to make mandatory redemptions or sinking fund payments prior to maturity of the Notes.

Optional Redemption

         Except as described below and in the following paragraph or under "Redemption for Taxation Reasons," the Notes will not be redeemable at the Company's option prior to May 15, 2003. On or after May 15, 2003, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad) (and, if and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Notes, mailed by first-class mail to each Holder's registered address (and, if and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the applicable redemption date (and, in the case of Definitive Notes, subject to the right of Holders of record on the relevant record date to receive interest and Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date in respect thereof), if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:


                                                                Redemption
       Year                                                        Price
------------------                                              ----------
2003..........................................................    106.625%
2004..........................................................    104.417%
2005..........................................................    102.208%
2006 and thereafter...........................................    100.000%

         In addition, at any time on or prior to November 15, 2001, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 113 1/4% of the aggregate principal amount thereof plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of redemption (and in the case of Definitive Notes, subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), with the Net Cash Proceeds of one or more Public Equity Offerings received by, or invested in, the Company; provided that, in each case, at least 65% of the aggregate original principal amount of the Notes remains outstanding immediately after the occurrence of such redemption; and provided further that notice of any such redemption must be within 30 days of the date of the closing of any such Public Equity Offering. In the event of any redemption of the Notes, payments will be made as described under "-- Principal, Maturity and Interest."

         In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed or, if such Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Depositary, or, in the case of Definitive Notes, issued in the name of the Holder thereof in each case upon cancellation of the original Note and will be available at the offices of the paying agent. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption. The Luxembourg Stock Exchange will be informed of the number of Outstanding Notes after any Optional Redemption.

Redemption for Taxation Reasons

         The Notes may be redeemed, at the option of the Company, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the aggregate principal amount thereof, plus Liquidated Damages, if any, to the date fixed by the Company for redemption (a "Tax Redemption Date"), and all Additional Amounts (see "-- Withholding Taxes"), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of The Netherlands (or any political subdivision or taxing authority of The Netherlands) affecting taxation which becomes effective on or after the Issue Date, or (ii) any change in position regarding the application, administration or any new or different interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, the Company is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures.

         Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

Certain Covenants

Limitation on Indebtedness

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time, or would occur as a consequence, of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness if immediately thereafter the ratio of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date to (ii) the pro forma Consolidated Cash Flow (the "Indebtedness to Consolidated Cash Flow Ratio") for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than or equal to 5.0 to 1.

         (b) Notwithstanding the foregoing, (except for Indebtedness under subsection (vii) below) the Company and (except for Indebtedness under subsections (v), (vi) and (x)(A) below) any Restricted Subsidiary may Incur each and all of the following:

                  (i) Indebtedness (other than Acquired Indebtedness) Incurred to finance the cost (provided that such Indebtedness is Incurred at any time on or before, or within 90 days following, the incurrence of such cost) (including the cost of design, development, construction, acquisition, installation or integration) of assets used in the Permitted Business or Equity Interests of (A) a Restricted Subsidiary that owns principally such assets from a Person other than the Company or a Restricted Subsidiary of the Company or (B) any Person that is principally engaged in the Permitted Business, that would become a Restricted Subsidiary and owns principally such assets; provided that
         (x) any such Indebtedness of a Restricted Subsidiary must be Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of the assets, property or services acquired with the proceeds of such Indebtedness, (y) the amount of such Indebtedness of a Restricted Subsidiary may not exceed the Fair Market Value of the assets so acquired and (z) the amount of such Indebtedness of the Company, Incurred to acquire Equity Interests under clauses (A) and (B) above, may not exceed the Fair Market Value of such assets of any Restricted Subsidiary or any such Person so acquired;

                  (ii) Indebtedness of any Restricted Subsidiary to the Company or Indebtedness of the Company or any Restricted Subsidiary to any other Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness not permitted by this clause (ii) (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness; and provided further that Indebtedness of the Company to a Restricted Subsidiary must be unsecured and subordinated in right of payment to the Notes;

                  (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of the Company or a Restricted Subsidiary, other than Indebtedness Incurred under clauses (ii), (iv), (vii), (viii) and (xii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced or refunded is equal to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made equal to, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new
         Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced or refunded is subordinated to the Notes, (C) the Stated Maturity of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is no earlier than the Stated Maturity of the Indebtedness being refinanced or refunded and (D) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, has a Weighted Average Life to Maturity which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced or refunded by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

                  (iv) Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit supporting Trade Payables, in each case provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from

         Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred for the purpose of financing such acquisition by the Person acquiring all or any portion of such business, assets or Restricted Subsidiary), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                  (v) Indebtedness, to the extent that the net proceeds thereof are promptly (A) used to repurchase Notes tendered in a Change of Control Offer or (B) deposited to defease all of the Notes as described below under "Legal Defeasance and Covenant Defeasance";

                  (vi)  Indebtedness of the Company represented by the Notes;

                  (vii) Indebtedness represented by a Guarantee of the Notes and Guarantees of other Indebtedness of the Company by a Restricted Subsidiary, in each case permitted by and made in accordance with the "Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenant;

                  (viii) Indebtedness under one or more Credit Facilities, in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) NLG 70.0 million and (y) 80.0% of Eligible Accounts Receivable at any one time outstanding, subject to any permanent reductions required by any other terms of the Indenture;

                  (ix) Acquired Indebtedness; provided that the aggregate amount of such Acquired Indebtedness (other than the Indebtedness Incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of assets, property or services acquired with the proceeds of such Indebtedness) of the Person that is to become a Restricted Subsidiary or be merged or consolidated with or into the Company or any Restricted Subsidiary in the contemplated transaction, outstanding at the time of such transaction does not exceed the Fair Market Value of the plant, property and equipment (excluding property, plant and equipment securing any of the Credit Facilities or vendor financings or subject to any Capital Leases referred to in this clause
         (ix)) of any Restricted Subsidiary so acquired;

                  (x) Indebtedness of (A) the Company not to exceed, at any one time outstanding, 2.00 times the Net Cash Proceeds from (1) the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Redeemable Stock and excluding any Ordinary Shares issued in connection with the Recapitalization) of the Company and (2) capital contributions made in the Company (other than by a Subsidiary) less, in each case, the amount of such proceeds used to make Restricted Payments as provided in clause (C)(2) of the first paragraph or clause (iii) or
         (iv) of the second paragraph of the "Limitation on Restricted Payments" covenant and (B) the Company or Acquired Indebtedness of a Restricted Subsidiary (provided that any such Indebtedness of such Restricted Subsidiary must be incurred under one or more Credit Facilities, under one or more Capitalized Leases or from the vendor of the assets, property or services acquired with the proceeds of such Indebtedness) not to exceed, at any one time outstanding, the fair market value of any Telecommunications Assets acquired by the Company or such Restricted Subsidiary in exchange for Equity Interests of the Company issued after the Issue Date; provided, however, that in determining the fair market value of any such Telecommunications Assets so acquired, if the estimated fair market value of such Telecommunications Assets exceeds (x) $2.0 million (as estimated in good faith by the Board of Directors), then the fair market value of such Telecommunications Assets will be determined by a majority of the Board of Directors of the Company, which determination will be evidenced by a resolution thereof, and (y) $10.0 million (as estimated in good faith by the Board of Directors), then the Company will deliver the Trustee a written appraisal as to the fair market value of such Telecommunications Assets prepared by an internationally recognized investment banking or public accounting firm (or, if no such investment banking or public accounting firm is qualified to prepare such an appraisal, by an internationally recognized appraisal firm); and provided further that such Indebtedness (other than the Indebtedness Incurred under one or more


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         Credit  Facilities,  under one or more  Capitalized  Leases or from the vendor of assets, property or services acquired with the proceeds of such Indebtedness) does not mature prior to the Stated Maturity of the Notes and the Weighted Average Life to Maturity of such Indebtedness is longer than that of the Notes;

                  (xi)   Indebtedness outstanding as of the Issue Date; and

                  (xii) Indebtedness (in addition to Indebtedness permitted under clauses (i) through (x) above) in an aggregate principal amount outstanding at any one time not to exceed the greater of (A) NLG 100 million and (B) an amount equal to 5% of the Company's consolidated net tangible assets as of such date.

         (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the forgoing shall not in any way be deemed to limit the provisions of "-- Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries." For purposes of determining compliance with this "Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify (or from time to time reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the principal amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with U.S. GAAP.

Limitation on Restricted Payments

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Equity Interest in the Company or any Restricted Subsidiary to the holders thereof, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions payable solely in Equity Interests (other than Redeemable Stock) of the Company, (B) dividends or distributions made only to the Company or a Restricted Subsidiary and (C) pro rata dividends or distributions on Capital
Stock of a Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary), (ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company or any Equity Interests of any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary), (iii) make any principal payment or redeem, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, or maturity, any Indebtedness of the Company that is subordinated in right of payment to the Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (all such payments or any other actions described in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of, and after giving effect to, the proposed Restricted Payment:

         (A) no Default or Event of Default shall have occurred and be continuing;

         (B) the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and

         (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date is less than the sum of (1) Cumulative Consolidated Cash Flow minus 150% of Cumulative Consolidated Fixed Charges plus
(2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date as a capital contribution or from the issuance and sale of its Equity Interests (other than Redeemable Stock, and excluding any Ordinary Shares issued in connection with the Second Offering or the Recapitalization) to a Person (other than a Restricted Subsidiary of the Company), plus (3) the aggregate amount by which Indebtedness (other than any Indebtedness subordinated in right of payment to the Notes) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by


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


a Restricted Subsidiary of the Company) subsequent to the Issue Date into Equity Interests (other than Redeemable Stock and less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) and plus (4) without duplication of any amount included in the calculation of Consolidated Net Income, in the case of repayment of, or return of capital in respect of, any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the repayment of, the return of capital with respect to, such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment and net of taxes.

         The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the provisions of the Indenture;
(ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of paragraph
(b) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Equity Interests in the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent capital contribution or offering of Equity Interests (other than Redeemable Stock) in the Company to any Person (other than a Restricted Subsidiary); (iv) the repurchase, redemption or other acquisition of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent capital contribution or offering of Equity Interests (other than Redeemable Stock) in the Company to any Person (other than a Restricted Subsidiary); (v) the purchase of any subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof following a Change of Control pursuant to an obligation in the instruments governing such subordinated Indebtedness to purchase or redeem such subordinated Indebtedness as a result of such Change of Control; provided, however, that no such purchase or redemption shall be permitted until the Company has completely discharged its obligations described under "-- Repurchase of Notes upon a Change of Control" (including the purchase of all Notes tendered for purchase by holders) arising as a result of such Change of Control; (vi) repurchases of warrants issued in connection with the Second Offering and warrants issued in connection with the First Offering in accordance with the provisions set forth in the applicable warrant agreement; and (vii) repurchases of Equity Interests of the Company from employees of the Company or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; provided that any payments made pursuant to this clause (vii) may not exceed in aggregate $500,000 in any fiscal year of the Company; provided that, in the case of clauses (ii) through (vii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

         Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof) and the Net Cash Proceeds from any capital contribution or issuance of Equity Interests referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Equity Interests (other than Redeemable Stock) of the Company are used for the redemption, repurchase or other acquisition of the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of the Notes.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary, or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         The foregoing provisions shall not prohibit any encumbrances or restrictions: (i) existing under or by reason of any agreement in effect on the Issue Date, and any amendments, supplements, extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Restricted Subsidiary acquired by the Company or any Restricted Subsidiary after the Issue Date, or the property or assets of such Restricted Subsidiary, and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments, supplements, extensions, refinancings, renewals or replacements of agreements containing such encumbrances or restrictions; provided that the encumbrances and restrictions in any such amendments, supplements, extensions, refinancings, renewals or replacements are no more restrictive than those encumbrances or restrictions that are then in effect and that are being amended, supplemented, extended, refinanced, renewed or replaced; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock in, or property and assets of, such Restricted Subsidiary; provided that such restriction shall terminate if such transaction is abandoned or if such transaction is not consummated within six months of the date such agreement was entered into; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Board of Directors) and (C) the Board of Directors determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant that limit the right of the debtor to dispose of the assets securing such Indebtedness.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

         The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of such Restricted Subsidiary or any other Restricted Subsidiary to any Person (other than (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, in each case, to the extent required by applicable law and (iii) Strategic Minority Capital Stock Issues), unless (A) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and (B) any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of "Investment").


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


Limitation on Transactions with Shareholders and Affiliates

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any direct or indirect holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate, (ii) if such transaction or series of transactions involves aggregate consideration in excess of $2.0 million, then the Company shall deliver to the Trustee a resolution set forth in an Officers' Certificate adopted by a majority of the Board of Directors, including a majority of the independent, disinterested directors, approving such transaction or series of transactions and certifying that such transaction or series of transactions comply with clause (i) above, and (iii) if such transaction or series of transactions involves aggregate consideration in excess of $5.0 million, then the Company will deliver to the Trustee a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view from an internationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an internationally recognized appraisal firm or accounting firm).

         The foregoing limitation does not limit and will not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; and (iii) payment of dividends or other distributions in respect of Equity
Interests of the Company or any Restricted Subsidiary permitted by the "Limitation on Restricted Payments" covenant.

Limitation on Liens

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset or property of the Company or any Restricted Subsidiary without making effective provisions for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

Limitation on Asset Sales

         The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 80% of the consideration received for such Asset Sale consists of cash or Cash Equivalents or Replacement Assets or the assumption of Indebtedness which ranks equal in right of payment to the Notes.

         The Company shall, or shall cause the relevant Restricted Subsidiary to, apply the Net Cash Proceeds from an Asset Sale within 270 days of the receipt thereof to (A) permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, (B) invest in Replacement Assets, or (C) in any combination of repayment, prepayment, and reinvestment permitted by the foregoing clauses (A) and (B).

         The Indenture provides that any Net Cash Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the second paragraph of this "Limitation on Asset Sales" covenant will be deemed to constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 business days thereafter, make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase on a pro rata basis the maximum principal amount of Notes, that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, plus Additional Amounts, if any, and Liquidated Damages, if any, to the date fixed for the closing of such offer (and, in the case of Definitive Notes, subject to the right of a Holder of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date and Additional Amounts, if any, in respect thereof), in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within thirty business days after the date that Excess Proceeds exceeds $5.0 million by publishing or, where relevant, mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, subject to applicable law, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the selection of such Notes for purchase will be made by the Trustee in the same manner as the Notes are redeemed, as described under "-- Optional Redemption." Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which an Asset Sale Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries

         The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of all of the Company's obligations under the Notes and the Indenture on terms substantially similar to the guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, Guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's assumption, Guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided any Restricted Subsidiary may guarantee Indebtedness of the Company under a Credit Facility if such Indebtedness is Incurred in accordance with the "-- Limitation on Indebtedness" covenant.

         Notwithstanding the foregoing, any Guarantee of all of the Company's obligations under the Notes and the Indenture by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

Business of the Company; Restriction on Transfers of Existing Business

         The Company will not, and will not permit any Restricted Subsidiary to, be principally engaged in any business or activity other than a Permitted Business. In addition, the Company and any Restricted Subsidiary will not be permitted to, directly or indirectly, transfer to any Unrestricted Subsidiary
(i) any of the licenses, permits or


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authorizations  used in the Permitted Business of the Company and any Restricted
Subsidiary or (ii) any material portion of the "property and equipment" (as such term is used in the Company's consolidated financial statements) of the Company or any Restricted Subsidiary used in the licensed service areas of the Company and any Restricted Subsidiary.

Provision of Financial Statements and Reports

         The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, (i) all annual and quarterly financial statements and other financial information that would be required to be contained in a filing with the Commission on Forms 20-F and 10-Q if the Company were required to file such Forms (which financial statements shall be prepared in accordance with U.S. GAAP), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. Such quarterly financial information shall be filed with the Commission within 45 days following the end of each fiscal quarter of the Company, and such annual financial information shall be furnished within 90 days following the end of each fiscal year of the Company. Such annual financial information shall include the geographic segment financial information required to be disclosed by the Company under Item 101(d) of Regulation S-K under the Securities Act. The Company will also be required
(a) to file with the Trustee, and provide to each Holder, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder promptly upon request. In addition, for so long as the Notes remain outstanding and the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act nor exempt from reporting under Rule 12g3-2(b) of the Exchange Act, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and, to any beneficial holder of Notes, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder, if and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall require, copies of all reports and information described above will be available during normal business hours at the office of the listing agent in Luxembourg.

Repurchase of Notes upon a Change of Control

         Upon the occurrence of a Change of Control, the Company will make an offer to purchase all or any part (equal to $1,000 aggregate principal amount and integral multiples thereof) of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase, plus Additional Amounts, if any, and Liquidated Damages, if any, to the date of repurchase (and in the case of Definitive Notes, subject to the right of holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date and Additional Amounts, if any, in respect thereof). The Indenture provides that within 30 days following any Change of Control, the Company will publish notice of such in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad) (and, if and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Notes, mail a notice to each Holder (and if and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, will publish notice in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), with a copy to the Trustee, with the following information: (i) a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase of Notes upon a Change of Control" and


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


all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is published, or where relevant, mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (iii) any Note not properly tendered will remain outstanding and continue to accrue interest and Liquidated Damages, if any; (iv) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, as the case may be, and to accrue Liquidated Damages, if any, on the Change of Control Payment Date; (v) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the paying agent and at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holders to elect Purchase" on the reverse of the Notes completed, to any office of the paying agent; (vi) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided, however, that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the principal amount of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which a Change of Control Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations contained in the Indenture by virtue thereof. The provisions relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

         The Indenture provides that on the Change of Control Payment Date, the Company will, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(ii) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and
(iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Indenture will provide that the paying agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Definitive Notes, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of Definitive Notes, mail to each Holder a new Definitive Note, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Definitive Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will inform the Luxembourg Stock Exchange and will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         If the Company is unable to repay all of its Indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of Indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes, then the Company will have breached such covenant. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by the Company to repurchase Notes at


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


the conclusion of the Change of Control Offer will constitute an Event of Default without any waiting period or notice requirements.

         There can be no assurances that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless the consents referred to above are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

         The existence of a Holder's right to require the Company to repurchase such holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

Consolidation, Merger and Sale of Assets

         The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any Person or permit any Person to merge with or into the Company and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless: (i) the Company will be the continuing Person, or the Person (if other than the Company) (the "Surviving Entity") formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company will be a corporation organized and validly existing under the laws of The Netherlands, Germany, France, Belgium, the United Kingdom or the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company with respect to the Notes and under the Indenture, the Escrow Agreement and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, (A) prior to the third anniversary of the Issue Date, would have an Indebtedness to Consolidated Cash Flow Ratio no greater than such ratio immediately prior to such transaction or (B) on or after the third anniversary of the Issue Date, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with the Indenture and (vi) the Company shall have delivered to the Trustee an opinion of tax counsel reasonably acceptable to the Trustee stating that (A) Holders will not recognize income, gain or loss for U.S. federal or Netherlands income tax purposes as a result of such transaction and (B) no taxes on income (including taxable capital gains) will be payable under the tax laws of the Relevant Taxing Jurisdiction by a Holder who is or who is deemed to be a non-resident of the Relevant Taxing Jurisdiction in respect of the acquisition, ownership or disposition of the Notes, including the receipt of principal of, premium and interest paid pursuant to such Notes.

Events of Default

         The following constitute "Events of Default" under the Indenture: (a) default for 30 days or more in the payment when due of interest on the Notes or Additional Amounts, if any, or Liquidated Damages, if any, with respect to the Notes; (b) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due


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


and payable at maturity, upon acceleration, redemption or otherwise; (c) default in the payment of principal or interest on Notes required to be purchased pursuant to an Asset Sale Offer as described under "Limitation on Asset Sales" or pursuant to a Change of Control Offer as described under "Repurchase of Notes upon a Change of Control"; (d) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets"; (e) default in the performance of or breach of any other covenant or agreement of the Company in the Indenture or the Escrow Agreement or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes; (f) a default occurs on any other Indebtedness of the Company or any Restricted Subsidiary if either (x) such default is a failure to pay principal of such Indebtedness when due after any applicable grace period and the principal amount of such Indebtedness is in excess of $5.0 million or (y) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity and such default has not been cured within the shorter of (i) 60 days and (ii) the applicable grace period, and such acceleration has not been rescinded, and the principal amount of such Indebtedness together with the principal amount of any other Indebtedness of the Company and its Restricted Subsidiaries that is in default as to principal, or the maturity of which has been accelerated, aggregates $5.0 million or more; (g) failure to pay final judgments and orders against the Company or any Restricted Subsidiary (not covered by insurance) aggregating in excess of $5.0 million (treating any deductibles, self-insurance or retention as not so covered), which final judgments remain unpaid, undischarged and unstayed for a period in excess of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed $5.0 million; (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (i) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or (j) the Company challenges the Lien on the Escrow Collateral under the Escrow Agreement prior to such time as the Escrow Collateral is to be released to the Company, or the Escrow Collateral shall become subject to any Lien other than the Lien under the Escrow Agreement.

         If an Event of Default (other than an Event of Default specified in clauses (h) or (i) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company, may declare the principal of, premium, if any, interest and other monetary obligations (including Additional Amounts, if any, and Liquidated Damages, if any) on all the then outstanding Notes to be immediately due and payable. Upon such a declaration, such principal of, premium, if any, interest and other monetary obligations on the Notes shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (f) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by the Company and/or the relevant Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clauses (h) or (i) above occurs, the principal of, premium, if any, accrued interest and other monetary obligations on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest and other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived


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


and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-- Amendment, Supplement and Waiver."

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Indenture will provide that the Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Indenture will further provide that the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders.

         The Indenture requires that the Company delivers annually an Officers' Certificate to the Trustee certifying that a review has been conducted of the activities of the Company and the Company's performance under the Indenture and that the Company has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture within five business days of becoming aware of any such default.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

         The obligations of the Company under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") and cure all then existing Events of Default except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes when such payments are due or on the redemption date solely out of the trust created pursuant to the Indenture, (ii) the Company's obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment on other indebtedness, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes,

         (i) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities or a combination thereof and, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the outstanding Notes;

         (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (A) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an opinion of counsel in The Netherlands reasonably acceptable to the Trustee to the effect that (1) Holders will not recognize income, gain or loss for Netherlands income tax purposes as a result of such Legal Defeasance and will be subject to Netherlands income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax;

         (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (A) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an opinion of counsel in The Netherlands reasonably acceptable to the Trustee to the effect that (1) Holders will not recognize income, gain or loss for Netherlands income tax purposes as a result of such Covenant Defeasance and will be subject to Netherlands income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (2) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision thereof or therein having the power to tax;

         (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

         (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound;

         (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable Netherlands and U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

         (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

         (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

         The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (ii) (A) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, and Liquidated Damages, if any, to the date of maturity or redemption; (B) no Default with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (C) the Company has paid, or caused to be paid, all sums payable by it under such Indenture; and (D) the Company has delivered irrevocable instructions to the Trustee under such Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Withholding Taxes

         All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of The Netherlands or any jurisdiction in which the Company or any Surviving Entity is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, redemption price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

         (i) any payments on a Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such note or enforcement of rights thereunder or the receipt of payments in respect thereof;

         (ii) any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any request by the Company to provide information concerning the nationality, residence or identity of such holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

         (iii) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction; or

         (iv) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder.

         Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to (iv) inclusive above.

         Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

         The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of The Netherlands, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Amendment, Supplement and Waiver

         Except as provided in the next two succeeding paragraphs, the Indenture and the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         The Indenture provides that without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder of the Notes): (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes with respect to the timing or amount of payment thereof, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default in the payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of either series of such Notes and a waiver of the payment default that resulted from such acceleration with respect to such series of Notes), or in respect of a covenant or provision contained in the Indenture which cannot be amended or modified without the consent of all Holders, (v) make any Note payable in money other than that stated in such Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on such Notes, (vii) make any change in the amendment and waiver provisions in the Indenture, (viii) make any change in the provisions of the Indenture described under "-- Withholding Taxes" that adversely affects the rights of any Holder of the Notes,
(ix) amend the terms of the Notes or the Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes as described thereunder unless the Company agrees to pay Additional Amounts, if any, in respect thereof, (x) modify the provisions of the Escrow Agreement or the Indenture relating to the Escrow Collateral in any manner adverse to the Holders or release the Escrow Collateral from the Lien under the Escrow Agreement or permit any other obligation to be secured by the Escrow Collateral or (xi) impair the right of any Holder of the Notes to receive payment of principal of, interest, Liquidated Damages, if any, on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes.

         The Indenture provides that, notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee together may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to comply with the covenant relating to mergers, consolidations and sales of assets, (iv) to provide for the assumption of the Company's obligations to Holders of such Notes, (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (viii) to provide for the issuance of the Exchange Notes or (ix) to execute and deliver any documents necessary or appropriate to release Liens or any Escrow Collateral as permitted by the Escrow Agreement.

         The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

         Notices regarding the Notes will be (i) published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) and in Amsterdam (which is expected to be Het Financieele Dagblad) and, if and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or (ii) in the case of Definitive Notes, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)). Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of such Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

         The Indenture and the Notes are, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Judgments

         Since most of the operating assets of the Company and its Subsidiaries are outside the United States, any judgment obtained in the United States against the Company or a Subsidiary, including judgments with respect to the payment of principal, premium, if any, interest, Additional Amounts, if any, Liquidated Damages, if any, redemption price and any purchase price with respect to the Notes, may not be collectible within the United States.

         The Company has been informed by its Netherlands counsel, Stibbe Simont Monahan Duhot, that in such counsel's opinion the laws of The Netherlands applicable therein permit an action to be brought in a court of competent jurisdiction in The Netherlands on a judgment of a United States federal court or a court of the State of New York sitting in the borough of Manhattan in the City of New York respecting the enforcement of the Notes and the Indenture; subject to certain exceptions the principal of which may be summarized as follows: a final judgment for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantive re-examination or relitigation on the merits of the subject matter thereof; provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of The Netherlands.

Certain Definitions

         Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. For purposes of the following definitions and the Indenture generally, all calculations and determinations shall be made in accordance with U.S. GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in accordance with U.S. GAAP.

         "Acquired Indebtedness" is defined to mean Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary, such merger or consolidation or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or such Asset Acquisition shall not be Indebtedness.

         "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Acquisition" is defined to mean (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted

Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person (other than the Company or any of its Restricted Subsidiaries) that constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

         "Asset Disposition" is defined to mean the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary of the Company) of (i) all or substantially all of the Equity Interests in any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute an operating unit or line of business of the Company or any of its Restricted Subsidiaries or which is otherwise outside the ordinary course of business.

         "Asset Sale" is defined to mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any of its Restricted Subsidiaries) of (i) all or any of the Equity Interests in any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "-- Consolidation, Merger and Sale of Assets" and the creation of any Lien not prohibited by "-- Certain Covenants -- Limitation on Liens"; provided, however, that any transaction consummated in compliance with such "-- Consolidation, Merger and Sale of Assets" description involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and (c) any transaction consummated in compliance with "-- Certain Covenants -- Limitation on Restricted Payments." In addition, solely for purposes of "-- Certain Covenants -- Limitation on Asset Sales," any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an "Asset Sale."

         "Board of Directors" is defined to mean the Supervisory Board of the Company.

         "Board Resolution" is defined to mean a duly authorized resolution of the Board of Directors.

         "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with U.S. GAAP, is required to be capitalized and reflected as a liability on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean, at the time any determination thereof is to be made, the discounted present value of the rental obligations under such lease.

         "Cash Equivalents" is defined to mean, (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition; (b) certificates of deposit and eurodollar time deposits with maturities of 360 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 360 days and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million; provided, however, that securities deposited in the Escrow Account may have a Stated Maturity as late as May 15, 2001; (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause
(b) above; (d) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group,
respectively, and in each case maturing within six months after the date of acquisition; (e) marketable direct obligations of the United Kingdom, The Netherlands, Belgium, Germany or France or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), of the type and maturity described in clauses (a) through (d) above of foreign obligors, which have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(a) through (e) above.

         "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than a Permitted Holder) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any such "person" or "group" (other than to a Restricted Subsidiary); or (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any such "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation.

         "Consolidated Cash Flow" is defined to mean with respect to any Person for any period, the (i) Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income (and without duplication) Consolidated Fixed Charges, (ii) any provision for taxes (other than taxes (either positive or negative) attributable to extraordinary and non recurring gains or losses or sales of assets), (iii) any amount attributable to depreciation and amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it requires or represents an accrual of, or reserve for, cash charges in any future period), less all non-cash items increasing Consolidated Net Income (excluding any items which represent the reversal of an accrual of, or reserve for, anticipated cash charges at any prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with U.S. GAAP; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow of (if positive) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

         "Consolidated Fixed Charges" is defined to mean, with respect to any Person for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock.

         "Consolidated Interest Expense" is defined to mean with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation) calculated in accordance with U.S. GAAP; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers'


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acceptance  financing;  the net costs  associated with Interest Rate Agreements;
and interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries), less the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to the last proviso of such definition.

         "Consolidated Net Income" is defined to mean with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis and in conformity with U.S. GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Restricted Subsidiary accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Restricted Subsidiary are acquired by such Person or any of its Restricted Subsidiaries; (ii) any gains or losses (on an after-tax basis) but not losses attributable to Asset Sales; (iii) all extraordinary gains and gains from Currency Agreements or Interest Rate Agreements and gains from the extinguishment of debt; (iv) the net income (or loss) of any other Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which such other Person (other than such Person or any of its Restricted
Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period; (v) net gains attributable to write-ups of assets or write-downs of liabilities (determined after taking into account losses attributable to write-downs of assets or write-ups of liabilities up to but not in excess of such gains); and (vi) the cumulative effect of a change in accounting principles after the Issue Date; and provided further that there shall be further excluded therefrom the net income (but not the net loss) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

         "Consolidated Net Worth" is defined to mean, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of determination), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Equity Interests in the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with U.S. GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Credit Facilities" is defined to mean one or more senior credit agreements, senior loan agreements or similar senior facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Cumulative Consolidated Cash Flow" is defined to mean, for the period beginning on the Issue Date through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP.

         "Cumulative Consolidated Fixed Charges" is defined to mean, for the period beginning on the Issue Date through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP.



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


         "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement and any other arrangement or agreement designed to provide protection against fluctuations in currency values.

         "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Eligible Accounts Receivable" is defined to mean the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with U.S. GAAP) of any Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with U.S. GAAP.

         "Equity Interests" is defined to mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Escrow Account" is defined to mean the account established by the Escrow Agent pursuant to the terms of the Escrow Agreement for the deposit of the U.S. Government Securities purchased by, or purchased at the direction of, the Company with a portion of the net proceeds from the Second Offering.

         "Escrow Agent" is defined to mean United States Trust Company of New York, as escrow agent under the Escrow Agreement.

         "Escrow Agreement" is defined to mean the Escrow Agreement, dated as of the date of the Indenture, among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds from the Escrow Account.

         "Escrow Collateral" is defined to mean all funds and securities in the Escrow Account and the proceeds thereof.

         "Fair Market Value" is defined to mean, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the Trustee.

         "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof) of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Equity Interests in any Person; provided that neither the accrual of interest shall be considered an Incurrence of Indebtedness.

         "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person, whether or not contingent (A) in respect of borrowed money, (B) evidenced by bonds, debentures, Notes or other similar instruments or letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (C) representing the balance deferred and unpaid of the purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (D) representing Capitalized Lease Obligations, (ii) all Indebtedness of other Persons secured by a Lien on any asset of such


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Person,  whether or not such  Indebtedness  is assumed by such Person;  provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (iii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (iv) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and (v) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and,
with  respect  to  contingent  obligations,   the  maximum  liability  upon  the
occurrence of the contingency giving rise to the obligation; provided (x) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with U.S. GAAP and (y) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Interest Rate Agreement" is defined to mean any interest rate swap agreement, interest rate cap agreement, interest rate insurance, and any other arrangement or agreement designed to provide protection against fluctuations in interest rates.

         "Investment" in any Person is defined to mean any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with U.S. GAAP, recorded as accounts receivable on the balance sheet of such Person or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other tangible or intangible property to others or any payment for any property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures, or other similar instruments issued by, any other Person. For purposes of the definition of "Unrestricted Subsidiary," the "Limitation on Restricted Payments" covenant and the "Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant described above, (i) "Investment" shall include (a) the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and
(b) the Fair Market Value, in the case of a sale of Equity Interests in accordance with the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant such that a Person no longer constitutes a Restricted Subsidiary, of the remaining assets (net of liabilities) of such Person after such sale, and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" is defined to mean the date on which the Notes were originally issued under the Indenture.

         "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of an asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any option or other agreement to sell or give any security interest).

         "Most Recent Balance Sheet" is defined to mean, with respect to any Person, the most recent consolidated balance sheet of such Person reported on by a recognized firm of independent accountants without qualification as to scope.

         "Net Cash Proceeds" is defined to mean, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extend corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or

Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing agreements),
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with U.S. GAAP; provided that such amounts which cease to be held as reserves shall be deemed Net Cash Proceeds; and (b) with respect to any capital contribution or any issuance or sale of Equity Interests (other than Redeemable Stock), the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent (1) such obligations are financed, directly or indirectly, with money borrowed from the Company or any Restricted Subsidiary or otherwise financed or sold with recourse to the Company or any Restricted Subsidiary or (2) the capital contribution or purchase of the Equity Interests is otherwise financed, directly or indirectly, by the Company or any Restricted Subsidiary, including through funds contributed, extended, guaranteed or otherwise advanced by the Company or any Affiliate) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Officers' Certificate" is defined to mean a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

         "Permitted Business" is defined to mean the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above.

         "Permitted Holder" is defined to collectively mean Telecom Founders B.V., NeSBIC Venture Fund C.V., Cromwilld Limited, Paribas Deelnemingen N.V., Nederlandse Participatie Maatschappij N.V. and any Affiliate of the foregoing Persons.

         "Permitted Investment" is defined to mean (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (ii) payroll, travel and similar advances to cover matters that are expected at the time of such advance ultimately to be treated as expenses in accordance with U.S. GAAP; (iii) stock, obligations or securities received in satisfaction of judgments; (iv) Investments in any Person (the primary business of which is related, ancillary or complementary to the business of the Company on the date of such Investment) at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) in an aggregate amount not to exceed the greater of
(x) $10.0 million and (y) 5.0% of the Company's total consolidated assets as of the end of the most recently completed fiscal quarter; (v) Investments in Cash Equivalents; (vi) Investments made as a result of the receipt of noncash consideration from any Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (vii) Investments made in the ordinary course of the telecommunications business in the Permitted Business and on ordinary business terms in the Permitted Business in consortia formed to construct transmission infrastructure for use primarily in the Permitted Business, provided such Investment entitles the Company to rights of way or rights of use on such transmission infrastructure; (viii) Investments made in the ordinary course of the telecommunications business and on ordinary


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


business  terms  as  partial  payment  for   constructing  a  network   relating
principally to the Permitted Business; and (ix) any Investment in Pledged Securities.

         "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (v) Liens (including extensions and renewals thereof) upon real or personal property of a Restricted Subsidiary purchased or leased after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred by such Restricted Subsidiary in compliance with the "Limitation on Indebtedness" covenant (1) to finance the cost of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition and the Incurrence of such Indebtedness or (2) to refinance any Indebtedness of a Restricted Subsidiary previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets; (vi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease of a Restricted Subsidiary which, in each case, is permitted under the Indenture; (vii) Liens on property of, or on Equity Interests in or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens were not created, incurred or assumed in contemplation of such transaction and do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired; (viii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (ix) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; (x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date; (xi) Liens existing on the Issue Date or securing the Notes or any Guarantee of the Notes; (xii) Liens granted after the Issue Date on any assets or Equity Interests in the Company or its Restricted Subsidiaries created in favor of the holders; (xiii) Liens created in connection with the incurrence of any Indebtedness permitted to be Incurred under clause (iii) of paragraph (b) of the "Limitation on Indebtedness" covenant; provided that the Indebtedness which it refinances is secured by similar Liens; (xiv) Liens securing Indebtedness under Credit Facilities incurred in compliance with clause (viii) of paragraph (b) of the "Limitation on Indebtedness" covenant; and (xv) Liens with respect to the Escrow Account arising under the Escrow Agreement.

         "Pledged Securities" is defined to mean the U.S. Government Securities purchased by the Company with a portion of the net proceeds from the Second Offering and deposited in the Escrow Account.

         "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

         "Pro forma Consolidated Cash Flow" is defined to mean with respect to any Person for any period, the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of

Equity Interests) during such period as if such Asset Disposition or Asset Acquisition had taken place on the first day of such period and income (or losses) ceased to accrue or accrued, as the case may be, therefrom from such date.

         "Public Equity Offering" is defined to mean an underwritten primary public offering of Ordinary Shares of the Company pursuant to an effective registration statement under the Securities Act.

         "Redeemable Stock" is defined to mean, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Redeemable Stock or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Redeemable Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "-- Certain Covenants -- Limitation on Asset Sales" and "-- Repurchase of Notes upon a Change of Control" and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes including the purchase of any Notes tendered pursuant thereto.

         "Replacement Assets" is defined to mean any property, plant or equipment of a nature or type that are used or usable in Permitted Businesses.

         "Restricted Subsidiary" is defined to mean, at any time, any direct or indirect Subsidiary of the Company that is then not an Unrestricted Subsidiary.

         "Share Capital" is defined to mean, at any time of determination, the stated capital of the Equity Interests (other than Redeemable Stock) and additional paid-in capital of the Company as set forth on the Most Recent Balance Sheet of the Company at such time.

         "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Strategic Minority Capital Stock Issues" is defined to mean issuances or sales of common stock of a Restricted Subsidiary, principally engaged in business outside The Netherlands, to a Person which is principally engaged in the Permitted Business and which has an equity market capitalization, a net asset value or annual revenues of at least $500 million, which issuances or sales do not represent more than 49% of the outstanding common stock of such Restricted Subsidiary; provided that any such Strategic Minority Capital Stock Issue is made to only one such Person with respect to any Restricted Subsidiary.

         "Subsidiary" is defined to mean, with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is at the time of determination owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person and
(ii) any partnership, joint venture, limited liability company or similar entity of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner, co-venturer, manager or similar position or otherwise controls such entity.

         "Telecommunications Assets" is defined to mean, with respect to any Person, assets used in the Permitted Business (or Equity Interests of a Person that becomes a Restricted Subsidiary, the assets of which consist principally of such Telecommunications Assets) that are purchased or acquired by the Company or a Restricted Subsidiary after the Issue Date.

         "Trade Payables" is defined to mean any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

         "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Unrestricted Subsidiary" is defined to mean (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors in the manner provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary, or any of its Subsidiaries, owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (a) the Company certifies in an Officers' Certificate that such designation complies with the covenants described under "Limitation on Restricted Payments," (b) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably be obtained in a comparable arm's-length transaction at the time from Persons who are not Affiliates of the Company, (c) neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests in such Subsidiary or any Subsidiary of such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results and (d) such Subsidiary and its Subsidiaries has not at the time of designation, and does not thereafter, Incur any Indebtedness other than Unrestricted Subsidiary Indebtedness. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described above on a pro forma basis taking into account such designation and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers'
Certificate certifying that such designation complied with the foregoing provisions.

         "Unrestricted Subsidiary Indebtedness" is defined to mean Indebtedness of any Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "U.S. GAAP" is defined to mean, at any date of determination, generally accepted accounting principles as in effect in the United States of America which are applicable at the date of determination and which are consistently applied for all applicable periods.

         "U.S. Government Securities" is defined to mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and are not callable or redeemable at the option of the issuer thereof.

         "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily entitled to vote for the election of directors thereof at a meeting of Stockholders called for such purpose, without the occurrence of any additional event or contingency.

         "Weighted Average Life to Maturity" is defined to mean, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) (a) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by (b) the amount of such principal payment, by (ii) the sum of all such principal payments.

         "Wholly Owned Restricted Subsidiary" is defined to mean any Restricted Subsidiary all of the outstanding voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                           CERTAIN TAX CONSIDERATIONS

                         Netherlands Tax Considerations


         The following is a summary of the principal Netherlands tax consequences relevant to the exchange, ownership and disposition of Notes to U.S. Holders (as defined below for the purposes of this section "Netherlands Tax Considerations"). This summary is not exhaustive of all the possible tax consequences that may be relevant to Holders in light of their particular circumstances and potential investors are advised to consult their own tax advisors in order to determine the final tax consequences of the exchange, ownership and disposition of Notes in their own particular circumstances. In particular, this summary does not cover all tax consequences applicable to joint venture vehicles, such as LLC's and partnership structures.

         This summary is based on the tax laws of The Netherlands, as well as the Convention between the United States of America and the Kingdom of The Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the "Treaty"), to the extent they were published and effective as of January 5, 1999. Changes made to these laws or Treaty after that date may have retroactive effect, and may effect the tax consequences described herein.

         The outline is based on the assumption that the U.S. Holder:

         (i) is not and has not been for at least five years, a resident or deemed resident of The Netherlands for purposes of Netherlands tax legislation; and

         (ii) does not have or will not obtain an enterprise or an interest in an enterprise which, in whole or in part, is carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the Notes are attributable; and

         (iii) is not directly entitled (the term directly means, in this context, not through the beneficial ownership of shares or similar securities) to all or a share of the profits of an enterprise that is managed and controlled in The Netherlands while the Notes form part of the assets of, or are otherwise attributable to, such enterprise; and

         (iv) does not have or will not obtain a substantial interest (as defined below) or deemed substantial interest in VersaTel according to the criteria under Netherlands tax law currently in force or in the event such Holder does have such an interest, this substantial interest qualifies as asset of, or is otherwise attributable to an enterprise; and

         (v) does not carry out and has not carried out employment activities on the territory of The Netherlands, or as director or board member of an entity resident in The Netherlands or as a civil servant of a Netherlands public body with which the holding of the Notes is connected; and

         (vi)     can obtain full benefit under the Treaty

(hereinafter, "U.S. Holder").

         With respect to point (iv) for Netherlands income and/or corporate income tax purposes, a person (individual or corporate body as defined under Netherlands tax law) holds among others directly or indirectly a substantial interest, if such person owns or is deemed to own (e.g., directly and/or indirectly via call options or warrants) an interest of at least 5.0% in the issued capital of a company residing in The Netherlands ("a Substantial Interest").

Netherlands Income Tax

         A U.S. Holder of Notes is not subject to Netherlands Corporate Income Tax ("NCIT") or Netherlands Individual Income Tax ("NIIT") under the above assumptions.

Interest, Withholding Tax and Tax Treaty Limitations

         Interest paid to a U.S. Holder that does not have a Substantial Interest is not subject to NCIT or NIIT. Furthermore, according to article 12 of the Treaty, interest paid to a U.S. Holder entitled to the benefits of the Treaty can only be subject to NCIT or NIIT in the country of residence of the recipient of the interest. As a result, no NCIT or NIIT will be due on interest paid to a U.S. Holder that has a Substantial Interest, provided they can obtain full benefit of the Treaty.

         The Netherlands will not levy withholding taxes on the payment of interest under the Notes, provided that the interest payment is not dependent on the profits of the Company. If such link can be established there is a risk that the interest would be subject to Netherlands withholding tax as described under "Dividend withholding tax". For this discussion it is assumed that such link cannot be established.

Capital Gains

         Under Netherlands laws, capital gains realized upon disposition of any or all of the Notes by a U.S. Holder are only taxable if the U.S. Holder has a Substantial Interest or if the U.S. Holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands and to which Netherlands enterprise, the Notes are attributable. Moreover, as a result of article 14 of the Treaty, the right to tax capital gains realized upon disposition of any or all of the Notes by a U.S. Holder entitled to the benefits of the Treaty, is allocated to the United States, unless allocable to a Netherlands enterprise referred to above.

Net Wealth Tax

         A U.S. Holder of the Notes will not be subject to Netherlands net wealth tax in respect thereof provided that:

                  (i) such U.S. Holder is not an individual or, if he or she is an individual, provided that the Holder is neither a resident of The Netherlands nor deemed to be a resident of The Netherlands; and

                  (ii) the U.S. Holder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise, as the case may be, to which enterprise the Notes are attributable; and

                  (iii) such U.S. Holder is not directly entitled (the term directly means, in this context, not through the beneficial ownership of shares or similar securities) to all or a share of the profits of an enterprise that is managed and controlled in The Netherlands while the Notes form part of the assets of, or are otherwise attributable to, such enterprise.

Gift, Estate or Inheritance Taxes

         No gift, estate or inheritance taxes will arise in The Netherlands in respect of the transfer of a Note by way of gift by a person who is neither a resident nor a deemed resident of The Netherlands, or on the death of such person, provided that:

                  (i) the transfer is not construed as a gift made by or on behalf of a person who is a resident or a deemed resident of The Netherlands; and

                  (ii) the Notes do not form part of the assets of, and are not otherwise attributable to, an enterprise owned by the donor or the deceased or in which the donor or the deceased owned an interest and which in whole or in part is carried on through a permanent establishment or a permanent representative in The Netherlands; and

                  (iii) such Notes form part of the assets of, and are not otherwise attributable to an enterprise that is managed and controlled in The Netherlands and to which all or a share of the profits thereof the Holder of a note is directly entitled (the term directly means, in this context, not as the beneficial owner of shares or similar securities).

                             U.S. Tax Considerations


         The following discussion, subject to the limitations set forth herein, describes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of Exchange Notes in general and in the context of the Exchange Offer and is the opinion of Shearman & Sterling, special tax counsel to the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions (all as currently in effect and all of which are subject to change, possibly with retroactive effect). Except as specifically set forth herein, this summary deals only with Exchange Notes held as capital assets by a U.S. Holder (as defined below) within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special tax rules, such as insurance companies, financial institutions, dealers in securities or foreign currencies, tax-exempt investors, persons holding the Exchange Notes as part of a short-sale, hedging transaction, "straddle," conversion transaction or other integrated transaction, U.S. Holders owning 10% or more of the stock of the Company, or U.S. Holders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. Persons considering the acquisition of the Exchange Notes should consult with their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of purchasing, holding and disposing of the Exchange Notes, including the applicability and effect of the laws of any state, local or foreign jurisdiction.

         As used in this section "U.S. Tax Considerations," the term "U.S. Holder" means a beneficial owner of a exchange note who or that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

General

  Exchange Offer

         An exchange of Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. The Exchange Notes received by a Holder pursuant to the Exchange Offer generally will be treated as a continuation of the Outstanding Notes in the hands of such Holder. A U.S. Holder must continue to include original issue discount ("OID") on the Exchange Notes and will have the same tax basis and holding period in the Exchange Notes as the Outstanding Notes.

The Notes

         Under applicable authorities, the Exchange Notes should be treated as indebtedness for U.S. federal income tax purposes. In the unlikely event the Exchange Notes are treated as equity, the amount of any actual or constructive Company distributions on any such Exchange Note would first be taxable to the holder as dividend income to the extent of the issuer's current and accumulated earnings and profits, and next would be treated as a return of capital to the extent of the holder's tax basis in the Exchange Note, with any remaining amount treated as gain from the sale of an Exchange Note. Moreover, in such event a U.S. Holder would be subject to special U.S. federal income tax rules if the Company were classified as a "passive foreign investment company" for U.S. federal income tax purposes. This discussion assumes that the Exchange Notes will constitute indebtedness of the Company for U.S. federal income tax purposes.

  Payment of Interest

         Interest on the Exchange Notes will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder's method of accounting for tax purposes. In addition to interest on the Exchange Notes, a U.S. Holder will be required to include in income Additional Amounts, if any, and withholding tax withheld by The Netherlands or any other Relevant Taxing Jurisdiction from interest payments, if any, notwithstanding that such withheld tax would not in fact be received by such U.S. Holder. Thus, a U.S. Holder may be required to report income in an amount greater than the cash received with respect of payments made on the Exchange Notes. A U.S. Holder may be entitled to deduct or credit the amount of any applicable withholding tax, subject to applicable limitations in the Code. The rules governing the foreign tax credit are complex. Interest income on the Exchange Notes generally will constitute foreign source income and generally will be considered "passive" income (or "high withholding tax interest" if the applicable withholding tax is imposed at a rate of 5% or more) or "financial services" income for foreign tax credit purposes. Prospective investors should consult their own tax advisors concerning the application of the foreign tax credit rules to their particular circumstances.

         The Outstanding Notes were issued with OID and this OID will carryover to the Exchange Notes. As such, regardless of their method of tax accounting, U.S. Holders of the Exchange Notes will be required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of "daily portions" of OID on an Exchange Note attributable to each day during the taxable year on which the U.S. Holder holds the Exchange Note as such OID accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such OID. Under this method, U.S. Holders of the Exchange Notes generally will be required to include in gross income increasingly greater amounts of OID in successive accrual periods, with a corresponding increase in their tax basis in the Exchange Note for the amounts so included.

  Dispositions

         Upon the sale, exchange or retirement of an Exchange Note, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference, if any, between such holder's adjusted tax basis in such Exchange Note and the amount realized on such sale, exchange or retirement. Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of an Exchange Note generally will be capital gain or loss (except with respect to amounts received upon a disposition attributable to accrued but unpaid interest, which will be taxable as ordinary income). For certain noncorporate taxpayers (including individuals), such gain will be eligible to be taxed at a preferential rate if the U.S. Holder's holding period for the Exchange Notes exceeds one year. Prospective investors should consult their own tax advisors with respect to the effect of the capital gains provisions of the Code. The deductibility of capital losses is subject to limitations. Further, gain realized by a U.S. Holder on the sale, exchange or any other disposition of an Exchange Note will generally be treated as United States source income and, under recently issued Treasury regulations, a loss on such disposition also would be allocated to reduce U.S. source income, subject ot applicable limitations.

         As a result of certain limitations on the U.S. foreign tax credit under the Code, a U.S. Holder may not be able to claim a U.S. foreign tax credit for Netherlands withholding taxes, if any, imposed on the proceeds received upon the sale, exchange, repurchase by the Company or other disposition of Exchange Notes. Prospective investors should consult their own tax advisors concerning the application of the U.S. foreign tax credit rules to their particular situations.

Backup Withholding

         "Backup" withholding and information reporting requirements may apply to certain payments of principal and interest on an Exchange Note and to certain payments of proceeds of the sale or retirement of an Exchange Note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31.0% of such payment if the U.S. Holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such U.S. Holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally may be claimed as a credit against such holder's U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

         Based on positions taken by the staff of the Commission set forth in no-action letters issued to Exxon Capital Holdings Corp. and Morgan Stanley & Co. Inc., among others, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Notes directly from the Company, or (iii) broker-dealers who acquired Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions for the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders'
business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes, provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the staff of the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Outstanding Notes to the Initial Purchasers thereof) with the Prospectus contained in the Registration Statement. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Company has agreed that, for a period of 180 days after the Exchange Offer has been consummated, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

         Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer". In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

         Holders who tender Outstanding Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes may not rely upon the Exxon Capital Holdings Corp., the Morgan Stanley & Co. Inc. or similar no-action letters.

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                  LEGAL MATTERS

         Certain legal matters regarding the validity of the Exchange Notes offered hereby and the United States federal income tax consequences of the Exchange Offer will be passed upon for the Company by Shearman & Sterling. Certain matters of Netherlands corporate law will be passed upon for the Company by Stibbe Simont Monahan Duhot, Amsterdam, The Netherlands.


                              INDEPENDENT AUDITORS

         The financial statements of VersaTel as of December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997 included in this Prospectus, have been audited by Arthur Andersen, independent auditors, as set forth in their report appearing elsewhere herein.


                              AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement on Form F-4 under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such financial information includes annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year. The Registration Statement, as well as such other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company will file periodic reports and other filings with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, which will be publicly available through the Commission's site on the Internet's World Wide Web located at http://www.sec.com. The Company will also make such reports available to prospective purchasers of the Exchange Notes, securities analysts and broker-dealers upon their request. The Company will also make available such reports at the office of the paying agent in Luxembourg when the Notes are listed on the Luxembourg Stock Exchange. As a foreign private issuer, the Company is exempt from certain provisions of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and relating to short-swing profits reporting and liability.

                           GENERAL LISTING INFORMATION

Listing

         Application will be made to list the Exchange Notes on the Luxembourg Stock Exchange. The Articles of Association of the Company and the legal notice relating to the issue of the Notes will be deposited prior to the listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the Exchange Notes are listed on the Luxembourg Stock Exchange, an Agent for making payments on, and transfers of, the Exchange Notes will be maintained in Luxembourg.

Comments

         The Company has obtained all necessary consents, approvals and authorizations in connection with the issue of the Notes. The issue of the Notes was authorized by resolutions of the Supervisory Board on the Company passed on December 3, 1998.

No Material Change

         Except as disclosed in this Prospectus, there has been no material change in the financial position of the Company since September 30, 1998 and no material adverse change in the financial position or prospects of the Company since September 30, 1998.

Litigation

         The Company is not involved in any litigation or arbitration proceedings which relate to claims or amounts which are material in the context of the issue of the Notes or that may have, or have had during the 12 months preceding the date of this Prospectus, a material adverse effect on the financial position of the Company, nor, so far as any of them is aware, is any such proceeding pending or threatened.

Auditors

         The consolidated accounts of the Company for the two years ended December 31, 1997 have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and have been audited by Arthur Andersen in accordance with U.S. GAAP. The unaudited consolidated interim accounts for the nine months ended September 30, 1997 and 1998 were prepared in accordance with U.S. GAAP. Arthur Andersen has given and not withdrawn its written consent to the issue of this Prospectus with the inclusion in it of their report in the form and context in which it is included.

Documents Available

         Copies of the following documents may be inspected at the specified office of the Paying and Transfer Agent in Luxembourg.

         o        Articles of Association of the Company;

         o        the Registration  Rights Agreement relating to the Outstanding
                  Notes;

         o the Indenture relating to the Notes (which includes the form of the Note certificates); and

         o        the Escrow Agreement.

         In addition, copies of the most recent consolidated financial statements of the Company for the preceding financial year, and any interim quarterly financial statements published by the Company, will be available at the specified office of the Paying and Transfer Agent in Luxembourg for as long as the Exchange Notes are listed on the Luxembourg Stock Exchange.

Clearing Systems

         The CUSIP number for the Notes distributed pursuant to Rule 144A represented by the 144A Global Note is 925301 FO 7. The CUSIP number for the Notes distributed pursuant to Regulation S is N 93195 AD 2. The CUSIP number for the Exchange Notes is 925301 AG 8.

Notices

         All notices shall be deemed to have been given upon (i) the mailing by first class mail, postage prepaid, of such notices to Holders of the Notes at their registered addresses as recorded in the Register; and (ii) so long as the Exchange Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders of the Notes in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each Business Day in morning editions, whether or not is shall be published in Saturday, Sunday or holiday editions.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page

Report of Independent Public Accountants................................................................. F-2
Balance Sheets as of December 31, 1996 and 1997.......................................................... F-3
Statements of Operations for the Years Ended December 31, 1996 and 1997.................................. F-4
Statements of Shareholders' Equity for the Years Ended December 31, 1996 and 1997........................ F-5
Statements of Cash Flows for the Years Ended December 31, 1996 and 1997.................................. F-6
Notes to Financial Statements............................................................................ F-7
Balance Sheets as of September 30, 1997 and 1998......................................................... F-15
Statements of Operations for the Nine Month Periods Ended September 30, 1997 and 1998.................... F-16
Statements of Cash Flows for the Nine Month Periods Ended September 30, 1997 and 1998.................... F-17
Notes to Interim Financial Statements.................................................................... F-18










                                       F-1




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To VersaTel Telecom B.V.

         We have audited the balance sheets as of December 31, 1996 and 1997 of VERSATEL TELECOM B.V. and the statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in The Netherlands which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VersaTel Telecom
B.V. as of December 31, 1996 and 1997 and the result of its operations and its cash flows for the years then ended, in conformity with United States generally accepted accounting principles.

ARTHUR ANDERSEN

Amsterdam, The Netherlands
May 20, 1998










                                       F-2




                              VERSATEL TELECOM B.V.

                                 BALANCE SHEETS
                           December 31, 1996 and 1997


                                                                                           1996               1997
                                                                                          ------             ------
                                                                                           NLG                NLG
                                       ASSETS
Current Assets:
  Cash..........................................................................         4,290,119          1,345,981
  Current portion of restricted cash............................................           100,000             75,980
  Accounts receivable, net of allowance for doubtful accounts of
     NLG 30,000 and NLG 65,000, respectively....................................         1,209,224          1,804,373
  Inventory.....................................................................           135,411            417,572
  Prepaid expenses and other....................................................            32,472          1,995,251
                                                                                      ------------       ------------
     Total current assets.......................................................         5,767,226          5,639,157
                                                                                        ----------       ------------
Restricted Cash, net of current portion.........................................            53,157             72,932
                                                                                      ------------     --------------
Property and Equipment, net.....................................................         2,339,550         13,619,207
                                                                                        ----------        -----------
          Total assets..........................................................         8,159,933         19,331,296
                                                                                        ==========        ===========
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..............................................................         1,957,993         20,674,434
  Due to related parties........................................................           217,987            248,525
  Accrued liabilities...........................................................         1,652,704          7,690,886
  Current portion of deferred income............................................                --             98,434
  Current portion of capital lease obligations..................................           252,895            278,661
                                                                                       -----------        -----------
     Total current liabilities..................................................         4,081,579         28,990,940
                                                                                       -----------        -----------
Deferred Income, net of current portion.........................................                --            341,648
                                                                                       -----------        -----------
Capital Lease Obligations, net of current portion...............................           327,013            107,813
                                                                                       -----------        -----------
Subordinated Convertible Shareholder Loans......................................         3,605,000          8,105,000
                                                                                       -----------        -----------
Shareholders' Equity:...........................................................
  Ordinary Shares, NLG 0.10 par value, 44,550,000 shares
     authorized, 8,910,000 issued and outstanding at December 31,
     1996 and 9,579,643 issued and outstanding at December 31,
     1997.......................................................................           891,000            957,964
  Additional paid-in capital....................................................         4,603,975          6,037,011
  Accumulated deficit...........................................................        (5,348,634)       (25,209,080)
                                                                                        ----------        -----------
     Total shareholders' equity.................................................           146,341        (18,214,105)
                                                                                       -----------        -----------
          Total liabilities and shareholders' equity............................         8,159,933         19,331,296
                                                                                        ==========        ===========

                    The accompanying notes are an integral part of these financial statements.

                              VERSATEL TELECOM B.V.

                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1996 and 1997


                                                          1996            1997
                                                         ------          -----
                                                           NLG             NLG

OPERATING REVENUES                                     6,428,178     18,895,766
OPERATING EXPENSES:
  Cost of Revenues, excluding depreciation...........  4,953,829     17,405,302
  Selling, general and administrative................  5,485,159     17,526,930
  Depreciation.......................................    453,165      3,236,784
                                                      ----------    -----------
     Total operating expenses........................ 10,892,153     38,169,016
                                                      ----------    -----------
          Operating loss............................. (4,463,975)   (19,273,250)
                                                      ----------    -----------
OTHER INCOME (EXPENSES):
  Foreign currency exchange losses, net..............         --        (52,618)
  Interest income....................................      3,980         20,686
  Interest expense-- third parties...................    (24,584)       (41,283)
  Interest expense-- related parties.................   (248,882)      (513,981)
                                                      ----------    -----------
                                                        (269,486)      (587,196)
          Net loss................................... (4,733,461)   (19,860,446)
                                                      ==========    ===========
NET LOSS PER SHARE (Basic and Diluted)...............     (0.95)          (2.20)
  Weighted average number of shares outstanding......  5,004,247      9,042,094

                    The accompanying notes are an integral part of these financial statements.

                              VERSATEL TELECOM B.V.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 For the Years Ended December 31, 1996 and 1997


                                              Number
                                                of
                                              shares           Ordinary         Additional        Accumulated
                                            outstanding         shares           capital            deficit            Total
                                            -----------         --------        ---------         ----------       ----------
                                                                 NLG               NLG                NLG               NLG
Balance at December 31, 1995...........       4,950,000          495,000               --           (615,173)        (120,173)
  Shareholder contributions............       3,960,000          396,000        4,603,975                 --        4,999,975
  Net loss.............................                               --               --         (4,733,461)      (4,733,461)
                                              ---------          -------        ---------         ----------      -----------
Balance, December 31, 1996.............       8,910,000          891,000        4,603,975         (5,348,634)         146,341
  Shareholder contributions............         669,643           66,964        1,433,036                 --        1,500,000
  Net loss.............................                               --               --        (19,860,446)     (19,860,446)
                                              ---------          -------        ---------        -----------      -----------
Balance, December 31, 1997.............       9,579,643          957,964        6,037,011        (25,209,080)     (18,214,105)
                                              =========          =======        =========        ===========      ===========

                    The accompanying notes are an integral part of these financial statements.

                              VERSATEL TELECOM B.V.

                        STATEMENTS OF CASH FLOWS For The
                     Years Ended December 31, 1996 and 1997


                                                                                             1996              1997
                                                                                            ------            -----
                                                                                             NLG               NLG
Cash Flows from Operating Activities:
  Net loss.........................................................................       (4,733,461)       (19,860,446)
  Adjustments to reconcile net loss to net cash used in operating activities --
     Depreciation..................................................................          453,165          3,236,784
     Restricted cash...............................................................               --              4,245
     Deferred income...............................................................               --            440,082
  Changes in other operating assets and liabilities
     Accounts receivable...........................................................       (1,157,287)          (595,149)
     Inventory.....................................................................         (113,595)          (282,161)
     Prepaid expenses and other....................................................          329,947          1,962,779)
     Accounts payable..............................................................        1,753,825         18,716,441
     Due to related parties........................................................          217,987             30,538
     Accrued liabilities...........................................................        1,530,958          6,038,182
                                                                                         -----------        -----------
          Net cash provided by (used in) operating activities......................       (1,718,461)         5,765,737
                                                                                         -----------        -----------
Cash Flows from Investing Activities:
  Capital expenditures.............................................................       (2,569,171)       (14,516,441)
                                                                                         -----------       ------------
Cash Flows from Financing Activities:
  Proceeds (redemptions) from capital lease obligations............................          421,284           (193,434)
  Proceeds from subordinated convertible shareholder loans.........................        3,150,000          4,500,000
  Shareholder contributions........................................................        4,999,975          1,500,000
                                                                                         -----------       ------------
          Net cash provided by financing activities................................        8,571,259          5,806,566
                                                                                         -----------       ------------
Net Increase (Decrease) in Cash....................................................        4,283,627         (2,944,138)
Cash, beginning of the year........................................................            6,492          4,290,119
                                                                                         -----------       ------------
Cash, end of the year..............................................................        4,290,119          1,345,981
                                                                                         ===========       ============
Supplemental Disclosures of Cash Flow Information:
  Cash paid for --
     Interest (net of amounts capitalized).........................................           96,189            510,208
     Income taxes..................................................................               --                 --

                    The accompanying notes are an integral part of these financial statements.

                              VERSATEL TELECOM B.V.

                          NOTES TO FINANCIAL STATEMENTS

1.       General

         VersaTel Telecom B.V. ("VersaTel" or the "Company"), incorporated in Amsterdam on October 10, 1995, provides international and national telecommunication services in The Netherlands.

2.       Financial Condition and Operations

         For the year ended December 31, 1997, the Company had a loss from operating activities of NLG 19,273,250 and negative working capital of NLG 23,351,783 at December 31, 1997. In addition, the Company had an accumulated deficit of NLG 25,209,080 as of December 31, 1997. The Company expects to incur operating losses and net losses for the foreseeable future as it incurs additional costs associated with the development and expansion of the Company's network, the expansion of its marketing and sales organization and the introduction of new telecommunications services. In addition, prices in the telecommunications industry in Europe have declined in recent years and, as competition continues to increase, the Company expects that prices will continue to decline. Management of the Company believes that the Company will be able to borrow additional financing in order to develop its network, thereby increasing its traffic volume. Also, management believes that it is able to reduce the cost of providing telecommunication services, commensurate with the decline of the prices. To sustain its current level of operations and fund its negative working capital requirements as of December 31, 1997, management has obtained necessary financial support commitments from certain of its existing shareholders to enable it to continue its operations through December 31, 1998. See also Note
19. (Subsequent events.)

3.       Significant Accounting Principles

(a)      Basis of Financial Statements

         The Company maintains its accounts under Dutch tax and corporate regulations and has made certain out-of- book memorandum adjustments to these records presenting the accompanying financial statements in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

(b)      Use of Estimates

         The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)      Foreign Currency Transactions

         The Company's functional currency is the Dutch guilder. Transactions involving other currencies are converted into Dutch guilders using the exchange rates which are in effect at the time of the transactions.

         At the balance sheet date, monetary assets and liabilities which are denominated in other currencies are adjusted to reflect the current exchange rates. Gains or losses resulting from foreign currency remeasurements are reflected in the accompanying statements of operations. In 1996, these gains or losses were not material.

(d)      Inventory

         Inventory, consisting primarily of dialers to be installed at customer locations, is stated at the lower of cost (first-in, first-out) or market value. Dialers installed at customer locations remain the Company's property and are capitalized under property and equipment as telephony equipment and are depreciated on a straight-line basis in 2 or 3 years. The cost of installing these dialers at customer locations is also capitalized and amortized over the lifetime of the dialers.

(e)      Pensions and Post Retirement Benefits

         Effective January 1, 1996, the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits." Under this Statement certain disclosures should be made related to pensions and post retirement benefits. The Company has no pension plan or other post retirement benefit and an analysis made by management indicated that no additional disclosure is required.

(f)      Advertising Expenses

         Advertising costs are expensed as incurred.

         The expenses related to direct-mail and other marketing methods are expensed when incurred and included in the advertising expenses.

(g)      Recognition of Operating Revenues and Cost of Revenues

         Operating revenues are recognized when the service is rendered. Cost of revenues is recorded in the same period as the revenues are recorded. In order to properly match the cost of revenues with the associated revenues, these costs are accrued in the balance sheet under accrued liabilities.

         Origination costs billed directly to customers by the PTT (applicable in the case of the DISA code) are not included in the revenues of the Company. The Company does reimburse these costs to its customers by means of a credit to the customer's account. This credit is recorded as cost of revenues.

         The cost of telecommunication usage charged by the third party carriers to the Company in connection with the telecommunication services rendered by the Company to its customers, as well as other telecommunication costs, including leased lines, are included in cost of revenues.

         The Company did not incur any material upfront expenses in concluding inter connection and national and international carriers agreements. All expenses incurred on an ongoing basis as a result of these agreements are expensed as incurred.

         The expenses incurred as a result of obtaining licenses are expensed as incurred.

(h)      Statement of Financial Accounting Standards ("SFAS") No. 131

         "Disclosures about Segments of an Enterprise and Related Information" has been issued and is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires certain disclosures about business segments of an enterprise, if applicable. The adoption of SFAS No. 131 is not expected to have a significant effect on the Company's financial statements or disclosures.

4.       Restricted Cash

         Restricted cash balances of NLG 153,157 and NLG 148,912 at December 31, 1996 and 1997, respectively, include mainly amounts restricted in connection with bank guarantees given to lessors of the Company's buildings.

         The restriction on cash terminates upon cancellation of the lease agreements for the respective buildings. One of the leases will be terminated in 1998, and the restricted balance related to this lease of NLG 75,980 has been classified under current assets. The remaining leases, which have restricted balances of NLG 72,932, will terminate in 2001.

5.       Prepaid Expenses and Other

         Included in this caption as of December 31, 1997 is an amount of NLG 1,563,644 related to Tax on Value Added.

6.       Property and Equipment

         Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful life of the related asset. Property and equipment operated by the Company under a capital lease agreement are capitalized.

         Listed below are the major classes of property and equipment and their estimated useful lives in years as of December 31, 1996 and 1997:



                                          Useful Life       1996         1997
                                          -----------      ------       ------
                                                             NLG          NLG

Leasehold improvements..................          5         40,050       911,092
Telecommunications equipment............       2-10      2,375,755    14,749,839
Other...................................        3-5        388,173     1,546,392
                                                       -----------   -----------
  Property and equipment................                 2,803,978    17,207,323
  Less: Accumulated depreciation........                   464,428     3,588,116
                                                       -----------   -----------
  Property and equipment, net...........                 2,339,550    13,619,207
                                                       ===========   ===========

         Presented under deferred income is cash received in connection with the sublease by the company of part of its building. The received amount is released to the income statement over the period of the sublease.

         The short-term portion of the deferred income is presented under short-term liabilities.

7.       Long-Lived Assets

         Effective January 1, 1996 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In accordance with SFAS No. 121, long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the years ended December 31, 1996 and 1997 the Company's analyses indicated that there was not an impairment of its long-lived assets.

8.       Accrued Liabilities

         The accrued liabilities per December 31, 1997 and 1996 are built up as follows:


                                                         1996           1997
                                                       ---------      ---------
                                                         NLG             NLG
Accrued traffic cost..............................     4,733,579        905,569
Other (all individually under 5%).................     2,957,307        747,135
                                                       ---------      ---------
                                                       7,690,886      1,652,704
                                                       =========      =========

9.       Capital Lease Obligations

         The Company entered into a master lease agreement with a finance company to lease certain telecommunications and EDP equipment. Commitments for minimum rentals under non-cancellable leases at the end of 1997 are as follows:


                                                              Capitalized Leases
                                                              ------------------
    1998...................................................          NLG 298,167
    1999...................................................               80,433
    2000...................................................               20,315
    2001...................................................               23,761
    2002...................................................                3,997
                                                                     -----------
    Total minimum lease payments...........................              426,673
    Less amount representing interest......................               40,199
                                                                     -----------
    Present value of net minimum lease payments,
      including current maturities of NLG 278,661..........          NLG 386,474
                                                                     ===========

         Property, plant and equipment at year-end include the following amounts for capitalized leases:


                                                       1997          1996
                                                      ------------   -----------
Telecommunications equipment.......................    NLG 819,840   NLG 770,000
Other..............................................         27,860            --
                                                       -----------   -----------
                                                           847,700       770,000
Less allowances for depreciation...................        461,226       190,092
                                                       -----------   -----------
                                                       NLG 386,474   NLG 579,908

10.      Subordinated Convertible Shareholder Loans

         The Company had subordinated convertible shareholder loans with outstanding balances of NLG 3,605,000 at December 31, 1996 and NLG 8,105,000 at December 31, 1997. The loans bear interest at a rate of 10.0% per annum. The loans will be repaid in quarterly installments, commencing September 30, 1998 to June 30, 2001. The Company's creditors are entitled to convert NLG 3,605,000 of the subordinated convertible shareholder loans to Ordinary Shares at a rate of NLG 7.69 per share of the outstanding principal amount in the following situations:

         o        Default on interest payments or repayments;

         o Sale by the Company of (all or a portion of) the operating activities, without the consent of the creditor;

         o        Bankruptcy or voluntary termination of the Company.
         The subordinated convertible shareholder loan obtained during 1997 of which NLG 4,500,000 was outstanding as at December 31, 1997, can be converted by the creditor at a rate of NLG 3.36, of the outstanding principal amount at any time during the period between December 1, 1997 and June 20, 1998. Any unpaid amounts as at June 20, 1998 will be automatically converted into Ordinary Shares at the rate of NLG 3.36 per share.

         The subordinated convertible shareholder loans have been converted into Ordinary Shares subsequent to December 31, 1997. See Note 19. (Subsequent Events.)

11.      Net Loss Per Share

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, "Earnings per Share" ("SFAS 128"). The Company adopted SFAS 128 for the year ended December 31, 1997. SFAS 128 replaced the primary earnings per share calculation with a basic earnings per share calculation and modified the calculation of diluted earnings per share. Adoption of SFAS 128 did not affect the calculation of net loss per share for the Company. Diluted net loss per share is calculated by dividing net loss by the weighted average number of shares outstanding and dilutive stocks outstanding, calculated under the treasury stock method. Because the Company has operating losses since inception, options are anti-dilutive.

12.      Employee Benefit Plans

(a)      1997 Stock Option Plan

         In December 1996, the shareholders approved the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant of options to certain key employees of the Company to purchase depositary receipts issued for Ordinary Shares of the Company. Under the 1997 Plan, no options may be granted with an expiration date of more than five years after the granting of the option. The options will be granted for free with an exercise price to be determined in the particular grant of the option.

         The option holder is not entitled to retain any depositary receipts received by the option holder as a result of the exercise of its option. Upon exercise of its option by the option holder, the option holder is required to offer the depositary receipts received by it to the Company or to another party designated by the Company, at the Purchase Price (as defined in the 1997 Plan). Unless otherwise specified in the particular grant of the option, the Purchase Price will be the fair market value of the Ordinary Shares minus a penalty discount. The 1997 Plan contains provisions in the event of a dispute regarding the fair market value of the Ordinary Shares. The penalty discount, if any, is determined by the length of employment of the particular option holder.

         Pursuant to the Shareholders' Agreement, Telecom Founders, Cromwilld and NeSBIC must make available the shares underlying the depositary receipts to be issued under the 1997 Plan.

         As of May 20, 1998, 199,000 options to purchase 199,000 depositary receipts had been granted under the 1997 Plan and the Company does not intend to grant any more options under the 1997 Plan.

         The Company accounts for the 1997 Plan under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for stock options awarded under these plans been determined consistent with FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                                        1997
                                                                    ------------
                                                                        NLG
    Net Loss:...................................... As reported     (19,860,446)
                                                    Pro forma       (19,886,957)
    Net loss per share (basic and diluted):........ As reported           (2.20)
                                                    Pro forma             (2.20)

         Of the 199,000 options outstanding at December 31, 1997, 149,500 have exercise and weighted average exercise prices of NLG 1.26 and a weighted average remaining contract life of 4.5 years. All of these options are exercisable. Of the remaining 49,500 options outstanding at December 31, 1997, 49,500 have exercise and weighted average exercise prices of NLG 0.59 and a weighted average remaining contract life of 4.0 years. All of these options are exercisable.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for fiscal 1997: risk free rate of 5.75%; expected dividend yield of 0.00%; expected life of 5 years; and expected volatility of 0.00%.

         The fair value of the depository receipts at the date of the grant equals the exercise price of the options granted under the 1997 Stock Option Plan.

(b)      1998 Stock Option Plan

         In March 1998, the shareholders approved the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the grant of options to employees to purchase depositary receipts issued for Ordinary Shares of the Company. The option period will commence at the date of the grant and will last five years. The option exercise price shall be the economic value of the depositary receipt at the date of the grant of the option. The 1998 Plan contains specific provisions for the determination of the economic value of the depositary receipts.

         The option holder is not entitled to retain any depositary receipts received by the option holder as a result of the exercise of its option. Upon exercise of its option by the option holder, the option holder is required to offer the depositary receipts received by it, within one year after the end of the option period, to the Company or to another party designated by the Company, at a purchase price equal to the economic value of the depositary receipts.

         As of May 20, 1998, 2,175,000 options to purchase 2,175,000 have been granted under the 1998 Plan and the Company estimates to grant a total of 2,500,000 options to purchase 2,500,000 depositary receipts under the 1998 Plan.

         The fair value of the depository receipts at the date of the grant equals the exercise price of the options granted under the 1998 Stock Option Plan. This value was based on recent transactions conducted on an at arm's length basis, with third parties becoming shareholders.

         The depositary receipts issued under both the 1997 Plan and the 1998 Plan will be administered by the Stichting Administratiekantoor VersaTel.

13.      Taxes

         The Company had income tax carry-forwards of NLG 1,872,022 at December 31, 1996 and NLG 8,193,178 at December 31, 1997, which may be utilized to reduce future income taxes payable.

         The income tax carry-forwards do not expire and can be utilized indefinitely under Netherlands tax legislation. A valuation allowance has been established for the entire amount of the Net Operating Loss carry-forwards due to the uncertainty of its recoverability.

         There were no significant temporary differences which gave rise to deferred tax assets and liabilities at December 31, 1996 or 1997.

14.      Advertising Expenses

         The total amount of advertising expenses was NLG 3,743,285 for the year ended December 31, 1997. The comparable expenses for the year ended December 31, 1996 amounted to NLG 1,589,815.

15.      Related Party Transactions

         At December 31, 1996 and 1997, the Company had various accounts payable to and accruals outstanding relating to related parties. These relate mainly to interest payable on the subordinated convertible shareholder loans of approximately NLG 174,000 and NLG 199,000 at December 31, 1996 and 1997.

16.      Credit Facilities

         The Company maintains a credit facility under which it can borrow up to NLG 100,000. As of December 31, 1996 and 1997, no amounts were outstanding under this credit facility.

17.      Rent and Operating Lease Commitments

         Future minimum commitments in connection with rent and other operating lease agreements are as follows at December 31, 1997:


         1998..................................................    NLG 1,828,000
         1999..................................................        1,461,000
         2000..................................................        1,331,000
         2001..................................................          371,000
         2002..................................................            4,000

         Rent and operating lease expenses amounted to approximately NLG 271,000 in 1996 and NLG 585,000 in 1997.

18.      Financial Instruments

         SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments whether or not recognized in the balance sheet. The carrying amounts reported in the consolidated balance sheets for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments. The carrying amount of the Company's borrowings under the long-term debt agreements approximates fair value as the interest rates on these long term debts approximates the current market interest rates.

19.      Subsequent Events

         Subsequent to December 31, 1997 the Company received additional shareholder contributions of NLG 35,000,000. Furthermore, subordinated convertible shareholder loans were converted into common stock for a total amount of NLG 8,105,000.

                       VERSATEL TELECOM INTERNATIONAL N.V.

                                 BALANCE SHEETS
                           September 30, 1997 and 1998
                                   (Unaudited)


                                                                       1997              1998
                                                                      ------            ------
                                                                       NLG               NLG
                                ASSETS
Current Assets:
  Cash..........................................................       1,757,990        239,647,819
  Current portion of restricted cash............................          13,825                 --
  Accounts receivable, net of allowance for doubtful accounts...       2,150,661          5,898,552
  Inventory.....................................................         518,435          1,128,695
  Prepaid expenses and other....................................       2,563,956          3,307,981
                                                                    ------------        -----------
     Total current assets.......................................       7,004,867        249,983,047
                                                                    ------------        -----------
Restricted Cash, net of current portion.........................              --        155,517,867
                                                                    ------------        -----------
Capitalized finance costs, net..................................              --         19,333,330
                                                                    ------------        -----------
Property and Equipment, net.....................................       6,339,057         23,161,261
                                                                    ------------        -----------
Construction in progress........................................              --         10,406,731
                                                                    ------------        -----------
Goodwill........................................................              --          1,477,582
                                                                    ------------        -----------
     Total assets...............................................      13,343,924        459,879,818
                                                                    ============        ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..............................................      11,590,947         11,443,960
  Due to related parties........................................              --                 --
  Accrued liabilities...........................................       4,952,252         34,924,226
  Current portion of deferred income............................              --            157,003
  Current portion of capital lease obligations..................         274,644            325,346
                                                                   -------------        -----------
     Total current liabilities..................................      16,817,843         46,850,535
                                                                   -------------        -----------
Deferred Income, net of current portion.........................              --                 --
                                                                   -------------        -----------
Capital Lease Obligations, net of current portion...............         179,002                 --
                                                                   -------------        -----------
Subordinated Convertible Shareholder Loans......................       5,605,000                 --
                                                                   -------------        -----------
Long Term Debt (131/4% Senior Notes).............................             --        422,539,286
                                                                   -------------        -----------
Shareholders' Equity:
  Ordinary Shares, NLG 0.10 par value, 44,550,000 shares
authorized,
     8,910,000 issued and outstanding at September 30, 1997 and          891,000          1,942,741
     19,427,405 issued and outstanding at September 30, 1998....
  Additional paid-in capital....................................       4,603,975         50,786,536
  Warrants......................................................              --          3,341,000
  Accumulated deficit...........................................     (14,752,896)       (65,580,280)
                                                                   -------------        -----------
     Total shareholders' equity.................................      (9,257,921)        (9,510,003)
                                                                   -------------        -----------
     Total liabilities and shareholders' equity.................      13,343,924        459,879,818
                                                                   =============        ===========

                       VERSATEL TELECOM INTERNATIONAL N.V.

                        STATEMENTS OF OPERATIONS For the
              Nine Month Periods Ended September 30, 1997 and 1998
                                   (Unaudited)


                                                                                        1997                  1998
                                                                                   ------------           -----------
                                                                                        NLG                   NLG
OPERATING REVENUES........................................................           14,262,632            25,880,335
OPERATING EXPENSES:
  Cost of revenues, excluding depreciation and amortization                          11,169,554            21,120,277
  Selling, general and administrative.....................................           10,929,293            30,001,986
  Depreciation and amortization...........................................            1,238,377             4,913,693
                                                                                   ------------           -----------
     Total operating expenses.............................................           23,337,224            56,035,956
                                                                                   ------------           -----------
     Operating loss.......................................................           (9,074,592)          (30,155,621)
                                                                                   ------------           -----------
OTHER INCOME (EXPENSES):
  Currency exchange gain..................................................                    6             4,747,232
  Interest income.........................................................               20,686             8,143,802
  Interest expense--third parties.........................................              (34,424)          (20,296,407)
  Interest expense--related parties.......................................             (315,939)           (2,810,398)
                                                                                   ------------           -----------
                                                                                       (329,671)          (10,215,771)
                                                                                   ------------           -----------
     Net loss.............................................................           (9,404,263)          (40,371,392)
                                                                                   ============           ===========
NET LOSS PER SHARE (Basic and Diluted)....................................                (1.06)                (2.65)
Weighted average number of shares outstanding.............................            8,910,000            15,247,579

                       VERSATEL TELECOM INTERNATIONAL N.V.

                            STATEMENTS OF CASH FLOWS
          For the Nine Month Periods Ended September 30, 1997 and 1998
                                   (Unaudited)


                                                                                     1997                    1998
                                                                                    ------                  -----
                                                                                      NLG                     NLG

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................................            (9,404,263)            (40,371,392)
  Adjustments to reconcile net loss to net cash used in operating activities --
     Depreciation and amortization.....................................             1,238,377               4,913,693
     Restricted cash...................................................               139,332            (155,368,955)
     Deferred income...................................................                    --                (283,079)
     Currency translation adjustment...................................                    --                     192
  Changes in other operating assets and liabilities
     Accounts receivable...............................................              (941,437)             (4,094,179)
     Inventory.........................................................              (383,024)               (711,123)
     Prepaid expenses and other........................................            (2,531,483)             (1,312,730)
     Accounts payable..................................................             9,632,954              (9,230,474)
     Due to related parties............................................              (217,987)               (248,525)
     Accrued liabilities...............................................             3,299,548              27,233,340
                                                                                 ------------           -------------
          Net cash provided by (used in) operating activities..........               832,017            (179,473,232)
                                                                                 ------------           -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................................            (5,237,884)            (24,075,808)
                                                                                 ------------           -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (redemptions) from capital lease obligations................              (126,262)                (61,128)
  Proceeds from subordinated convertible shareholder loans.............             2,000,000              (8,105,000)
  Finance costs, net...................................................                    --             (20,000,000)
  Proceeds from senior notes...........................................                    --             422,539,286
  Shareholder contributions............................................                    --              49,075,302
  Goodwill paid on acquisition.........................................                    --              (1,597,582)
                                                                                 ------------           -------------
          Net cash provided by financing activities....................             1,873,738             441,850,878
                                                                                 ------------           -------------
NET INCREASE (DECREASE) IN CASH........................................            (2,532,129)            238,301,838
CASH, beginning of the year............................................             4,290,119               1,345,981
                                                                                 ------------           -------------
CASH, end of the year..................................................             1,757,990             239,647,819
                                                                                 ============           =============

            VERSATEL TELECOM INTERNATIONAL N.V. AND ITS SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                    As of September 30, 1998 and for the Nine
                 Month Periods Ended September 30, 1997 and 1998
                    (All Amounts Expressed in Dutch Guilders)

1.       Financial Presentation and Disclosures

         In the opinion of management, the accompanying unaudited condensed consolidated financial statements of VersaTel Telecom International N.V., formerly known as VersaTel Telecom B.V., and its wholly-owned subsidiaries (the "Company") have been prepared in conformity with US generally accepted accounting principles ("US GAAP") and contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company's consolidated financial position as of September 30, 1998, and the results of operations and cash flows for the three months and nine months ended September 30, 1997 and 1998.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the Company's 1997 audited financial statements and the notes related thereto. The results of operations for the nine months period ended September 30, 1998 may not be indicative of the operating results for the full year.

         As of September 30, 1998, the Company wholly-owned the following subsidiaries:

         -- VersaTel Telecom Europe B.V.
         -- VersaTel Telecom Netherlands B.V.
         -- VersaTel Telecom Belgium N.V.
         -- Bizztel Telematica B.V.

         All intercompany assets, liabilities and transactions have been eliminated in consolidation.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured as its fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

                  SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and can not be applied retroactively. The Company has not yet quantified the impacts of adopting SFAS No. 133 on the financial statements and have not determined the timing of or method of our adoption of SFAS No. 133.

2.       Financial Condition and Operations

         For the year ended December 31, 1997, the Company had a loss from operating activities of NLG 19,273,250 and negative working capital of NLG 23,351,783 at December 31, 1997. For the nine-month period ended September 30, 1998, the loss from operating activities amounted to NLG 40,371,392 and the positive working capital at September 30, 1998 amounted to NLG 203,132,512. In addition, the Company had an accumulated deficit of NLG 25,209,080 as of December 31, 1997 and of NLG 65,580,280 as of September 30, 1998. The Company expects to incur operating losses and net losses for the foreseeable future as it incurs additional costs associated with the development and expansion of the Company's network, the expansion of its marketing and sales organization and the introduction of new telecommunications services. In addition, prices in the telecommunications industry in Europe have declined in recent years and, as competition continues to increase, the Company expects that prices will continue to decline. Management of the Company believes that the Company will be able to borrow additional financing in order to develop its network and by that increasing traffic volume. Also, management believes that it is able to reduce the cost of providing telecommunication services, commensurate with the decline of the prices. To sustain its current and future level of operations the Company issued a private debt offering with gross proceeds of US$225,000,000 on May 20, 1998 repayable in 2008. The private debt offering consists of 13 1/4% senior notes due 2008 and warrants to purchase 1,500,000 Ordinary Shares of the Company. The costs in connection with the private debt offering of NLG 20.0 million have been capitalized and are being amortized over the duration of the underlying offering (10 years).

3.       Recapitalization

         To increase the equity of the Company by means of the conversion of subordinated debt and cash contribution by its shareholders, the Company has completed the following four part Recapitalization.

         In February 1998, NeSBIC converted its NLG 4.5 million bridge loan into Ordinary Shares of the Company. In addition, Telecom Founders and NeSBIC invested an additional NLG 7.2 million in equity capital in the Company which was formally contributed on April 17, 1998. In addition, NeSBIC and Cromwilld converted their subordinated convertible notes totaling NLG 3.6 million into Ordinary Shares of the Company in April 1998. The third component included a new equity investment by Paribas of NLG 12.8 million. In May 1998, NeSBIC, Telecom Founders, Paribas and NPM have invested an additional NLG 15.0 million in equity capital. Accordingly, the invested equity in the Company has increased from NLG
7.0 million to NLG 50.1 million.

         The conversion price of NLG 3.36 per share used for the conversion of the 1996 and 1997 loans was approved in separate shareholder resolutions, dated March 2, 1998 and September 30, 1997, respectively.

         The estimated fair value at the date of the extinguishment of the shareholder loans amounted to NLG 4.45 per share, which represented the price paid by an unrelated party on April 8, 1998 for the Company's ordinary shares. As the conversion took place very shortly thereafter on April 17, 1998, the price paid by the new shareholder was deemed to be fair value on the date of extinguishment.

         Cromwilld, one of the shareholders of the Company, has objected to the above Recapitalization. Based upon advice from the Company's legal counsel, the impact of this objection is considered to be remote.

4.       Construction in Progress

         The company continues to build out its network and is securing rights of way for the Benelux Overlay Network. The resulting assets as of September 30, 1998 have been recorded at cost under the caption "Construction in progress." Reference is also made to Note 6.

5.       Acquisition

         On May 29, 1998 and August 10, 1998, the Company acquired the shares of Bizztel Telematica B.V. ("Bizztel") in two phases. The figures of Bizztel are included in the financial statements as of September 30, 1998. The key figures of Bizztel as included in the financial statements of VersaTel as of September 30, 1998 of VersaTel are sales of NLG 176,000, total assets NLG 311,000, total equity of NLG (679,256) and net loss for the period of NLG (213,502).

         The Company applied the purchase accounting method. The goodwill, being the difference between the purchase price amounting to NLG 1,131,827 in total and the net asset value as of acquisition date, is being capitalized and amortized in 5 years.

         Since the impact on the revenues, net income and earnings per share data on the consolidated Company figures is not material, pro forma figures have been omitted.

6.       Commitments Not Reflected in the Balance Sheet

         Commitments in connection to the roll-out of the Company's network, not yet recorded on the balance sheet, amount to approximately NLG 36 million as of September 30, 1998. Reference is also made to Note 4.

7.       Subsequent Event

         In November 1998 the Company acquired CSNet Group. The key figures of CSNet Group as of July 31, 1998 are summarized as follows: sales NLG 2,023,000, total assets NLG 1,491,000, and net income for the period ended July 31, 1998 NLG 173,000.

                                                                         ANNEX A

                                    GLOSSARY

         Access costs -- The costs paid by long distance carriers to the local telephone companies for accessing the local networks of the local telephone companies to originate and terminate long distance calls.

         ADM (Add-drop multiplexer) -- A multiplexer which controls cross connect between individual circuits by software, permitting dynamic cross connect of individual 64 kbps circuits within an El line.

         Bandwidth -- The range of frequencies that can be passed through a medium, such as glass fibers, without distortion. The greater the bandwidth, the greater the information-carrying capacity of such medium. For fiber optic transmission, electronic transmitting devices determine the bandwidth, not the fibers themselves. Bandwidth is measured in Hertz (analog) or Bits Per Second (digital).

         Bps -- Bits per second; the basic measuring unit of speed in a digital transmission system; the number of bits that a transmission facility can convey between a sending location and a receiving location in one second.

         Carrier pre-selection -- The ability of end users to select the long distance or international operator of their choice prior to the time their calls are made.

         Carrier selection -- The ability of end users to select on a call-by-call basis the long distance or international operator of their choice.

         Closed user group -- A group of customers with some affiliation with one another and which are treated for regulatory purposes as not being the public.

         Dark fiber -- Fiber that lacks the requisite electronic and optronic equipment necessary to use the fiber for transmission.

         Facilities-based carrier -- A company that owns or leases its international network facilities including undersea fiber optic cables and switching facilities rather than reselling time provided by another facilities-based carrier.

         Fiber-optic cable -- The medium of choice for the telecommunications industry. Fiber is immune to electrical interferences and environmental factors that affect copper wiring and satellite transmission. Fiber-optic technology involves sending laser light pulses across glass strands in order to transmit digital information. A strand of fiber-optic cable is as thick as a human hair yet has more bandwidth capacity than a copper wire the width of a telephone pole.

         Interconnect -- Connection of a telecommunications device or service to the PSTN.

          ISDN -- Integrated Services Digital Network; switched network providing end-to-end digital connectivity for simultaneous transmission of voice and/or data over multiple multiplexed communications channels and employing transmission and out-of-band signaling protocols that conform to internationally-defined standards.

         Local loop -- That portion of the local telephone network that connects the customer's premises to the local exchange provider's central office or switching center. This includes all the facilities starting from the customer premise interface which connects to the inside wiring and equipment at the customer premise to a terminating point within the switching wire center.

         Mbps -- Megabits per second, a measurement of speed for digital signal transmission expressed in millions of bits per second.

         NOC -- Network operations center.

         Nodes -- Locations within the network housing electronic equipment and/or switches which serve as intermediate connection points to send and receive transmission signals.

         Number Portability -- The ability of end users to keep their number when changing operators.

         PBX (Private Branch Exchange) -- A switching system within an office building that allows calls from outside to be routed directly to the individual instead of through a central number. A PBX also allows for calling within an office by way of four-digit extensions.

         POP (Points of Presence) -- Switches owned or leased by an interexchange carrier that is located near a local exchange carrier's switch and that enables the interexchange carrier to access the local exchange carrier's customers and/or services.

         PSTN (Public Switched Telephone Network) -- A telephone network which is accessible by the public through private lines, wireless systems and pay phones.

         PTT (Postal, Telephone and Telegraph Company) -- The dominant carrier or carriers in each Member State of the EU, until recently, often, but not always, government-owned or protected.

         Reseller -- A carrier that does not operate its own transmission facilities (although it may own its own switches or other equipment), but obtains communications services from another carrier for resale to the public for profit.

         SDH (Synchronous Digital Hierarchy) -- SDH is a set of standards for optical communications transmission systems that define optical rates and formats, signal characteristics, performance, management and maintenance information to be embedded within the signals and the multiplexing techniques to be employed in optical communications transmission systems. SDH facilitates the interoperability of dissimilar vendors' equipment and benefits customers by minimizing the equipment necessary for telecommunications applications. SDH also improves the reliability of the local loop connecting customers' premises to the local exchange provider, historically one of the weakest links in the service delivery.

         Switch -- A sophisticated computer that accepts instructions from a caller in the form of a telephone number. Like an address on an envelope, the numbers tell the switch where to route the call. The switch opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users. Switches allow telecommunications service providers to connect calls directly to their destination, while providing advanced features and recording connection information for future billing.

         Traffic -- A generic term that includes any and all calls, messages and data sent and received by means of telecommunications.

         WDM (Wavelength Division Multiplexing) -- A multiplexing technique allowing multiple different signals to be carried simultaneously on a fiber by allocating resources according to frequency on non-overlapping frequency bands.

                    PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY

                       VersaTel Telecom International N.V.
                                 Paalbergweg 36
                           1105 BV Amsterdam-Zuidoost
                                 The Netherlands




                              INDEPENDENT AUDITORS

                                 Arthur Andersen
                             Prof. W.H. Keesomlaan 8
                               1183 DJ Amstelveen
                                 The Netherlands




                                 LEGAL ADVISERS

       As to U.S. Law                                     As to Dutch Law
     Shearman & Sterling                            Stibbe Simont Monahan Duhot
    599 Lexington Avenue                                Strawinskylaan 2001
New York, New York 10022-6069                            1077 ZZ Amsterdam
                                                          The Netherlands




             TRUSTEE, REGISTRAR, PRINCIPAL PAYING AND TRANSFER AGENT

                     United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003




                    LISTING AGENT, PAYING AND TRANSFER AGENT

                        Kredietbank, S.A. Luxembourgeoise
                               43, Boulevard Royal
                                L-2955 Luxembourg

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this Exchange Offer other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                                           Page


Summary                                                                       1
Service of Process and Enforceability of Civil Liabilities                   15
Disclosure Regarding Forward-Looking Statements                              15
Presentation of Information                                                  16
Risk Factors                                                                 17
Use of Proceeds                                                              26
The Exchange Offer                                                           26
Exchange Rate Information                                                    34
Capitalization                                                               35
Selected Financial and Other Data                                            36
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                                        38
Business                                                                     47
Management                                                                   61
Security Ownership of Principal Shareholders and Management                  66
Certain Relationships and Related Transactions                               67
Description of Certain Indebtedness                                          69
Description of the Exchange Notes                                            70
Certain Tax Considerations                                                  101
Plan of Distribution                                                        106
Legal Matters                                                               107
Independent Auditors                                                        107
Available Information                                                       107
General Listing Information                                                 108
Index to Financial Statements                                               F-1
Glossary                                                                    A-1

                                    VERSATEL
                                     TELECOM
                               INTERNATIONAL N.V.


                                Offer to Exchange
                          13 1/4% Senior Notes due 2008
                               for all Outstanding
                          13 1/4% Senior Notes due 2008



















                                   PROSPECTUS



                                ___________, 1999

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.                   Indemnification of Directors and Officers

         Netherlands law does not prohibit indemnification of directors, employees and agents of corporations. The Company is in the process of obtaining liability insurance for its directors, employees and agents. Under Netherlands law, the legal reasonableness and fairness test means that such indemnity cannot be relied on where the individual has been grossly negligent, fraudulent or dishonest.

Item 21.          Exhibits and Financial Statement Schedules
      (a)  Exhibits
 3.1*  --  Deed of Incorporation and Articles of Association (as amended) of the
           Company
 4.1 -- Form of Outstanding Note for the Registrant's 13.25% Senior Notes (contained in Indenture filed as Exhibit 4.3)
 4.2 -- Form of Exchange Note for the Registrant's 13.25% Senior Notes (contained in Indenture filed as Exhibit 4.3)
 4.3 -- Indenture, dated December 3, 1998, between the Company and United States Trust Company of New York, as Trustee
 4.4 -- The Registration Rights Agreement, dated December 3, 1998, between the Company and Initial Purchasers
 4.5 -- Escrow Agreement, dated December 3, 1998, between the Company and United States Trust Company of New York as Trustee and Escrow Agent
 5.1 -- Opinion of Shearman & Sterling regarding the legality of the securities being registered
 5.2 -- Opinion of Stibbe Simont Monahan Duhot regarding the legality of the securities being registered
 8.1   --  Opinion of Shearman & Sterling regarding tax matters
10.1*  --  Indenture, dated May 27, 1998, between the Company and United States
           Trust Company of New York, as Trustee
10.2*  --  Escrow Agreement, dated May 27, 1998, between the Company and United
           States Trust Company of New York as Trustee and Escrow Agent
12.1   --  Statements re computation of earnings to fixed charges
21.1   --  List of subsidiaries
23.1   --  Consent of Shearman & Sterling (included as part of Exhibit 5.1)
23.2   --  Consent of Arthur Andersen
23.3   --  Consent of Stibbe Simont Monahan Duhot (included as part of
           Exhibit 5.2)
24.1   --  Power of Attorney (included on the signature pages of this
           Registration Statement)
25.1   --  Statement of Eligibility of United States Trust Company of New York,
           Trustee
99.1   --  Form of Letter of Transmittal
99.2   --  Form of Notice of Guaranteed Delivery

-----------------
* Previously filed as an exhibit to the Company's Registration Statement on Form F-4 (File Number 333-59979) initially filed with the Securities and Exchange Commission on July 27, 1998 and incorporated herein by reference.

         (b)      Financial Statement Schedules
         (1)      Financial Statements

         The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

         (2)      Schedules

         The financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

Item 22.                   Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers for sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs(1)(i) and(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by ss. 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirement of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, State of The Netherlands, on the 12th day of January, 1999.

                                        VersaTel Telecom International N.V.


                                        By:  /s/ R. GARY MESCH
                                             -----------------------------------
                                             R. Gary Mesch
                                             Managing Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of January, 1999. Each person whose signature appears below hereby authorizes R. Gary Mesch and Raj Raithatha and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of R. Gary Mesch and Raj Raithatha and each of them, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with any exhibits thereto and other documents in connection therewith.


         Signature                             Title
         ---------                             -----
      /s/ R. GARY MESCH              Managing Director (principal executive
--------------------------------
       R. Gary Mesch                 officer)

      /s/ RAJ RAITHATHA              Chief Financial Officer (principal
--------------------------------
       Raj Raithatha                 financial and accounting officer)

/s/ LEOPOLD W.A.M. VAN DOORNE        Supervisory Director
--------------------------------
 Leopold W.A.M. van Doorne

                                     Supervisor Director
--------------------------------
       Denis O'Brien

      /s/ HANS WACKWITZ              Supervisory Director
--------------------------------
       Hans Wackwitz

      /s/ JAMES MEADOWS              Supervisory Director
--------------------------------
       James Meadows

                            AUTHORIZED REPRESENTATIVE

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned in the capacity indicated on the 12th day of January, 1999.


           Name                                    Capacity
           ----                                    --------
   /s/ DONALD J. PUGLISI            Managing Director of Puglisi & Associates
--------------------------------
     Donald J. Puglisi

                                INDEX TO EXHIBITS


Exhibit No.                        Description
-----------                        -----------

 3.1*  --   Deed of Incorporation and Articles of Association (as amended) of the Company
 4.1   --   Form of Outstanding Note for the Registrant's 13.25% Senior Notes
            (contained in Indenture filed as Exhibit 4.3)
 4.2   --   Form of Exchange Note for the Registrant's 13.25% Senior Notes
            (contained in Indenture filed as Exhibit 4.3)
 4.3   --   Indenture, dated December 3, 1998, between the Company and United
            States Trust Company of New York, as Trustee
 4.4   --   The Registration Rights Agreement, dated December 3, 1998, between the Company and the Initial Purchasers
 4.5   --   Escrow Agreement, dated December 3, 1998, between the Company and
            United States Trust Company of New York as Trustee and Escrow Agent
 5.1   --   Opinion of Shearman & Sterling regarding the legality of the securities being registered
 5.2   --   Opinion of Stibbe Simont Monahan Duhot regarding the legality of the securities being registered
 8.1   --   Opinion of Shearman & Sterling regarding tax matters
10.1*  --   Indenture, dated May 27, 1998, between the Company and United States
            Trust Company of New York, as Trustee
10.2*  --   Escrow Agreement, dated May 27, 1998, between the Company and United
            States Trust Company of New York as Trustee and Escrow Agent
12.1   --   Statements re computation of earnings to fixed charges
21.1   --   List of subsidiaries
23.1   --   Consent of Shearman & Sterling (included as part of Exhibit 5.1)
23.2   --   Consent of Arthur Andersen
23.3   --   Consent of Stibbe Simont Monahan Duhot (included as part of
            Exhibit 5.2)
24.1   --   Power of Attorney (included on the signature pages of this
            Registration Statement)
25.1   --   Statement of Eligibility of United States Trust Company of New York,
            Trustee
99.1   --   Form of Letter of Transmittal
99.2   --   Form of Notice of Guaranteed Delivery

-----------------
* Previously filed as an exhibit to the Company's Registration Statement on Form F-4 (File Number 333-59979) initially filed with the Securities and Exchange Commission on July 27, 1998 and incorporated herein by reference.